Exhibit 99.1

Share Sale Agreement

Dated 14 February 2006

Wesfarmers Limited (ABN 28 008 984 049) (“Wesfarmers”)

Wesfarmers Railroad Holdings Pty Ltd (ABN 64 008 705 986) (“WRH”, a Seller)

Genesee & Wyoming, Inc. (“Genesee & Wyoming”)

GWI Holdings Pty Ltd (ABN 37 094 819 806) (“GWI”, a Seller)

Babcock & Brown WA Rail Pty Ltd (ACN 118 144 960) (“Buyer”)

QRNational West Pty Ltd (ACN 118 274 776) (“QR”)

Australia Southern Railroad Pty Ltd (ABN 17 079 444 296) (“ASR”)

Australia Western Railroad Pty Ltd (ABN 39 094 792 275) (“AWR”)

Australian Railroad Group Pty Ltd (ABN 68 080 579 308) (“Company”)

Mallesons Stephen Jaques

Level 10

Central Park

152 St George’s Terrace

Perth WA 6000

Australia

T +61 8 9269 7000

F +61 8 9269 7999

DX 210 Perth

www.mallesons.com

03-5124-0222

8233557_20

Share Sale Agreement

Contents

1	Sale and purchase of Shares	5

2	Deposit	6

3	Conditions Precedent	6

4	Pre-Completion restructuring	13

5	Completion	15

6	Continuing arrangements for South Australia	19

7	Payments	23

8	Conduct of business pending Completion	30

9	Events to occur after Completion	35

10	Warranties	36

11	Limitations of Liability	39

12	Adjustment for Tax Liability	45

13	Buyer’s and QR’s warranties	51

14	Default	52

15	Confidential Information and Access to Information	53

16	Guarantee of Sellers’ Obligations	55

17	Announcements	57

18	Costs, Duty and GST	58

19	Restrictive covenant	59

20	Notices	63

21	Miscellaneous	63

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22	Governing law, jurisdiction and service of process	67

23	Counterparts	67

24	Interpretation	67

Schedule 1 - Share capital of the Company		84
Schedule 2 - Subsidiaries		85
Schedule 3 - Form of directors release		87
Schedule 4 - Warranties		93
Schedule 5 - Customer Contracts		93
Schedule 6 - Separation Transactions		93
Schedule 7 - SA/NT Charge		93
Schedule 8 - Pre-Completion Asset Transfers		93
Schedule 9 - Term Sheet for Other South Australian Arrangements		93
Schedule 10 - Term Sheet for Appointment of Operator - Dry Creek South Site		93
Schedule 11 - Term sheet for Sub-lease of Part - Dry Creek South Site - Railway Operations		93
Schedule 12 - Term Sheet for Transitional Services Agreement		93
Schedule 13 - Term Sheet for Right of First Refusal – Assets		93
Schedule 14 - Term Sheet for Right of First Refusal - Shares in SA/NT Buyer		93
Schedule 15 - Term Sheet for Parkeston lease		93
Annexure A - Audited Accounts and Last Accounts
Annexure B - Statement of Adjustments
Annexure C - Agreed Capex Budget
Annexure D - Auditor’s Certificates
Annexure E - Business Trademarks
Annexure F - Equipment List
Annexure G - Dry Creek North Photograph
Annexure H - Dry Creek South Photograph
Annexure I - Rolling Stock
Annexure J - Deed of Indemnity (SA/NT Subsidiaries)
Annexure K - Deed of Indemnity (Buyer entities)
Annexure L - Deed of Indemnity (QR entities)
Annexure M - Salary Review Plan
Annexure N – SA Employees Entitlements

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Share Sale Agreement

Details

Interpretation – Definitions are at the end of the General terms

Parties	Wesfarmers, Genesee & Wyoming, Sellers, Buyer, QR, ASR, AWR and Company

Wesfarmers	Name	Wesfarmers Limited
	ABN	28 008 984 049
	Incorporated in	Commonwealth of Australia
	Address	Level 11, Wesfarmers House, 40 The Esplanade, Perth, Western Australia, 6000
	Telephone	(08) 9327 4228
	Fax	(08) 9327 4290
	Attention	The Company Secretary

Genesee & Wyoming	Name	Genesee & Wyoming, Inc.
	ABN	N/A
	Incorporated in	Delaware, United States of America
	Address	66 Field Point Road, Greenwich, Connecticut, United States of America
	Telephone	203-629-3722
	Fax	203-661-4106
	Attention	General Counsel

WRH (a Seller)	Name	Wesfarmers Railroad Holdings Pty Ltd
	ABN	64 008 705 986
	Incorporated in	Commonwealth of Australia
	Address	Level 11, Wesfarmers House, 40 The Esplanade, Perth, Western Australia, 6000
	Telephone	(08) 9327 4228
	Fax	(08) 9327 4290
	Attention	The Company Secretary

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GWI (a Seller)	Name	GWI Holdings Pty Ltd
	ABN	37 094 819 806
	Incorporated in	Commonwealth of Australia
	Address	66 Field Point Road, Greenwich, Connecticut, United States of America
	Telephone	203-629-3722
	Fax	203-661-4106
	Attention	General Counsel

Buyer	Name	Babcock & Brown WA Rail Pty Ltd
	ACN	118 144 960
	Incorporated in	Commonwealth of Australia
	Address	Level 39, The Chifley Tower, 2 Chifley Square, Sydney NSW 2000
	Telephone	(02) 9229 1800
	Fax	(02) 9223 2904
	Attention	General Counsel

QR	Name	QRNational West Pty Ltd
	ACN	118 274 776
	Incorporated in	Commonwealth of Australia
	Address	Level 14, Rail Centre 1, 305 Edward Street, Brisbane QLD 4000
	Telephone	(07) 3235 5407
	Fax	(07) 3235 2188
	Attention	Lisa Swenson

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ASR	Name	Australia Southern Railroad Pty Ltd
	ABN	17 079 444 296
	Incorporated in	Commonwealth of Australia
	Address	Level 11, Wesfarmers House, 40 The Esplanade, Perth, Western Australia, 6000
	Telephone	(08) 9327 4228
	Fax	(08) 9327 4290
	Attention	The Company Secretary

AWR	Name	Australia Western Railroad Pty Ltd
	ABN	39 094 792 275
	Incorporated in	Commonwealth of Australia
	Address	Level 11, Wesfarmers House, 40 The Esplanade, Perth, Western Australia, 6000
	Telephone	(08) 9327 4228
	Fax	(08) 9327 4290
	Attention	The Company Secretary

Company	Name	Australian Railroad Group Pty Ltd
	ABN	68 080 579 308
	Incorporated in	Commonwealth of Australia
	Address	Level 11, Wesfarmers House, 40 The Esplanade, Perth, Western Australia, 6000
	Telephone	(08) 9327 4228
	Fax	(08) 9327 4290
	Attention	The Company Secretary

Recitals	A Australian Railroad Group Pty Ltd (ABN 68 080 579 308) is a company incorporated in Australia with its registered office at Level 11, 40 The Esplanade, Perth, Western Australia.

B The Company has an issued share capital as set out in Schedule 1.

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C         Each of the Sellers is the registered holder and beneficial owner of the shares in the capital of the Company corresponding to its name in Schedule 1, and together the Sellers hold all of the shares in the capital of the Company.

D The Sellers are wholly owned subsidiaries of Wesfarmers and Genesee & Wyoming respectively.

E The Sellers have agreed to sell to the Buyer, and the Buyer has agreed to buy from the Sellers, the Shares on the terms of this agreement.

F The Sellers have agreed to procure the transfer to themselves of certain companies and for those companies to enter into certain arrangements as set out in this agreement.

Governing law	Western Australia

Date of agreement	See Signing page

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Share Sale Agreement

General terms

1	Sale and purchase of Shares

1.1	Sale and purchase

Each Seller agrees to sell to the Buyer the shares in the capital of the Company which correspond to the Seller’s name in Schedule 1, and the Buyer agrees to buy such shares from each Seller, on the terms and conditions of this agreement.

1.2	Free from Encumbrance

The Shares must be transferred free from any Encumbrance and with all rights, including dividend rights, attached or accruing to them on and from the date of this agreement.

1.3	Title and property

Each party acknowledges and agrees that title to and property in the Shares:

(a)	remains solely with the Sellers until Completion; and

(b)	subject to the provisions of this agreement passes to the Buyer with effect on and from Completion.

1.4	Multiple Sellers

In this agreement, unless the contrary intention appears or the context requires otherwise:

(a)	(Shares) references to “Shares” means, in relation to each Seller, the shares in the capital of the Company corresponding to that Seller’s name in Schedule 1;

(b)	(simultaneous completion) the Buyer is not obliged to Complete unless each Seller Completes simultaneously and each Seller is not obliged to Complete unless the other Seller Completes simultaneously;

(c)	(waiver of pre-emption rights) each Seller waives in favour of the Buyer any pre-emption or other rights which it has now or might otherwise have in respect of any of the Shares held by the other Seller;

(d)	(liability) without limiting any other provision of this agreement, the liability of each Seller under this agreement is individual only (and is not joint and individual) in the proportions equal to the Respective Proportions of the Sellers; and

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(e)	(payments) any payment to be made by the Buyer to the Sellers will be paid to each Seller in amounts equal to its Respective Proportion of the relevant payment, or as otherwise agreed between them.

2	Deposit

Immediately upon execution of this agreement:

(a)	the Buyer will pay the Buyer Deposit; and

(b)	QR will pay the QR Deposit,

to the Stakeholder. The Stakeholder will hold the Buyer Deposit on trust for the Sellers and the Buyer, will hold the QR Deposit on trust for the Sellers and QR and will deal with the Buyer Deposit and the QR Deposit in accordance with this agreement. The Stakeholder will deposit the Buyer Deposit and the QR Deposit in an interest bearing deposit account (at call) with National Australia Bank, 255 George Street, Sydney. Neither the Buyer Deposit nor the QR Deposit will be refundable by the Sellers and neither the Buyer nor QR will be entitled to raise any deduction, set-off or other claim against the Sellers in relation to the Buyer Deposit or, as the case may be, the QR Deposit in any circumstances, other than in accordance with this agreement.

3	Conditions Precedent

3.1	Conditions Precedent

Completion is conditional on:

(a)	(Government Consents) the Government Consents being obtained;

(b)	(Buyer FIRB approval) either:

(i)	the Treasurer (or his delegate) providing written advice with or without conditions (provided any such conditions are reasonably satisfactory to the Buyer) that there are no objections under Australia’s foreign investment policy to the proposed acquisition by the Buyer of the Shares; or

(ii)	following notice of the proposed acquisition of the Shares having been given by the Buyer to the Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth), the Treasurer ceases to be empowered to make any order under Part II of the Act because of lapse of time;

(c)	(SA/NT Buyer FIRB approval) either:

(i)	the Treasurer (or his delegate) providing written advice with or without conditions (provided any such conditions are reasonably satisfactory to the Sellers) that there are no objections under Australia’s foreign investment policy to the proposed acquisition of the SA/NT Sale Shares contemplated by clause 4.2; or

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(ii)	following notice of the proposed acquisition of the SA/NT Sale Shares having been given to the Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth), the Treasurer ceases to be empowered to make any order under Part II of the Act because of lapse of time;

(d)	(ACCC approval) the ACCC advises that:

(i)	it does not intend to oppose any of the proposed acquisition of the Shares, the proposed acquisition of the SA/NT Sale Shares and the proposed acquisition of the shares in AWR and Australian Railroad Group Employment Pty Ltd; or

(ii)	it does not intend to oppose any of the proposed acquisition of the Shares, the proposed acquisition of the SA/NT Sale Shares and the proposed acquisition of the shares in AWR and Australian Railroad Group Employment Pty Ltd, subject to any undertakings offered by the Buyer, the SA/NT Buyer or (as the case may be) QR which are reasonably acceptable to the parties; or

(iii)	the Buyer is granted clearance or authorisation from the ACCC or the Australian Competition Tribunal under Part VII of the Trade Practices Act to acquire the Shares, the SA/NT Buyer is granted such clearance or authorisation to acquire the SA/NT Sale Shares and QR is granted such clearance or authorisation to acquire the shares in AWR and Australian Railroad Group Employment Pty Ltd and no application for review of any such clearance or authorisation is made within the period prescribed by that Act;

(e)	completion of the transactions referred to in clause 4;

(f)	finalisation and execution of each of the agreements referred to in clause 6.2;

(g)	the Director General (or his delegate) under the Rail Safety Act (WA) in respect of WestNet Rail Pty Ltd:

(i)	providing written advice that no action will be taken under Part 2 of the Rail Safety Act (WA) to either suspend or cancel the Existing Accreditation of WestNet Rail Pty Ltd because of the acquisition of the Shares by the Buyer; or

(ii)	granting new Accreditation to WestNet Rail Pty Ltd as an Owner in respect of the period following Completion, with such conditions as may lawfully be imposed under section 14 of the Rail Safety Act (WA) provided that no such condition is a Materially Adverse Condition; or

(iii)	granting variations to WestNet Rail Pty Ltd’s Existing Accreditation under section 17 of the Rail Safety Act (WA) to

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take effect following Completion, provided that no such variation involves the imposition of a Materially Adverse Condition;

(h)	the Director General (or his delegate) under the Rail Safety Act (WA) in respect of AWR:

(i)	providing written advice that no action will be taken under Part 2 of the Rail Safety Act (WA) to either suspend or cancel the Existing Accreditation of AWR because of the acquisition of the Shares by the Buyer or the acquisition of shares in AWR by QR under the Separation Transactions; or

(ii)	granting new Accreditation to AWR as an Operator in respect of the period following Completion, with such conditions as may lawfully be imposed under section 14 of the Rail Safety Act (WA) provided that no such condition is a Materially Adverse Condition; or

(iii)	granting variations to AWR’s Existing Accreditation under section 17 of the Rail Safety Act (WA) to take effect following the acquisition of AWR by QR under the Separation Transactions, provided that no such variation involves the imposition of a Materially Adverse Condition;

(i)	the Director General (or his delegate) under the Rail Safety Act (SA) in respect of ASR:

(i)	providing written advice that no action will be taken under Part 2 of the Rail Safety Act (SA) to either suspend or cancel the Existing Accreditation of ASR because of the acquisition of the SA/NT Shares by the SA/NT Buyer; or

(ii)	granting new Accreditation to ASR as an Operator in respect of the period following Completion, with such conditions as may lawfully be imposed under section 14 of the Rail Safety Act (SA) provided that no such condition is a Materially Adverse Condition; or

(iii)	granting variations to ASR’s Existing Accreditation under section 17 of the Rail Safety Act (SA) to take effect following the acquisition of the SA/NT Shares by the SA/NT Buyer, provided that no such variation involves the imposition of a Materially Adverse Condition; and

(j)	the Director General (or his delegate) under the Rail Safety Act (SA) granting new Accreditation to AWR or a related entity of AWR as an Operator in respect of the Melbourne to Adelaide service, with such conditions as may lawfully be imposed under section 14 of the Rail Safety Act (SA) provided that no such condition is a Materially Adverse Condition.

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3.2	Materially Adverse Condition

A Materially Adverse Condition for the purposes of this clause 3 is any condition which:

(a)	is of a nature or extent that could not be reasonably expected by an experienced railway operator or owner to be imposed; and

(b)	will have a material adverse impact on the relevant Retained Group Businesses or, as the case may be, the business of ASR.

3.3	Fulfilment of conditions

(a)	Without limiting any other provision of this agreement but subject to clause 3.7, the Buyer, QR and the Sellers must do all things reasonably necessary (including using reasonable endeavours to procure the performance of any third party) to obtain satisfaction of the Conditions Precedent.

(b)	Without limiting this clause 3.3, each party acknowledges and agrees that (in addition to the specific obligations referred to in this clause 3.3) it will use all reasonable endeavours not to take any action or steps (other than those it is reasonably required to take) within its power or control which would or would be likely to prevent or hinder satisfaction of any of the Conditions Precedent.

(c)	The parties must keep each other informed of (i) any circumstances which may result in any Condition Precedent not being satisfied in accordance with its terms; and (ii) satisfaction of a Condition Precedent when it is so satisfied.

(d)	The Buyer will use its best endeavours to obtain the satisfaction of the Condition Precedent in clause 3.1(g), QR will use its best endeavours to obtain the satisfaction of the Conditions Precedent in clauses 3.1(h) and (j) and the Sellers will use their best endeavours to obtain the satisfaction of the Condition Precedent in clause 3.1(i). Without limitation the best endeavours obligation will include (to the extent required to satisfy the Conditions Precedent in clauses 3.1(g) to 3.1(j) (as applicable) and to the extent that none of the resulting conditions is a Materially Adverse Condition):

(i)	agreeing to such systems, procedures and documentation as may be lawfully required by the Director General for the purposes of Part 2 of the Rail Safety Act (WA) or, as the case may be, Part 2 of the Rail Safety Act (SA);

(ii)	in respect of AWR, QR providing a guarantee or alternative arrangements lawfully required by the Director General in relation to AWR in lieu of the guarantee currently provided by the Group;

(iii)	in respect of WestNet Rail Pty Ltd, the Buyer providing a guarantee as may be lawfully required by the Director General in respect of the liabilities of WestNet Rail Pty Ltd;

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(iv)	in respect of ASR, Genesee & Wyoming providing a guarantee as may be lawfully required by the Director General in respect of the liabilities of ASR;

(v)	satisfying the lawful requirements of the Director General in relation to insurance arrangements to cover risks expected to be encountered in the course of operations in Western Australia or, as the case may be, South Australia;

(vi)	documenting and adopting a rail safety management plan in replacement of the ARG Group Co-operation Agreement – Rail Safety Management Plan dated 13 December 2000;

(vii)	engaging appropriate external advisers; and

(viii)	settling with the Director General the identities of responsible personnel for the purposes of the Rail Safety Act (WA) or, as the case may be, the Rail Safety Act (SA), and agreeing to engage responsible personnel required by the Director General.

3.4	Benefit, waiver and deemed satisfaction

(a)	The Conditions Precedent referred to in clauses 3.1(a), (d), (e), (f), (g), (h), (i) and (j) and 3.8 are inserted for the benefit of the Buyer, QR and the Sellers and may only be waived by all of them jointly at or before Completion.

(b)	The Conditions Precedent referred to in clauses 3.1(b) and (c) are inserted for the benefit of the Buyer and the Sellers and may only be waived by all of them jointly at or before Completion.

(c)	A Condition Precedent referred to in clauses 3.1(g) to (j) will be deemed to have been satisfied if prior to Completion the Director General (or his delegate) advises the Sellers (in the case of the Conditions Precedent in clause 3.1(g), (h) or (j)) or the Buyer (in the case of the Condition Precedent in clause 3.1(i)) in writing to the effect that he (or she) will be unable prior to 28 April 2006 (or, if a New Satisfaction Date has been notified in accordance with clause 3.6, that later date) to provide any of the advice, accreditations or variations referred to in clause 3.1(g), (h), (i) or (j) (as applicable) because the Buyer, QR or the Sellers (or any of their Related Parties) (respectively) have:

(i)	not provided information and co-operation lawfully and reasonably requested by the Director General (or his delegate); or

(ii)	failed to agree any condition requested by the Director General (or his delegate) which can be lawfully imposed under Part 2 of the Rail Safety Act or, as the case may be, under Part 2 of the Rail Safety Act (SA) on any Accreditation, other than a Materially Adverse Condition.

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3.5	Termination

Without limiting and in addition to clause 14:

(a)	if any of the Conditions Precedent are not fulfilled or waived (in accordance with clause 3.4) on or before 28 April 2006 (or such later date as may be determined in accordance with clause 3.6) then this agreement may be terminated by either the Sellers (provided that the Sellers have complied with clause 3.3) or the Buyer (provided that the Buyer has complied with clause 3.3) giving notice to the other;

(b)	if any event, matter or circumstance occurs or arises which renders any one or more of the Conditions Precedent (other than any Condition Precedent which has been waived in accordance with clause 3.4) incapable of satisfaction then this agreement may be terminated by either the Sellers (provided that the Sellers have complied with clause 3.3) or the Buyer (provided that the Buyer has complied with clause 3.3) giving notice to the other;

(c)	if the Sellers commit a material breach of this agreement prior to Completion and such breach is not capable of being remedied prior to Completion or is capable of being remedied but is not remedied prior to 28 April 2006 (or, if a New Satisfaction Date has been notified in accordance with clause 3.6, that later date), then this agreement may be terminated by the Buyer giving notice to the Sellers; and

(d)	if the Buyer commits a material breach of this agreement prior to Completion and such breach is not capable of being remedied prior to Completion or is capable of being remedied but is not remedied prior to 28 April 2006 (or, if a New Satisfaction Date has been notified in accordance with clause 3.6, that later date), then this agreement may be terminated prior to Completion by the Sellers giving notice to the Buyer.

3.6	Extension of Completion Date

(a)	If on or before Wednesday, 26 April 2006, the Conditions Precedent have not been satisfied (or waived in accordance with clause 3.4), then either the Sellers or the Buyer may extend the date by which the Conditions Precedent must be satisfied (or waived in accordance with clause 3.4) to a Business Day (the “New Satisfaction Date”) no later than Wednesday, 31 May 2006 by notice to the other.

(b)	If the date by which the Conditions Precedent must be satisfied or waived (in accordance with clause 3.4) has been extended in accordance with clause 3.6(a) and the Conditions Precedent have not been satisfied (or waived in accordance with clause 3.4) by the date falling two Business Days before the New Satisfaction Date, then either the Sellers or the Buyer may extend the New Satisfaction Date to a Business Day no later than Friday, 30 June 2006 by notice to the other. For the avoidance of doubt, the New Satisfaction Date may be extended pursuant to this clause 3.6(b) on more than one occasion, provided that the New Satisfaction Date shall not fall after Friday, 30 June 2006.

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3.7	Effect of termination

(a)	If this agreement is terminated under clause 3.5, 10.7 or 14 then, in addition to any other rights, powers or remedies provided by law:

(i)	each party is released from its obligations under this agreement other than in relation to clauses 15, 17.1 and 18;

(ii)	each party retains the rights it has against any other party in respect of any breach or Claim that has arisen before termination;

(iii)	subject to sub-clause 3.7(a)(iv), the Buyer and QR must destroy and must procure that each of their Related Entities destroys (and must provide evidence to the reasonable satisfaction of the Sellers that it has done so) all documents and other materials in any medium in its possession, power or control which have been (a) provided to them or their advisers by or on behalf of the Sellers or any member of the Group, or (b) created by them or their advisers, and in each case which contain any information relating to the Group, the Business or the businesses of the SA/NT Subsidiaries, including the Records and, including for the avoidance of doubt, all documents or other materials in the possession of any of their officers, employees, agents or advisers (the “Information”); and

(iv)	notwithstanding sub-clause 3.7(a)(iii):

(A)	the Buyer and QR may retain in their files copies of the Information to the extent:

(aa)	required by, or to comply with, any applicable law, legislation, order or notice of any court, tribunal or governmental body, prudential requirement or stock exchange listing requirement;

(ab)	necessary for the Buyer or, as the case may be, QR to take action in respect of this agreement or to defend itself in any proceeding brought against it or its officers, employees, agents or advisers; or

(ac)	the Information forms part of any board papers or accompanying memoranda submitted to, or the subject of presentations at, meetings of the board of directors of the Buyer or, as the case may be, QR or any minutes of meetings of the board of directors of the Buyer or, as the case may be, QR; and

(B)	any professional advisers to the Buyer or QR may retain in their files such copies of the Information as are reasonably necessary to support any advice given

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to the Buyer or, as the case may be, QR or as required to comply with any professional standards or ethical requirements.

(b)	If this agreement is terminated and at the date of termination any Condition Precedent has not been satisfied (or waived in accordance with clause 3.4), or if this agreement is terminated by the Buyer under clause 3.5(c) or 10.7, the Buyer, QR and the Sellers shall jointly instruct the Stakeholder in writing to pay:

(i)	the full amount of the Buyer Deposit paid under clause 2 to the Buyer without reduction or set off of any kind together with any net interest earned on the Buyer Deposit; and

(ii)	the full amount of the QR Deposit paid under clause 2 to QR without reduction or set off of any kind together with any net interest earned on the QR Deposit.

3.8	Condition precedent to formation of agreement

Clauses 1, 4 and 5 and the obligation in clause 6.2 to execute formal agreements for the matters set out in clause 6.1 do not become binding on the parties and are of no force or effect unless and until this agreement and the actions contemplated by it have been approved by the necessary majority at a meeting of the shareholders of each Group Member and the Buyer. If a condition precedent in this clause 3.8 is not satisfied by 28 April 2006 (or, if a New Satisfaction Date has been notified in accordance with clause 3.6, that later date) then the Sellers may terminate this agreement and the Buyer, QR and the Sellers shall jointly instruct the Stakeholder to pay the Buyer Deposit to the Sellers in equal shares and to pay the QR Deposit to QR. The Sellers and the Buyer agree to use best endeavours to obtain the approvals contemplated by this clause 3.8 and will do so such that the relevant meetings of shareholders of each Group Member and the Buyer are held at the same time.

4	Pre-Completion restructuring

4.1	Order of transactions

(a)	The Sellers shall procure that, no later than the date falling five Business Days before the end of the calendar month prior to Completion (and therefore prior to the Final Accounts Date), certain assets will be transferred between Group Members, and certain other matters will be effected, as set out in schedule 8. The parties acknowledge that Annexure I identifies the rolling stock which is intended, immediately following Completion, to be owned by ASR.

(b)	The Sellers shall procure that, prior to Completion but following the Final Accounts Date, the following transactions shall take place in the order set out below:

(i)	ASR shall grant a Sub-lease of Part - Dry Creek South Site - Railway Operations to AWR as contemplated by clause 6;

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(ii)	ASR shall grant a lease of the Parkeston Property to AWR on the terms of the Term Sheet set out in schedule 15 or (subject to agreement between the parties) transfer the Parkeston Property to AWR;

(iii)	all relevant SA/NT Subsidiaries will make payments as contemplated by clause 8.5(a);

(iv)	the release and forgiveness of all intra-group balances between each SA/NT Subsidiary and each Retained Group Member; and

(v)	the transfer of the SA/NT Sale Shares as contemplated by clause 4.2.

4.2	Transfer of shares in SA/NT Sale Companies

(a)	The Sellers shall procure that, prior to Completion and in accordance with clause 4.1, the Company shall transfer the SA/NT Sale Shares to a company to be incorporated and owned by the Sellers (the “SA/NT Buyer”) against delivery to the Company of:

(i)	a promissory note in an amount of $40,000,000 duly executed by the SA/NT Buyer in favour of the Company (the “SA/NT Promissory Note”); and

(ii)	a promissory note in an amount of $300,000 duly executed by the SA/NT Buyer in favour of the Company.

(b)	The SA/NT Sale Shares must be transferred with all rights, including dividend rights, attached or accruing to them on and from the date of transfer of such shares. Except for the obligation to transfer the SA/NT Sale Shares free of Encumbrances and to the fullest extent permitted by law, neither the Company or the Buyer gives any warranties and representations, whether express, implied, written, oral, collateral, statutory or otherwise, in respect of the transfer of the SA/NT Sale Shares.

(c)	The Buyer shall be responsible for satisfying the conditions precedent (other than to the extent that any such condition precedent requires matters to be undertaken by the Sellers at, or the Company prior to, Completion, and the Buyer shall bear any reasonable third party costs incurred by the Sellers or the Company in respect of such matters) to the consent letter issued by the financiers funding the refinancing of the Retained Group from Completion, which consent letter consents to:

(i)	the release of ASR from its liabilities and obligations as a guarantor under the Common Terms Deed dated 3 December 2003 between (amongst others) the Company and ANZ Capel Court Limited;

(ii)	the SA/NT Charge being released and discharged to the extent that it constitutes security over assets of any one or more of the SA/NT Subsidiaries; and

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(iii)	ASR being released from its obligations under the Tripartite Deed, or to the Tripartite Deed being terminated,

and the Sellers shall provide all assistance reasonably required in connection with satisfying those conditions precedent, including by procuring that Group Members execute any necessary documentation.

5	Completion

5.1	Time and place of Completion

Completion will commence at 10.00 a.m. (but Completion will take effect from 6.00 a.m., as provided by clause 5.5(b)) on the Completion Date at Mallesons Stephen Jaques, Solicitors, Level 10, Central Park, 152 St Georges Terrace, Perth, Western Australia or any other time and place agreed between the Sellers and the Buyer.

5.2	Purchase Price

Provided the Sellers comply with clause 5.3, at Completion:

(a)	the Buyer will pay, in immediately clear funds by direct debit to Australian dollar denominated bank accounts nominated at least one Business Day prior to Completion by the Sellers held with Australian banks (or such other method as may be agreed between the Buyer and the Sellers), the Equity Value (less the aggregate of the Buyer Deposit and the QR Deposit) to the Sellers in two equal shares;

(b)	the Buyer will deliver to GWI a promissory note in an amount of $40,000,000 duly executed by the Buyer in favour of GWI (the “Buyer Promissory Note”) as part payment of the purchase price for the Shares; and

(c)	the Buyer, QR and the Sellers shall jointly instruct the Stakeholder in writing to release the Buyer Deposit and the QR Deposit to the Sellers (together with net interest earned on the Buyer Deposit and the QR Deposit) in the proportions 55/90 to WRH and 35/90 to GWI.

5.3	Sellers’ obligations

At Completion, the Sellers will give to the Buyer, against receipt of funds as contemplated by clause 5.2(a):

(a)	(transfers and Share certificates) completed transfers in registrable form (but unstamped) duly executed by each Seller in favour of the Buyer in relation to all the Shares and the share certificates for the Shares;

(b)	(share certificates for Retained Group Members) share certificates (to the extent the same are in existence) in respect of all the issued shares in the capital of each Retained Group Member (other than the Company);

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(c)	(statutory records and common seal) the Statutory Records and the common seal (if any) of each Retained Group Member;

(d)	(bank authority) duly completed bank authorities directed to the bankers of each Retained Group Member authorising the operation of each of its bank accounts by nominees of the Buyer and terminating the authority of each of the present signatories as advised by the Buyer prior to Completion;

(e)	(resignations) written resignations of the Retiring Officers of each Retained Group Member acknowledging that they have no outstanding claims against any Retained Group Member;

(f)	(directors resolution of the Company) a certified copy of a resolution of directors of the Company passed at or before (but conditional upon) Completion resolving that:

(i)	subject to the payment of Duty, the transfer of the Shares of each Seller will be registered after Completion; and

(ii)	subject to the Constitution each of the Incoming Officers be appointed to the board of directors (or, as the case may be, as a company secretary) of the Company, and the resignation of the Retiring Officers from the board (or, as the case may be, the position as company secretary) be accepted, all with effect from Completion, but so that a properly constituted board of directors is in existence at all times;

(g)	(directors resolution of each Retained Group Member) a certified copy of a resolution of directors of each Retained Group Member (except for the Company) passed at or before (but conditional upon) Completion resolving that each of the Incoming Officers be appointed to the board of directors (or, as the case may be, as a company secretary) of the Retained Group Member, and the resignation of the Retiring Officers from the board (or, as the case may be, the position as company secretary) be accepted, all with effect from Completion, but so that a properly constituted board of directors is in existence at all times;

(h)	(auditors) a copy of the written resignation of the present auditors of each Retained Group Member, and a certified copy of a resolution of the directors of each Retained Group Member passed at or before (but conditional upon) Completion resolving to appoint new auditors nominated by the Buyer and notified to the Sellers on or before the Completion Date in replacement of the present auditors, such resolution to be subject to any consent required from ASIC under Part 2M.4 of the Corporations Act to the resignation of the present auditors of each Retained Group Member and to the new auditors nominated by the Buyer first providing their consent in writing to act as auditors of each Retained Group Member;

(i)	(registered office) a certified copy of a resolution of the directors of each Retained Group Member passed at or before (but conditional upon) Completion changing its registered office and principal place of business to an address nominated by the Buyer and notified to the Sellers on or before the Completion Date;

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(j)	(release in favour of former directors and officers) a certified copy of a release in the form of Schedule 3 duly executed by each Retained Group Member in favour of each Retiring Officer of the Retained Group Member;

(k)	(pre-Completion restructuring) evidence to the reasonable satisfaction of the Buyer and QR that the transactions contemplated by clause 4 have been effected;

(l)	(indemnities) an executed deed of indemnity in the form set out in Annexure J; and

(m)	(deed of revocation) a duly executed deed of revocation (in a form satisfactory to the Buyer and QR) in relation to the Deed of Cross Guarantee.

5.4	Items to be delivered on Completion by the Buyer

(a)	At Completion the Buyer must give to the Sellers executed consents to act by the Incoming Officers.

(b)	The Buyer acknowledges that, prior to or on Completion, each Retained Group Member other than the Separated Companies will execute a deed of indemnity in the form set out in Annexure K.

(c)	QR acknowledges that, prior to or on Completion, each Separated Company will execute a deed of indemnity in the form set out in Annexure L.

5.5	Simultaneous actions at Completion

In respect of Completion:

(a)	the obligations of the parties under this agreement are interdependent; and

(b)	unless otherwise stated, all actions required to be performed by a party at Completion are taken to have occurred simultaneously at 6.00 a.m. on the Completion Date.

5.6	Power of attorney and registration of transfer of Shares

(a)	Subject to Completion, each Seller irrevocably appoints the Buyer to be its attorney with effect from Completion until the Shares are registered in the name of the Buyer to do or perform the acts referred to in paragraph (b).

(b)	Subject to paragraph (c), under the power of attorney created by paragraph (a) the Buyer may do in the name of each Seller and on its behalf everything necessary or desirable, in the Buyer’s sole discretion, to:

(i)	transfer the Shares to the Buyer;

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(ii)	exercise any rights, including rights to appoint a proxy or representative and voting rights, attending to the Shares which arise or accrue after Completion;

(iii)	receive any dividend or other entitlement paid or credited after Completion to a Seller in respect of the Shares; and

(iv)	to sign and file any returns or other documents with any relevant Land Titles Office or the Australian Securities & Investments Commission which are required to be filed by the Sellers as a result of the transfers of the Shares.

(c)	Nothing in this clause 5.6 requires the Sellers, or permits or entitles the Buyer or any other person, to do or be involved in any act or thing which is, may or would involve a breach of Law (including without limitation any Law in respect of Tax), or any rule of common law or equity or is contrary to public policy.

(d)	The Buyer unconditionally and irrevocably indemnifies (and agrees to keep indemnified) each Seller to the fullest extent in respect of any acts or things done by the Buyer in exercising any powers or rights under this clause 5.6.

(e)	For the avoidance of doubt and without limiting this clause 5.6, the Buyer acknowledges and agrees:

(i)	that the power of attorney created under this clause 5.6 will terminate and will cease to have any further effect upon registration of the Shares in the name of the Buyer; and

(ii)	to take (and to procure and ensure that the Company takes) such action as is necessary (including without limitation payment of any Duty in relation to the acquisition of the Shares or any documents executed to give effect to the acquisition of the Shares) to ensure that the Shares are registered in the name of the Buyer as soon as possible after Completion.

5.7	Business Trademarks

(a)	At or prior to Completion the Sellers will ensure that the Company and each Subsidiary will sell to Genesee & Wyoming all of their right title and interest in the Business Trademarks for the aggregate consideration of the payment by Genesee & Wyoming to the Company of $1.

(b)	Within one year following Completion, the Buyer will cause the Company and each other Retained Group Member (other than a Separated Company following completion of the Separation Transactions), QR will cause each Separated Company following completion of the Separation Transactions, and the Sellers will cause each SA/NT Subsidiary, to cease to use the Business Trademarks in all respects including (without limitation) by painting out the

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Business Trademarks where painted onto rolling stock. For the avoidance of doubt the Company, each other Retained Group Member and each SA/NT Subsidiary will be entitled to use their names.

(c)	The Buyer and QR each agree that:

(i)	subject to clause 5.7(b), from Completion the Company and each other Retained Group Member will not use the Business Trademarks; and

(ii)	they will do all things necessary to ensure that Genesee & Wyoming obtains the benefit of this clause 5.7 including the execution of further assignment documents and the amendment or assignment of any trade mark registration.

(d)	(i) Genesee & Wyoming agrees, subject to clause 5.7(d)(ii), not to use, or to permit any other person to use,

the Business Trademarks for any purpose within Australia.

(ii)	Genesee & Wyoming and, whilst they are wholly owned subsidiaries of Genesee & Wyoming, each of the SA/NT Subsidiaries, may use the Genesee & Wyoming corporate logo, provided that such logos do not include the name “Australian Southern Railroad”.

5.8	Release of the Company from certain obligations

The Sellers shall use all reasonable endeavours to procure the release, subject to Completion occurring, of the Company from all obligations under (i) the AustralAsia Rail Operation Contract (including, without limitation, through renegotiating the AustralAsia Rail Operation Contract to remove the Company as a party); and (ii) the EDI Contract. Pending such releases, Genesee & Wyoming shall indemnify the Company in respect of all liabilities and obligations of the Company, whether present or future, contingent or actual under the AustralAsia Rail Operation Contract and (subject to and in accordance with paragraph 1 of schedule 9) the EDI Contract arising following Completion.

6	Continuing arrangements for South Australia

6.1	Scope of continuing arrangements

The parties acknowledge that it is intended that, with effect from Completion:

(a)	ASR, AWR, Genesee & Wyoming, QR and the Company shall enter into arrangements in respect of the EDI Contract and the Motive Power Centre, for rights of access to certain facilities, for rights to purchase the CL/AL Standard Gauge Locomotives and other rolling stock and in respect of the Dry Creek North Site based on the terms of the Term Sheet set out in schedule 9;

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(b)	ASR and AWR shall enter into an agreement for appointment of ASR as operator of the Dry Creek South Site based on the terms of the Term Sheet set out in schedule 10;

(c)	ASR shall grant a sub-lease of part of the Dry Creek South Site to AWR based on the terms of the Term Sheet set out in schedule 11;

(d)	ASR, the Company and AWR shall enter into agreements for the provision of certain transitional services based on the terms of the Term Sheet set out in schedule 12;

(e)	ASR will give QR rights of first refusal in respect of the CL/AL Standard Gauge Locomotives and the Motive Power Centre and other assets based on the terms of the Term Sheet set out in schedule 13; and

(f)	QR will be granted a right of first refusal in respect of any sale of all or a majority of the shares in the SA/NT Buyer based on the terms of the Term Sheet set out in schedule 14.

6.2	Negotiation of formal agreements

Promptly after execution of this agreement, the Sellers and QR shall (and the Sellers shall procure that each relevant Retained Group Member shall) enter into negotiations in good faith and use their best endeavours to agree upon the terms of, and execute prior to the date by which the Conditions Precedent must be satisfied or waived (determined in accordance with clauses 3.5 and 3.6), formal agreements for the matters set out in clauses 4.1(b)(ii) and 6.1, each of which must incorporate and apply the terms included in the relevant Term Sheet and must not be inconsistent with this agreement. Such obligation to use best endeavours shall include, without limitation, an obligation to make the relevant senior executives available to conduct negotiations and to provide clear and timely instructions to appropriate external advisers. For the avoidance of doubt, QR shall exclusively negotiate and agree such agreements on AWR’s behalf, the Sellers shall exclusively negotiate and agree such agreements on ASR’s behalf and the Buyer shall exclusively negotiate and agree such agreements on the Company’s behalf.

6.3	TS Disputes

(a)	If a TS Dispute arises the parties shall use their reasonable endeavours to settle the TS Dispute expeditiously. In the event of a TS Dispute, the parties must comply with the time periods and the procedural requirements in this clause 6.3.

(b)	(i) Any party claiming that a TS Dispute has arisen may give written notice to all other relevant parties

(a “Dispute Notice”).

(ii)	The Dispute Notice must set out succinctly the issues the subject of the TS Dispute and, with all relevant particulars, a description of the circumstances giving rise to the TS Dispute.

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(iii)	The recipient of the Dispute Notice must, within two Business Days of receipt of the Dispute Notice, reply in writing to all other relevant parties (a “Reply”).

(iv)	The Reply must set out succinctly the recipient’s response to the matters set out in the Dispute Notice and any additional matters the recipient considers relevant.

(v)	If the parties cannot resolve the TS Dispute within a further two Business Days, the TS Dispute will be referred to the chief executive officers of each relevant party.

(c)	The chief executive officers of each relevant party or their nominee will make whatever investigations each considers appropriate and, within two Business Days of referral of the TS Dispute to them under clause 6.3(b)(v), use their reasonable endeavours to resolve the TS Dispute by meeting to negotiate upon the TS Dispute on a without prejudice basis and taking such other steps as are considered appropriate.

(d)	Each party acknowledges that the content of information or documents exchanged or disclosed by the other parties, the content of any offer of settlement made by the other parties and the content of any negotiation undertaken pursuant to the abovementioned negotiation process:

(i)	are made or disclosed on a without prejudice basis; and

(ii)	may not be disclosed in any subsequent arbitration, expert determination or court proceedings (whether undertaken pursuant to this agreement or otherwise).

(e)	(i) To the extent no satisfactory resolution of the TS Dispute is agreed within the two Business Day period specified in clause 6.3(c) in respect of a TS Dispute, the parties to the TS Dispute must within two Business Days of the expiry of that period agree upon, and refer the TS Dispute for expert determination to, an expert who is qualified to resolve the relevant class of TS Dispute (the “TS Expert”) and selected by agreement of those parties. The place of the expert determination shall be in Western Australia.

(ii)	If the relevant parties are unable to agree upon a TS Expert within the period set out in clause 6.3(e)(i), any such party may request The President of the Law Society of Western Australia to appoint a person qualified to resolve the relevant class of TS Dispute to act as the TS Expert. The request is to contain sufficient details of the nature of the dispute to enable The President of the Law Society of Western Australia to appoint an expert who is qualified to resolve the relevant class of TS Dispute.

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(iii)	The parties agree to request the TS Expert to make his or her determination within ten Business Days of the referral of the TS Dispute to the TS Expert.

(iv)	The parties must request the TS Expert to comply with the following principles when determining a TS Dispute:

(A)	the TS Expert must resolve the TS Dispute in a manner which promotes the intentions of the parties expressed in clauses 6.1 and 6.2 and the Term Sheet which is the subject of the TS Dispute. If necessary, this may include, but not be limited to, the incorporation of any terms into the relevant agreement regardless of whether those terms are capable of inference from this clause 6 or the Term Sheet the subject of the TS Dispute; and

(B)	the TS Expert must resolve the TS Dispute in a manner which reflects arms length commercial dealings between the parties to the TS Dispute.

(v)	The TS Expert acts as an expert and not as an arbitrator.

(vi)	Each relevant party is entitled to make one written submission to the TS Expert provided that such submission is made within two Business Days of the appointment of the TS Expert. The submission may contain suggested draft wording for inclusion in the agreement the subject of the TS Dispute and a request for the TS Expert to settle such wording. If a party makes a submission under this clause they will send a copy of the submission to each other relevant party at the same time as sending it to the TS Expert.

(vii)	The parties shall request the TS Expert to issue his or her determination in draft to each relevant party. Each relevant party is entitled to make one further written submission to the TS Expert concerning the draft determination provided that such submission is made within two Business Days of the issue by the TS Expert of the draft determination. The TS Expert may then issue his or her final determination.

(viii)	Each relevant party must provide all necessary assistance to the TS Expert including the provision to the TS Expert, on a confidential basis, of all information required by the TS Expert in relation to the TS Dispute.

(ix)	The determination of the TS Expert (including as to any drafting of the relevant agreement) is absolute, final and binding on the parties and the parties must give effect to the determination in the terms of the relevant agreement. The costs of the TS Expert must be borne by the parties in accordance with the determination of the TS Expert.

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(f)	Prior to the determination of a TS Dispute, the parties must continue to perform their respective obligations insofar as those obligations are not the subject matter of a TS Dispute.

6.4	Endeavours to obtain consents

From the date of this agreement until the date falling one year from Completion, the Sellers, ASR and QR shall use all reasonable endeavours (provided that nothing in this clause 6.4 shall impose any obligation to pay any material amount or incur any material expenditure or any material liability or undertake any covenant or restriction which is materially detrimental) to procure that the State of South Australia enters into arrangements to remove the area of the Dry Creek South Site which is sub-leased to AWR by ASR from the scope of the South Australian Lease so that that area can be leased directly to AWR.

7	Payments

7.1	Equity Value Adjustment Amount

Following Completion, the Buyer will pay (or the Sellers will refund), as an adjustment to the purchase price for the Shares, the Equity Value Adjustment Amount in accordance with clause 7.3.

7.2	Final Accounts

(a)	Promptly following Completion, the Buyer will cause the Company to prepare the Final Accounts as at the Final Accounts Date and QR will procure that each of the Separated Companies gives all assistance reasonably required in connection therewith. The Final Accounts will be prepared by:

(i)	preparing the consolidated financial statements of the Group and related notes set out in paragraphs (a) to (e) of the definition of “Final Accounts” in clause 24.1, in the same form as the Last Accounts and in accordance with the policies that appear below:

(A)	reflecting any liability in respect of GST or Duty arising in relation to the transactions envisaged by clause 4.1(a) and reflecting QR’s or, as the case may be, the Sellers’ obligation to reimburse such amounts pursuant to clauses 18.2 and 18.3;

(B)	save to the extent inconsistent with clause 7.2(a)(i)(A), on the basis that no provision shall be included in respect of proposed redundancy or other termination of any Employees following Completion to the extent such redundancy or termination is requested or instigated by the Buyer and/or QR;

(C)	save to the extent inconsistent with clauses 7.2(a)(i)(A) and (B), ignoring the effect (including ignoring any change in the amount of available Tax

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losses or other Tax Benefits) of any event or transaction occurring following the Final Accounts Date (other than any transaction contemplated by clause 4.1(a)) and the acquisition of the Shares by the Buyer;

(D)	save to the extent inconsistent with clauses 7.2(a)(i)(A) to (C), on the basis that:

(aa)	prepayments of insurance premiums shall be reflected at full value;

(ab)	the provisions in the accounts of ARGRM in respect of claims under insurance policies issued by that company (the “Claims Provision”) shall be prepared on the same basis as for the Last Accounts. Within five Business Days following Completion, the Actuary will be instructed to calculate the actual estimate (the “Actuary’s Estimate”) of liability for claims under insurance policies issued by ARGRM, applying a 75% prudential margin. If the Actuary’s Estimate exceeds an amount equal to the Claims Provision less $208,000, the Sellers will, within five Business Days of the determination of the Actuary’s Estimate, each pay (as an adjustment to the purchase price for the Shares) to the Buyer an amount equal to 50% of the excess. If the Claims Provision less $208,000 exceeds the Actuary’s Estimate, the Buyer will, within five Business Days of the determination of the Actuary’s Estimate, pay (as an adjustment to the purchase price for the Shares) to the Sellers in equal shares an amount equal to the excess. For the avoidance of doubt, if the Actuary’s Estimate is available prior to preparation of the Final Accounts, the provision to be inserted in the Final Accounts for claims under insurance policies issued by ARGRM shall be equal to the Actuary’s Estimate plus $208,000 and no further payments will be required to be made under this clause 7.2(a)(i)(D)(ab);

(ac)	no item of property, plant and equipment of the Company or any Group Member shall be re-valued upwards or downwards from the values shown in the Last Accounts except:

(I)	to reflect physical damage to, or destruction or disposal of an asset during the period between the Last

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Balance Date and the Final Accounts Date (but only to the extent not covered by insurances); or

(II)	to reflect depreciation in accordance with the Final Accounts Principles and Policies;

(ad)	where a member of the Retained Group is entitled to disaster relief funding, the Final Accounts will include as an asset the value of any such funding reasonably expected to be received. If the amount of funding actually received by the Retained Group within a period of one year from Completion:

(I)	exceeds the amount provided for in the Final Accounts, the Buyer will pay (as an adjustment to the purchase price for the Shares) an amount equal to the excess to the Sellers as soon as reasonably practicable following receipt; or

(II)	is less than the amount provided for in the Final Accounts, each of the Sellers will pay (as an adjustment to the purchase price for the Shares) an amount equal to 50% of the shortfall within five Business Days of the date falling one year from Completion; and

(ae)	the Group continued and is expected to continue to carry on the same business in the same manner as it was carried on at the Last Balance Date;

(E)	save to the extent inconsistent with clauses 7.2(a)(i)(A) to (D), applying the Final Accounts Principles and Policies consistently in the manner they were applied in the preparation of the Last Accounts, irrespective of any other accounting policies and procedures, treatments and assumptions adopted by the Group or any other Accounting Standard which would otherwise apply. Without limiting anything else in this clause 7.2(a)(i)(E), where the significant accounting policies and the critical accounting judgements set out in Notes 2 and 3 to the Last Accounts require the exercise of a discretion or judgement or the making of an estimate, that discretion, judgement or estimate is to be made for the purposes of the Final Accounts on the same basis that any such discretion, judgement or estimate was last exercised or made on or prior to the Last Balance Date; and

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(F)	save to the extent inconsistent with clauses 7.2(a)(i)(A) to (E), applying the Final Accounts Accounting Standards consistently in the manner they were applied to the preparation of the Last Accounts irrespective of any other Accounting Standard which would otherwise apply; and

(ii)	preparing a statement of adjustments of the Retained Group by applying adjustments to the consolidated balance sheet of the Group prepared under paragraph (i), with those adjustments being calculated and applied, to the extent that the matters relating to such adjustments have not been taken into account in the preparation of the consolidated balance sheet of the Group pursuant to paragraph (i), on the same basis as the adjustments set out in the Statement of Adjustments and as if references in the Statement of Adjustments to the Last Balance Date were references to the Final Accounts Date.

The Buyer will do all things necessary to cause the Company and the Incoming Directors to provide all assistance and information required to prepare the Final Accounts. The Auditors will have access to all relevant and appropriate officers and employees of the Company and the Group and of the Seller (where reasonably required) and to the books and Records of the Company and the Group and any other information that they reasonably require for the purposes of providing the Certificates.

(b)	The Buyer will instruct the Company to deliver the Final Accounts to the Buyer, QR, the Sellers and the Auditors (for the purposes of providing the Certificates) within 20 Business Days after Completion and at the same time.

(c)	The Buyer, QR and the Sellers will then have 10 Business Days from receipt of the Final Accounts to review the Final Accounts. During that time, the Buyer, QR and the Sellers may:

(i)	discuss any questions or issues they have with the Final Accounts with each other or with the Auditors directly;

(ii)	make such written submissions to the Auditors as they wish, provided that all such written submissions, and the Auditors’ responses, are copied to the other parties; and

(iii)	have access to all relevant and appropriate officers and employees of the Company and the Group and to the books and Records of the Company and the Group and of the Seller (where reasonably required) and any other information that the Buyer, QR and the Sellers reasonably require in connection with their review of the Final Accounts.

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(d)	The Auditors will provide the Buyer, QR and the Sellers with drafts of the Certificates within 15 Business Days of receipt of the Final Accounts. If the Auditors consider that the Final Accounts have not been prepared in accordance with clause 7.2(a), they will set out particulars accompanying the relevant draft Certificate of changes that they consider would need to be made to the Final Accounts before the Auditors could provide the final Certificates.

(e)	Unless the Buyer, QR or the Sellers provide a Dispute Notice in accordance with clause 7.2(f), then the draft Certificates and the Final Accounts (incorporating such changes as are set out in the particulars, if any, accompanying the draft Certificates delivered in accordance with clause 7.2(d)) will be deemed final and binding on the parties and the Equity Value Adjustment Amount will be calculated and paid in accordance with clause 7.3.

(f)	If:

(i)	a draft Certificate states that the relevant elements of the Final Accounts have not been prepared in accordance with clause 7.2(a), and either the Buyer, QR or the Sellers do not believe that this is the case; or

(ii)	either the Buyer, QR or the Sellers consider that the Final Accounts have not been prepared in accordance with clause 7.2(a),

then, as soon as reasonably practicable and in any event within 10 Business Days of receipt of the draft Certificates, either the Buyer, QR or the Sellers may, by notice to the other, invoke the dispute resolution process set out in clauses 7.2(g) to (p). Such notice (“Dispute Notice”) must contain particulars of why the party considers that the Final Accounts have or have not been (as applicable) prepared in accordance with clause 7.2(a) (“Dispute”). The Buyer, QR and the Sellers may only give one Dispute Notice each.

(g)	If a Dispute Notice is given, the Buyer, QR and the Sellers must confer between themselves and with the Auditors and use their best endeavours to agree on any necessary changes to the Final Accounts to resolve all matters in Dispute.

(h)	If the Buyer, QR and the Sellers agree any changes to the Final Accounts in resolution of all matters in Dispute:

(i)	the Final Accounts, with any agreed changes, will be final and binding on the parties; and

(ii)	the Equity Value Adjustment Amount will be calculated and paid in accordance with clause 7.3.

(i)	If, following a period of five Business Days from a Dispute Notice being given, either the Buyer, QR or the Sellers consider that a Dispute has not been resolved to its satisfaction, it may elect to refer

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the matter (by notice to the other and to the Auditors) to the Accounting Expert for determination. Such notice must set out particulars of how the Buyer, QR or the Sellers (as the case may be) consider that the Final Accounts have or have not been (as applicable) prepared in accordance with clause 7.2(a).

(j)	The Accounting Expert shall be a Chartered Accountant of not less than 15 years experience agreed in good faith between the Buyer, QR and the Sellers within eight Business Days of a Dispute Notice being given, failing which the Accounting Expert will be such Chartered Accountant of not less than 15 years experience as is appointed by the President for the time being of the Institute of Chartered Accountants (Western Australian Division).

(k)	The Accounting Expert may only consider the matters set out in a notice given under clause 7.2(i).

(l)	Each of the Auditors, the Buyer, QR and the Sellers:

(i)	must give the Accounting Expert full access to the books and Records of the Company and the Group and any other information that the Accounting Expert requests to make a determination under this clause 7.2; and

(ii)	may make such written submissions to the Accounting Expert as they wish provided that all such written submissions are provided to the Accounting Expert, the other party and the Auditors within ten Business Days of the Accounting Expert being appointed, and are copied (along with the Accounting Expert’s responses) to the other party and to the Auditors, provided always that the Accounting Expert is entitled to take later written submissions if regarded as appropriate.

(m)	The Buyer, QR and the Sellers must procure that the Accounting Expert provides his or her written determination of the Dispute within 25 Business Days of being appointed.

(n)	The Accounting Expert’s written determination of the Dispute referred to him or her under this clause 7.2 is final and binding on the parties and, where applicable, must be incorporated by the Company in the Final Accounts within three Business Days after the determination is made.

(o)	The revised Final Accounts will be deemed final and binding on the parties and the Equity Value Adjustment Amount will be calculated and paid in accordance with clause 7.3.

(p)	In making a determination of a Dispute under this clause 7.2, the Accounting Expert acts as expert and not as arbitrator. The Accounting Expert’s costs must be borne by the Buyer as to 25%, QR as to 25% and the Sellers as to 50%.

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7.3	Calculation and Payment of the Equity Value Adjustment Amount

(a)	The Equity Value Adjustment Amount will be calculated in accordance with the following formula:

Equity Value Adjustment Amount = Final Net Asset Value - $249,006,000 - the amounts provided for as at the Last Balance Date, as set out in Annexure N, in respect of each SA Employee (as defined in schedule 8) who is not an Accepting SA Employee (as defined in schedule 8) + the aggregate of the amounts paid pursuant to clause 8.5(a).

(b)	If the Equity Value Adjustment Amount is a negative amount, the Sellers will pay (within three Business Days of the later of the Final Accounts being deemed final and binding in accordance with clause 7.2 and the date of the direction referred to in this paragraph) to the Buyer and/or QR the amount by one or more payments as directed by the Buyer and QR jointly in the following proportions as between the Sellers:

(i)	as to 50% by GWI; and

(ii)	as to 50% by WRH.

(c)	If the Equity Value Adjustment Amount is a positive amount, the Buyer will pay (within three Business Days of the Final Accounts being deemed final and binding in accordance with clause 7.2) to the Sellers the amount in two equal amounts.

(d)	Without limiting clause 16.5, interest will not be payable by any party in respect of the Equity Value Adjustment Amount.

7.4	Method of payment

Each payment referred to in this clause 7 must be made in immediately clear funds by direct debit to a bank account nominated by the recipient (or such other method agreed by the Buyer and the Sellers).

7.5	Costs of Final Accounts

Save as otherwise expressly provided in this clause 7, the costs of preparing the Final Accounts, the review of them by the Auditors (including the preparation of the draft Certificates) and the calculation of the Equity Value Adjustment Amount will be borne by the Company and no allowance for these costs will be made in the Final Accounts.

7.6	Consideration does not include GST

The consideration specified in this agreement does not include any amount for GST.

7.7	Recovery of GST

Subject to clause 18.3, if a supply under this agreement is subject to GST, the recipient must pay to the supplier an additional amount equal to the amount of the consideration for the supply multiplied by the applicable GST rate.

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7.8	Time of payment

The additional amount is payable at the same time as the consideration for the supply is payable or is to be provided. However, the additional amount need not be paid until the supplier gives the recipient a Tax Invoice.

7.9	Adjustment of additional amount

If the additional amount differs from the amount of GST payable by the supplier, the parties must adjust the additional amount accordingly.

7.10	Reimbursement

Subject to clause 18.3, if a party is entitled to be reimbursed or indemnified under this agreement, the amount to be reimbursed or indemnified does not include any amount for GST for which the party is entitled to an Input Tax Credit.

8	Conduct of business pending Completion

8.1	Conduct of business

The Sellers will ensure that (except as provided for in this agreement (including, without limitation, clause 4) or otherwise disclosed in writing by the Sellers and agreed to in writing by the Buyer and QR (which agreement will not be unreasonably withheld or delayed and shall be deemed to be given unless the Buyer or QR has expressly notified the Sellers in writing to the contrary within five Business Days of the Sellers making disclosure as contemplated by this clause (other than in respect of a matter in clauses 8.1(a), 8.1(c), 8.1(i) or 8.1(l), in respect of which agreement may be granted or withheld in the Buyer’s or QR’s absolute discretion and agreement will not be deemed in any circumstances)) from the date of this agreement until Completion, the Retained Group:

(a)	(operation of business) will operate its businesses in accordance with its usual business practices;

(b)	(asset disposal) will not dispose of Assets with a value of more than $1,000,000 in the aggregate other than in the normal course of its business and for fair value;

(c)	(no Encumbrances) will not create or allow to subsist any Encumbrance over any Assets other than one which arises by operation of law;

(d)	(no forgiveness of debt) will not cancel (or enter into any arrangement to cancel) any indebtedness for money owed to it by any person who is not a Retained Group Member, or waive any Claim or right having a value in excess of $1,000,000 in the aggregate against any person who is not a Retained Group Member;

(e)	(capital expenditure) will not make, or commit to make, any capital expenditure in excess of $1,000,000 in the aggregate, other than:

(i)	in accordance with the Capex Budget;

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(ii)	capital expenditure reasonably required because of an actual or threatened material loss or risk to the Assets or to any person or is required by any rail safety regulator;

(iii)	capital expenditure incurred or committed in connection with the implementation of an action:

(A)	which is necessary to address a significant risk of death or material harm to human health or the environment; and

(B)	which:

(aa)	is required by applicable environmental and/or health and safety legislation or permits;

(ab)	is required by the relevant environmental or health and safety regulatory authority to avoid non-compliance with such legislation or permits;

(ac)	would be so required to avoid non-compliance with such legislation or permits if the relevant environmental or health and safety regulatory authority were aware of the relevant risk; or

(ad)	is necessary to prevent a requirement being imposed by the relevant environmental or health and safety regulatory authority to avoid non-compliance with such legislation or permits; or

(iv)	expenditure of disaster relief funding received by the Retained Group;

(f)	(executives) will not vary the terms of employment of any employee (including a seconded employee) of the Group whose total remuneration as at the date of this agreement exceeds $100,000 pa other than:

(i)	pursuant to scheduled salary reviews in accordance with the plan in Annexure M; and

(ii)	pursuant to existing state or federal industrial awards or agreements (including unregistered agreements) or other collective bargaining arrangements,

nor will it employ any person whose total remuneration exceeds $130,000 pa;

(g)	(Material Contracts) will not terminate (other than by effluxion of time), renew, extend or vary the terms of any Material Contract;

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(h)	(new material contracts) will not enter into a new contract where the total payable to or by the Company or any member of the Retained Group, exceeds $1,000,000 in the aggregate during the term of the relevant contract, other than:

(i)	a contract for the one-time carriage of freight which will be performed prior to Completion; and

(ii)	the contract proposed to be entered into with Pacific National (ACT) Limited substantially in the form contained in the Data Room;

(i)	(corporate actions) will not:

(i)	increase, reduce or otherwise alter the share capital of any Retained Group Member or grant any options for the issue of shares or other securities;

(ii)	declare or pay a dividend;

(iii)	make a distribution of Assets; or

(iv)	buy back or make any offer to buy back the shares of any Retained Group Member;

(j)	(insurances) will not cancel or materially vary any policy of insurance;

(k)	(lending and borrowing) will not lend or borrow in excess of $1,000,000 in the aggregate, other than to or from an SA/NT Subsidiary in order that the consolidated working capital (being cash plus receivables plus inventories less accounts payable) of the SA/NT Subsidiaries at the time of transfer of the SA/NT Sale Shares pursuant to clause 4 does not exceed $7 million; and

(l)	(contracts between Retained Group and Separated Companies) save as required by Law or by any existing contractual commitment, will not enter into any contract with a Separated Company.

8.2	Deemed reasonableness

For the purpose of clause 8.1 the agreement of the Buyer and QR will not be unreasonably withheld if and only if the Buyer and QR are reasonably of the opinion that the act, matter or thing in respect of which their agreement has been sought would have an adverse impact on the Retained Group Businesses as a whole.

8.3	Notification

As soon as reasonably practicable following the Sellers (or either of them) becoming aware of a breach of clause 8.1, they will notify the Buyer and QR, and provide reasonable details, of the matter giving rise to that breach.

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8.4	Benefit

The covenants and undertakings of the Sellers under clause 8.1 are given for the benefit of each of the Buyer and QR and may be enforced by either the Buyer or QR against the Sellers.

8.5	ARG Tax Sharing & Funding Deed

The parties acknowledge that the SA/NT Subsidiaries are and will be, up to the transfer of the SA/NT Sale Shares in accordance with clause 4, part of the ARG Consolidated Tax Group. The parties agree that:

(a)	on or prior to the transfer of the SA/NT Sale Shares, and in accordance with clause 4, each SA/NT Subsidiary will (if an exit payment is required to be made by the relevant SA/NT Subsidiary under clause 6 of the ARG Tax Sharing & Funding Deed) make an exit payment to the Company under that clause 6 of the ARG Tax Sharing & Funding Deed; and

(b)	except for any liability under clause 8.5(a), and notwithstanding anything to the contrary in the ARG Tax Sharing & Funding Deed, after Completion:

(i)	no SA/NT Subsidiary shall be liable to pay any amount to the Company or any other member of the Group under the ARG Tax Sharing & Funding Deed; and

(ii)	no member of the Group shall be liable to pay any amount to an SA/NT Subsidiary under the ARG Tax Sharing & Funding Deed.

8.6	Co-ordination committee

(a)	Composition

The parties will establish a Co-Ordination Committee as soon as reasonably practicable following execution of this Agreement. The Co-Ordination Committee will comprise one representative of each of QR, the Buyer, Wesfarmers and Genesee & Wyoming. Each party may arrange for observers in addition to the party’s representative to attend and participate in (but not vote in respect of decisions at) meetings of the Co-Ordination Committee. The parties acknowledge that Murray Vitlich and John Cleland will have standing observer status.

(b)	Role

The role of the Co-Ordination Committee is to:

(i)	drive completion of all documentation contemplated by the term sheets contained in Schedules 9 to 15 inclusive;

(ii)	drive satisfaction of the Conditions Precedent;

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(iii)	co-ordinate approaches to Government Agencies and regulators and to customers and major suppliers prior to Completion;

(iv)	oversee preparation of the separation plan for the SA/NT Businesses in order to finalise the Transitional Services Agreement referred to in Schedule 12;

(v)	oversee preparation of the separation plan for the Separated Companies including in respect of transitional services and employees;

(vi)	co-ordinate the matters set out in clause 21.11(c), and co-ordinate the Buyer’s and QR’s distribution of information to Employees on notice boards, in lunch rooms, on Company sites, through email and on the Company intranet, and to co-ordinate the Buyer’s and QR’s access to details of the Employees, the Company’s payroll system and suitable mail merge software to facilitate mailings to Employees;

(vii)	for the purposes set out in clause 8.6(d)(i), facilitate access by QR and the Buyer to Group facilities, executives and information in respect of the separation of the SA/NT Businesses and the Separated Companies;

(viii)	be the forum in which requests are made by the Sellers for agreement under clause 8.1; and

(ix)	in its discretion delegate certain tasks to specific persons or subcommittees.

(c)	Meetings

(i)	Meetings of the Co-Ordination Committee will be convened and held as required but not less than weekly.

(ii)	Meetings of the Co-Ordination Committee may be held by telephone or by any other means agreed by the parties.

(iii)	The quorum for meetings of the Co-Ordination Committee will be presence, in person or proxy or by telephone, of one representative each from the Buyer, QR, Wesfarmers and Genesee & Wyoming.

(iv)	Decisions of the Co-Ordination Committee shall be by unanimous agreement of the representatives of all parties.

(d)	Access

(i)	Subject to confidentiality obligations to third parties and applicable laws, by requests made at the Co-Ordination Committee, personnel of QR and the Buyer are to have reasonable access to senior executives, facilities and information of the Group in order to develop and finalise the separation plans for the SA/NT Businesses and for the

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Separated Companies. Access will be afforded to the reasonable extent required to achieve such separations, but on the basis that it is not to interfere with the proper and efficient operation of the Group’s business.

(ii)	Copies of all requests for such access will be retained by the Co-Ordination Committee.

(iii)	For the avoidance of doubt the representatives of QR and the Buyer on the Co-Ordination Committee will be provided with:

(A)	copies of the agendas and minutes of all board meetings of Group members, provided that information relating to the SA/NT Subsidiaries and their businesses will not be provided;

(B)	copies of the Group’s monthly management and operational reports, provided that information relating to the SA/NT Subsidiaries and their businesses will not be provided; and

(C)	notice of material threatened or pending litigation or material disputes with customers or Government Agencies concerning the Retained Group and reasonable access to material documents relating thereto.

9	Events to occur after Completion

9.1	Exclusion of directors and officers from liability

From Completion the Buyer will ensure that each Retained Group Member does not take any Action or proceeding or make any Claim or demand against any of the present or former directors or officers of a Group Member in respect of any act or omission on the part of such director or officer before Completion, other than any matter arising from the wilful misconduct or dishonesty of that director or officer. The Buyer acknowledges that this clause is for the benefit of those directors and officers, and is held on trust for them by the Sellers.

9.2	SA/NT Promissory Note and Buyer Promissory Note

Immediately following Completion:

(a)	the Company shall endorse the SA/NT Promissory Note in favour of the Buyer for full face value (to be left outstanding as intra-group indebtedness);

(b)	immediately thereafter, GWI shall endorse the Buyer Promissory Note in favour of the SA/NT Buyer for full face value (to be left outstanding as intra-group indebtedness); and

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(c)	immediately thereafter, the SA/NT Buyer and the Buyer shall set-off at full face value the SA/NT Promissory Note against the Buyer Promissory Note.

10	Warranties

10.1	Accuracy

(a)	Each Seller warrants to the Buyer that each Warranty is correct and not misleading in any material respect on the date of this agreement and that, subject to clause 10.1(c), each Warranty will be correct and not misleading on Completion as if made on and at Completion.

(b)	Each Seller further warrants to QR that each Warranty is correct and not misleading in any material respect on the date of this agreement and that, subject to clause 10.1(c), each Warranty will be correct and not misleading on Completion as if made on and at Completion.

(c)	The Sellers will not be liable for breach of a Warranty to the extent that that Warranty is not correct at Completion (but which was correct at the date of this agreement) by reason of any circumstances beyond the reasonable control of the Sellers and the Group Members, and:

(i)	the events directly giving rise to those circumstances occurred without the negligence or default of the Sellers or the Group Members; and

(ii)	those circumstances could not reasonably have been prevented or expeditiously remedied by diligent and prudent action by or on behalf of the Sellers or the Group Members.

(d)	It is acknowledged and agreed by the Sellers that the representations and warranties given to QR under clause 10.1(b) are given for the purposes of inducing QR to enter into the Separation Transactions (although it is acknowledged that the Sellers are not aware of the terms of the Separation Transactions) and the transactions envisaged by clause 6.

10.2	Matters disclosed

Each Warranty is to be read down and qualified by any information:

(a)	disclosed in the Due Diligence Materials; or

(b)	fairly disclosed by the Sellers in the Disclosure Letter; or

(c)	which:

(i)	in the case of a Warranty given to the Buyer under clause 10.1(a), is otherwise within the actual knowledge of the Buyer or any of its Related Entities on or before the date of this agreement; or

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(ii)	in the case of a Warranty given to QR under clause 10.1(b), is otherwise within the actual knowledge of QR on or before the date of this agreement; or

(d)	disclosed (in writing, via email and/or in the Data Room, including as an answer under the question and answer process forming part of the virtual Data Room) to the Buyer or any of its Related Entities and QR no later than 2 Business Days before the date of this agreement; or

(e)	that would have been disclosed had searches been conducted of records open to public inspection maintained by the Australian Securities and Investments Commission on 13 February 2006, the Trade Marks Office on 13 February 2006, the Land Titles Office in each State and Territory in Australia on 22 September 2005, the Federal Court on 13 February 2006 and the Supreme Courts in every State and Territory (other than South Australia, Tasmania and the Australian Capital Territory) in Australia on 13 February 2006,

which is or may be inconsistent with that Warranty and, to the extent that any Warranty is incorrect or misleading having regard to any such information, that Warranty is deemed not to have been given to that extent. No amount will be recoverable in respect of any breach of Warranty to the extent that the breach arises by reason of or in relation to any such information.

10.3	Buyer’s and QR’s acknowledgement

The Buyer and QR acknowledge and agree that:

(a)	in entering into this agreement and the Separation Transactions, they do not rely on any statement, representation, warranty, condition, forecast or other conduct which may have been made by or on behalf of any member of the Group, Wesfarmers, Genesee & Wyoming or the Sellers, except those expressly set out in this agreement (including the Warranties);

(b)	each of them has received and understood the contents of the Due Diligence Materials and the Disclosure Letter;

(c)	each of them has had the opportunity to conduct a due diligence and has satisfied itself in relation to matters arising from the Due Diligence;

(d)	irrespective of whether or not the Due Diligence was as full or exhaustive as they would have wished, each of them has nevertheless independently and without the benefit of any inducement, representations or warranty (other than those expressly set out in this agreement (including the Warranties)) from Wesfarmers, Genesee & Wyoming, the Sellers or the Group or any of their agents, directors, officers, employees or advisors determined to enter into this agreement;

(e)	neither Wesfarmers, Genesee & Wyoming, the Sellers nor the Group, nor any of their agents, directors, officers, employees or advisers has made or makes any representation or warranty as to the accuracy or completeness of disclosures regarding the Group, except Warranty 19 in Schedule 4;

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(f)	except as otherwise provided in this agreement, neither Wesfarmers, Genesee & Wyoming, the Sellers nor the Group, nor any of their agents, directors, officers, employees or advisors:

(i)	accepts any duty of care in relation to the Buyer or any of its Related Entities or QR in respect of any disclosure or the provision of any information referred to in clause 10.3(e); nor

(ii)	is to be liable to the Buyer or any of its Related Entities or QR if, for whatever reason, any such information is or becomes inaccurate, incomplete or misleading in any particular way;

(g)	subject to any law to the contrary and except as provided in the Warranties or otherwise in this agreement, all terms, conditions, warranties and statements, whether express, implied, written, oral, collateral, statutory or otherwise, are excluded, and each of Wesfarmers, Genesee & Wyoming and each Seller disclaims all Liability in relation to them, to the maximum extent permitted by law; and

(h)	it will not make (and waives any right it may have to make) any Claim (and will indemnify Wesfarmers, Genesee & Wyoming, the Sellers and each of their agents, directors, officers, employees and advisors against any Loss arising as a result of any Claim it makes) against Wesfarmers, Genesee & Wyoming, the Sellers or any of their agents, directors, officers, employees and advisors under the Trade Practices Act (including sections 51A and 52), or the corresponding provision of any other Commonwealth, State or territory enactment, for any statement or representation concerning the Shares or the Group.

10.4	Buyer’s and QR’s representation

Each of the Buyer and QR represents that, on the basis of the Due Diligence and other information of which it or any of its Related Entities is aware at the date of this agreement, it and its Related Entities do not have actual knowledge of any matter which is, or would with the passage of time become, a material breach of any Warranty other than any potential breaches of a Warranty disclosed in the Disclosure Letter.

10.5	Sellers’ acknowledgment

Wesfarmers, Genesee & Wyoming and the Sellers acknowledge that the representations given in clause 10.4 do not give Wesfarmers, Genesee & Wyoming or the Sellers a cause of Action against the Buyer or QR and may only be raised by Wesfarmers, Genesee & Wyoming or the Sellers as a defence to any Claim by the Buyer or QR.

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10.6	Knowledge

Where a Warranty is qualified by the statement “So far as the Sellers are aware” or any similar statement, the Warranty is limited to the actual knowledge of Murray Vitlich, John Cleland, Stuart Gale, Alex Scott-Hill, Paul Larsen, Jelle Sibma, Tony Vowles, David Best, Jim Griffiths, Charlie Perkins, Jack Hellmann, Mark Hastings, Tom O’Leary, Jon Stagg, Julian Andrews, Bert Easthope and Paul Hurley and the actual knowledge of such persons shall be imputed to the Sellers.

10.7	Breach before Completion

Subject to clause 3.5(c), if, before Completion, a Warranty is found to have been incorrect or misleading when made (and the amount of the Claim which would otherwise be available to be made under this agreement in respect of such Warranty exceeds the amount set out in clause 11.10) the Buyer (but not QR) may, by notice to the Sellers, terminate this agreement without prejudice to any other remedy available to it. If this agreement is so terminated then clause 3.7 applies with necessary changes.

11	Limitations of Liability

11.1	Notice of Claims

If the Buyer or QR (each a “Buying Party”) becomes aware of any matter or circumstance that is reasonably likely to give rise to a Claim by it under or in relation to or arising out of this agreement, including a breach of a Warranty:

(a)	the Buying Party must as soon as practicable but no later than 40 Business Days of so becoming aware give notice to the Sellers; and

(b)	the notice must contain the following details:

(i)	the facts, matters or circumstances that are reasonably likely to give rise to the Claim;

(ii)	if it is alleged that the facts, matters or circumstances referred to in sub-clause (i) constitute a breach of this agreement, including a breach of a Warranty, the basis for that allegation; and

(iii)	an estimate of the amount of the Loss, if any, arising out of or resulting from the facts, matters or circumstances that are reasonably likely to give rise to the Claim.

11.2	Deemed awareness

For the purpose of clause 11.1:

(a)	the Buyer will be taken to be aware of a matter or circumstance that is reasonably likely to give rise to a claim if, and only if, a director, company secretary or senior executive of a Retained Group Member other than a Separated Company becomes aware of that matter or circumstance; and

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(b)	QR will be taken to be aware of a matter or circumstance that is reasonably likely to give rise to a claim if, and only if, a director, company secretary or senior executive of a Separated Company becomes aware of that matter or circumstance.

11.3	Third party Claims

If a Claim is received by a Buying Party or a Retained Group Member which, following Completion, is controlled by the Buying Party, in connection with a liability to a third party (a “Third Party Claim”) that is reasonably likely to give rise to a Claim by the Buying Party against Wesfarmers, Genesee & Wyoming or the Sellers under or in relation to or arising out of this agreement, including a breach of Warranty, then:

(a)	the Buying Party must as soon as practicable but no later than 20 Business Days of receipt of the Third Party Claim by the Buying Party or the relevant Retained Group Member give notice to the Sellers;

(b)	the notice must contain the following details:

(i)	the facts, matters or circumstances that are reasonably likely to give rise to the Claim;

(ii)	if it is alleged that the facts, matters or circumstances referred to in sub-clause (i) constitute a breach of this agreement including a breach of a Warranty, the basis for that allegation; and

(iii)	an estimate of the amount of the Loss, if any, arising out of or resulting from the Claim or the facts, matters or circumstances that are reasonably likely to give rise to the Claim;

(c)	at the expense and direction of the Sellers, the Buying Party must either:

(i)	take such Action (including legal proceedings or making claims under any insurance policies) as the Sellers may require to avoid, dispute, resist, defend, appeal, compromise or mitigate the Third Party Claim, and the Sellers shall indemnify the Buying Party against all costs and expenses of taking any such Action required by the Sellers; or

(ii)	if the threshold for Claims contained in clause 11.10(b) has already been reached, or if the estimated amount of the Loss arising out of the Claim would cause such threshold to be exceeded, offer the Sellers the option to assume defence of the Third Party Claim; and

(d)	the Buying Party must not settle, make any admission of liability or compromise any Third Party Claim, or any matter which gives or may give rise to a Claim, without the prior consent of the Sellers which consent shall not be unreasonably withheld or delayed (provided that the only grounds on which the Sellers may withhold

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consent shall be by reference only to the Sellers’ obligations to pay damages in respect of the Claim, and the mitigation of such damages).

11.4	Sellers to consider Claims

The Sellers must notify the Buying Party within five Business Days of receipt of a notice of a Claim under clause 11.1 or clause 11.3 indicating whether they admit or deny the Claim (in whole or in part) (or, in the case of Third Party Claims, whether they exercise the option in clause 11.3(c)(ii)).

11.5	Sellers to defend Third Party Claim

If the Sellers exercise the option in clause 11.3(c)(ii), then:

(a)	the Buying Party agrees to co-operate with the Sellers and do all things reasonably requested by the Sellers in respect of the Third Party Claim;

(b)	the Sellers agree, at their own expense, to defend the Third Party Claim and indemnify the Buying Party against all Loss arising from, or incurred in connection with, the Third Party Claim;

(c)	the Sellers may settle or compromise the Third Party Claim with the consent of the Buying Party, such consent not to be unreasonably withheld; and

(d)	the Sellers agree to consult with, and provide reasonable access to information to, the Buying Party in relation to the conduct of the Third Party Claim and not take or persist in any course that might reasonably be regarded as harmful to the goodwill, reputation, affairs or operation of the Buying Party or the relevant Group Member or the relevant part of the Business.

11.6	Sellers not liable

None of Wesfarmers, Genesee & Wyoming or the Sellers is liable to the Buying Party (or any person deriving title from the Buying Party, other than QR as a result of the Separation Transactions) for any Claim under or in relation to or arising out of this agreement including a breach of a Warranty:

(a)	if the Buying Party has failed to comply in all material respects with (but strictly with any time limits contained in) clause 11.1 or clause 11.3, as the case may be;

(b)	if the Buying Party has ceased after Completion to own (or control), the relevant Group Member or the relevant part of the Business (or part of it) in respect of which the Claim arises;

(c)	if the Claim is as a result of or in consequence of any voluntary act, omission, transaction or arrangement (an “Act”) of or on behalf of the Buying Party (or a Retained Group Member controlled by it) after Completion, other than (i) an Act in performance of its obligations or exercise of its rights in accordance with the terms of this agreement or under a Material Contract; or (ii) an Act as required under any Law;

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(d)	if the Claim is as a result of or in respect of any Law not in force at the date of this agreement (including any Law which takes effect retrospectively);

(e)	to the extent that the Claim arises or is increased as a result only of an increase in the rates, method of calculation or scope of taxation after Completion;

(f)	to the extent that the Claim arises or is increased as a result of any change in Accounting Standards after Completion;

(g)	if the Claim arises or is increased as a result of action taken or not taken by the Sellers in accordance with the terms of this agreement (including, for the avoidance of doubt, anything required by clause 4) or after consultation with, and the prior written approval of, the Buying Party;

(h)	to the extent that specific provision has been made for any fact, matter or circumstance giving rise to a Claim in the Final Accounts (not including a reference in the notes to the Final Accounts to a contingent liability); or

(i)	if the Buying Party had actual knowledge on or before the date of this agreement of any fact, matter or circumstance which gives rise to or forms the basis of the Claim.

11.7	Recovery

Where the Buying Party is entitled to recover from some other person any sum in respect of any matter or event which could give rise to a Claim, the Buying Party will:

(a)	use its best endeavours to recover that sum;

(b)	keep the Sellers at all times fully and promptly informed of the conduct of any such recovery; and

(c)	reduce the amount of the Claim by the amount of the Recovered Sum (less the Buying Party’s reasonable third party costs and expenses actually incurred in recovering the Recovered Sum).

If the recovery is delayed until after the Claim (or the relevant Seller’s Respective Proportion thereof) has been paid by a Seller to the Buying Party, an amount equal to the lower of (a) the relevant Seller’s Respective Proportion of the Recovered Sum and (b) the amount paid by such Seller in respect of such Claim will be paid to that Seller.

11.8	Reduction in Purchase Price

If a payment is made for a breach of any Warranty by a Seller, the payment is to be treated as an equal reduction in the purchase price of each of that Seller’s Shares.

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11.9	Time limit on Claim

The Buying Party may not make any Claim under this agreement including for a breach of Warranty unless full details of the Claim have been notified to each Seller in accordance with clause 11.1 or (as the case may be) 11.3 within 18 months from the Completion Date. A Claim will not be enforceable against a Seller and is to be taken for all purposes to have been withdrawn unless it has been agreed, compromised or settled or any legal proceedings in connection with the Claim are commenced within six months after written notice of the Claim is served on each Seller in accordance with clause 11.1 or (as the case may be) 11.3.

11.10	Minimum amount of Claim

The Sellers are not liable in respect of any Claim under this agreement including without limitation for a breach of Warranty (but not including a Claim under Tax Indemnity, which is dealt with under clause 12, or a Claim under the indemnity referred to in clause 5.3(l)):

(a)	for less than $2,000,000 (provided that, for these purposes only, a series of Claims under any Warranty contained in paragraph 20 of schedule 4 which result from a derailment of a number of wagons shall constitute a single Claim under such Warranty); or

(b)	unless and until the aggregate amount of all Claims (taking no account of those referred to in clause 11.10(a)) properly made by the Buying Parties under this agreement exceeds $20,000,000, in which event the Sellers are liable for all of that amount including the initial $20,000,000.

11.11	Maximum and several liability

Notwithstanding any other provision of this agreement except in respect of the Warranties in clauses 1, 2, 3.1, 3.2, 3.3, 3.4, 7.1, 7.3 and 9 of Schedule 4:

(a)	each Seller’s total liability (whether to the Buyer or QR) for loss or damage of any kind not excluded by clause 11.12 however caused, in contract, tort (including negligence), under any statute or otherwise from or relating in any way to this agreement (including under clause 12) or its subject matter is limited in aggregate for any and all Claims to 50% of the Total Claim Limit; and

(b)	each Seller’s liability for any Claim under or in relation to or arising out of this agreement including for a breach of Warranty is several and not joint and is limited to 50% of the amount of the relevant Claim.

In respect of the Warranties in clauses 1, 2, 3.1, 3.2, 3.3 and 3.4 of Schedule 4, these Warranties are given by each Seller severally and not jointly and a Seller has no liability for a breach of such Warranty by the other Seller.

11.12	Exclusion of consequential liability

Each of Wesfarmers, Genesee & Wyoming and the Sellers exclude all liability to the Buying Party for indirect and consequential loss or damage

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(including loss of profit, loss of expected savings, opportunity costs, loss of business (including loss or reduction of goodwill), damage to reputation and loss or corruption of data to the extent that these things are considered to be indirect or consequential losses or damage) in contract, tort (including negligence), under any statute or otherwise arising from or related in any way to this agreement or its subject matter.

11.13	Insured Claim or loss

If a Buying Party has a Claim under or in relation to or arising out of this agreement (including a breach of Warranty) in circumstances where:

(a)	any insurance policy with an insurer other than ARGRM; or

(b)	any insurance policy with ARGRM in respect of which the liability of ARGRM has been re-insured in whole or in part,

held by or for the benefit of any Retained Group Member may cover that Claim, then:

(c)	before prosecuting the Claim against Wesfarmers, Genesee & Wyoming and/or the Sellers, the Buying Party must first cause the relevant Retained Group Member (including ARGRM) to make a Claim under the relevant insurance policy and/or re-insurance policy (as appropriate); and

(d)	the amount recoverable by the Buying Party from Wesfarmers, Genesee & Wyoming and/or the Sellers in respect of the Claim under this agreement will be reduced by the amount recovered by such Retained Group Member from:

(i)	an insurer other than ARGRM; and

(ii)	ARGRM, but only to the extent to which ARGRM recovers under any re-insurance policy in favour of ARGRM.

11.14	Later recoveries

If, after Wesfarmers, Genesee & Wyoming or a Seller has made a payment to the Buying Party pursuant to a Claim under or in relation to or arising out of this agreement, including for a breach of a Warranty, the Buying Party, the Company or a Retained Group Member receives a payment or benefit in relation to the fact, matter or circumstance to which the Claim related, then the Buying Party must repay to Wesfarmers, Genesee & Wyoming or the Sellers (as the case may be) the amount received from Wesfarmers, Genesee & Wyoming or the Sellers or, if less, the amount of the payment or benefit which was received by the Buying Party, the Company or another Retained Group Member (as the case may be) (less any reasonable third party costs and expenses actually incurred in recovering the payment or benefit). Provided that if in respect of any payment or benefit received by the Buying Party to which this clause 11.14 would apply, the Buying Party suffers a liability for Tax or loses a Tax Benefit, the amount payable under this clause 11.14 will be reduced by the amount of Tax or of the Tax Benefit lost.

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11.15	Obligation to mitigate

Nothing in this clause 11 in any way restricts or limits the general obligation at law of the Buying Party to mitigate any Loss or damage which it may incur in consequence of any breach by Wesfarmers, Genesee & Wyoming or the Sellers of the terms of this agreement.

11.16	Application to Tax Indemnity

This clause 11 applies to any and all Claims under or in connection with this agreement or its subject matter (including without limitation in respect of a breach of Warranty), except for Claims under clause 12 or under the indemnity referred to in clause 5.3(l).

12	Adjustment for Tax Liability

12.1	Tax Claims

Subject to this clause 12, if at any time:

(a)	the Company or any Retained Group Member receives or suffers a Tax Claim to which clause 12.1(b) does not apply, then each Seller must within 14 days of written demand pay to the Buyer 50% of the amount (if any) by which the sum of:

(i)	the Claim Amount for that Tax Claim less any Tax Benefit for the Company or Retained Group Member (as the case may be) that results from that Tax Claim; and

(ii)	all other Claim Amounts for Tax Claims received or suffered by the Company or a Retained Group Member (as the case may be), less any Tax Benefits for the Company or Retained Group Member (as the case may be) that result from the Tax Claims, exceeds the Tax Provision; and

(b)	(QR / Separated Companies) a Separated Company receives or suffers a Tax Claim which arises in respect of, or is attributable to, facts, matters or circumstances which occurred in the period prior to the Tax Consolidation Date (or, for Taxes assessed other than on a consolidated basis, the period prior to Completion), each Seller must within 14 days of written demand pay to QR 50% the Claim Amount for that Tax Claim less any Tax Benefit for the Separated Company that results from that Tax Claim.

(c)	For the avoidance of doubt:

(i)	the Tax Indemnity in clause 12.1(a)(i) is for the benefit of the Buyer only and may be enforced against the Sellers only by the Buyer; and

(ii)	the Tax Indemnity in clause 12.1(b) is for the benefit of QR only and may be enforced against the Sellers only by QR.

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12.2	Several liability

Each Seller’s liability for any Tax Claim under or in relation to or arising under this clause 12 is several and not joint and is limited to 50% of the total amount payable by the Sellers under clause 12.1 in respect of the Tax Claim.

12.3	Breach of Warranty

If a breach of Warranty by the Sellers arises from a fact or circumstance which results in a Tax Claim:

(a)	the Sellers will have no obligation to pay an amount in respect of the Tax Claim under clause 10 to the extent that it represents:

(i)	a Claim Amount for the Tax Claim; or

(ii)	an amount payable under this clause 12 in respect of the Tax Claim (other than the Claim Amount for the Tax Claim); and

(b)	the amount in respect of the Tax Claim should be disregarded for the purposes of clause 11.10 to the extent that it represents:

(i)	a Claim Amount for the Tax Claim; or

(ii)	an amount payable under this clause 12 in respect of the Tax Claim (other than the Claim Amount for the Tax Claim).

12.4	Reduction in Purchase Price

Any payment under clause 12.1 is, and is to be treated as, an equal reduction in the purchase price for the relevant Seller’s Shares.

12.5	Obligations excluded

The obligations of the Sellers under clause 12.1 do not apply in respect of a Tax Claim:

(a)	(failure to provide information) to the extent that the Tax Claim arises by reason of the failure by the Buyer or QR (or any of their Related Bodies Corporate) to supply to the Sellers, on a timely basis, information which is reasonably requested by the Sellers in relation to the Tax Claim;

(b)	(Tax losses) where the Tax Claim represents the disallowance of a deduction for a tax loss (whether arising before or after the date of this agreement), and that disallowance results from:

(i)	the Company or any Retained Group Member not carrying on the same business after Completion as it carried on immediately before Completion; or

(ii)	the Company or any Retained Group Member, after Completion, deriving income from a business of a kind that it did not carry on or from a transaction of a kind that it had not entered into in the course of its business operations before Completion

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(c)	(failure after Completion) to the extent that the Tax Claim arises by reason of the failure by the Buyer, QR, the Company or any Retained Group Member after Completion, in a timely manner, to:

(i)	lodge any return, notice, objection or other document in relation to the Tax Claim;

(ii)	claim all or any portion of any relief, allowance, deduction, credit, rebate or refund;

(iii)	disclose or correctly describe in any return, notice, objection or other document relating to the Tax Claim any fact, matter or thing to the extent that it was or might reasonably be expected to have been within the actual knowledge of any of the Buyer, QR, the Company or any Retained Group Member;

(iv)	make any rollover or other election, claim or application to any Tax Authority; or

(v)	take any other action which the Buyer, QR, the Company or any Retained Group Member is required to take under this clause or any Laws relating to Tax;

(d)	(change of law etc) to the extent that the Tax Claim arises by reason of a change to, or the announcement, introduction or enactment of, any Law or other statement, policy or practice previously published or followed by any Tax Authority or from a decision of any court or tribunal (whether having the force of law or not and whether the change etc is retrospective or not) relating to Tax after Completion;

(e)	(change by Tax Authority) to the extent that the Tax Claim arises by reason of a change to, or the announcement or publication, or withdrawal of, any draft or final ruling (other than a private ruling relating to the affairs of a Retained Group Member), determination or position of a Tax Authority (whether binding or not on a Tax Authority);

(f)	(voluntary act) to the extent that the Tax Claim arises by reason of the doing of any voluntary act by the Company, any Retained Group Member, the Buyer or QR, including for the avoidance of doubt a Tax Claim arising by reason of the loss of the benefit of a private ruling in respect of infrastructure leases which arise by reason of any such voluntary act, other than (i) an act in performance of its obligations or exercise of its rights in accordance with the terms of this agreement or under a Material Contract; or (ii) an act as required under any Law;

(g)	(Buyer’s non-compliance) to the extent that the Tax Claim arises by reason of the Buyer’s or QR’s non-compliance in some material respect with clause 12.7, 12.8 or 12.9;

(h)	(four year limit) made more than four years after the date of assessment or deemed date of assessment for the income year to which the Tax Claim relates (or six years where the Claim relates to liability under Part IV A of the Tax Act); or

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(i)	(acquisition consequence) to the extent that the Tax Claim arises by reason of the acquisition by the Buyer of the Shares, the Separation Transactions, from any transactions undertaken post Completion in respect of the separation of the above and below rail businesses of the Group.

12.6	Payments

Payments under clause 12.1 must be made to the Buyer or QR (as the case may be) or, if the Buyer or (as the case may be) QR wishes, directly to the relevant Tax Authority for and on behalf of the relevant Company or Retained Group Member, as follows:

(a)	if the Company or any Retained Group Member must make a payment of Tax in respect of a Tax Claim to which clause 12.1 applies, seven Business Days before the latest date on which that payment may lawfully be made without incurring any penalty or additional tax for late payment; or

(b)	if the Company or any Retained Group Member is deprived of any credit, rebate or refund, seven Business Days before the latest date on which Tax becomes payable by the Company without incurring any penalty or additional Tax for late payment, being Tax which would not have been payable were it not for the Tax Claim.

12.7	Written notice of Tax Claim

If the Buyer, QR, the Company or any Retained Group Member becomes aware of a Tax Claim or receives written notification which could give rise to a Tax Claim (“potential Tax Claim”), the Buyer or QR (as the case may be) must give written notice of it to the Sellers within five Business Days of becoming so aware.

The Buyer or QR (as the case may be) must forward, or cause to be forwarded, to the Sellers within ten Business Days of receipt by the addressee a copy of the relevant notice, correspondence or other document relating to a Tax Claim or potential Tax Claim received from any Tax Authority or any legal representative of a Tax Authority or any court or tribunal, including any objection, appeal or application which may be made and which the Sellers do not have.

Where the Buyer, QR, the Company or a Retained Group Member or any person acting on behalf of the Buyer, QR, the Company or a Retained Group Member has had any oral communication with any representative of a Tax Authority concerning any material matter relating to a Tax Claim or potential Tax Claim, the Buyer or QR (as the case may be) must procure that a written note of the discussion of that material matter is given to the Sellers within five Business Days of the communication.

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12.8	Access

(a)	The Buyer or QR (as the case may be) must ensure that the Sellers, Wesfarmers, Genesee & Wyoming and their professional advisers are provided with reasonable assistance and have reasonable access to the personnel of the Company and any Retained Group Member and to any relevant facility, premises, assets and Records within the custody, power, possession or control of those companies to enable the Sellers, Wesfarmers and Genesee & Wyoming and their professional advisers to examine the Tax Claim and Records and to take copies or photographs of them, at the expense of the Sellers. The Buyer or QR (as the case may be) agrees to permit the Sellers to retain for their own purposes a copy of any such Record. The Sellers and their professional advisers must first give to the Buyer or QR (as the case may be), the Company or Retained Group Member such undertakings as to confidentiality as the Buyer or QR (as applicable) may reasonably require.

(b)	The party requesting assistance or access under paragraph (a) must pay the Buyer’s, QR’s or the relevant Retained Group Member’s (as the case may be) reasonable third party costs and expenses actually incurred in relation to the assistance and access.

12.9	Resisting Tax Claims

(a)	The Buyer or QR (as the case may be) must ensure that the Company and each Retained Group Member take any proper and reasonable action that the Sellers (acting together) request to avoid, resist, compromise or defend a demand or notice issued by a Tax Authority which gives rise to the Tax Claim, and the Sellers shall indemnify the Buying Party against all costs and expenses of taking any such action required by the Sellers.

(b)	The action that the Sellers may request be taken by the Buyer, QR, the Company or any Retained Group Member in respect of a Tax Claim includes the making of appeals and objections, provided that all other avenues of review have been exhausted.

(c)	Any action required under this clause 12.9 must be taken in a timely manner.

12.10	Ceasing resistance of Tax Claim

If the Buyer or QR (as the case may be):

(a)	does not comply in some material respect with clause 12.9; or

(b)	wishes to cease to comply with clause 12.9, and gives written notice to the Sellers to that effect under this clause 12.10,

then:

(c)	the Company or Retained Group Member (as the case may be) will be under no obligation to undertake the action requested by the Sellers in relation to the Tax Claim under clause 12.9;

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(d)	the Sellers are not liable to make a payment in respect of the Tax Claim including under clause 12.1; and

(e)	to the extent to which the Sellers have made a payment under clause 12.1, the Buyer or QR (as the case may be) must immediately refund that payment to the Sellers. Any payment under this clause 12.10(e) is, and is to be treated as, an equal increase in the purchase price for each Share.

12.11	Refund by Buyer or QR

If either:

(a)	following payment by the Sellers of an amount under clause 12.1 for a Tax Claim, all or part of the Claim Amount is refunded either in cash or by credit to the Company or any Retained Group Member (including, but not limited to, any amount or credit received following a successful objection or appeal); or

(b)	the Company or any Retained Group Member receives a refund of Tax either in cash or by credit which relates to an act or omission of, or occurrence, affecting the Company or Retained Group Member before 6.00 am on the Completion Date, then the Buyer or QR (as the case may be) must immediately pay to each Seller 50% of:

(c)	in the case of (a), an amount equal to the lesser of the refund and the aggregate amount of the payments made by the Sellers under clause 12.1 in respect of the relevant Claim Amount; or

(d)	in the case of (b), an amount equal to so much of the refund to the extent that:

(i)	it is not paid under clause 12.11(c); and

(ii)	it is not referable to losing a separate (and related) Tax Benefit to a Retained Group Member; and

(e)	an amount equal to any interest paid or credited to the Company or Retained Group Member which is referable to the amount referred to in clauses 12.11(c) and/or (d).

Any payment under this clause 12.11 is, and is to be treated as, an equal increase in the purchase price of each Share.

The Buyer or QR (as the case may be) is under no obligation to make a payment to the Sellers under this clause 12.11 where the refund or credit has been included as an asset in the Final Accounts.

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12.12	Other obligations of Buyer

The Buyer or QR (as the case may be) agrees to:

(a)	promptly notify the Sellers in writing of any notice or commencement of any audit or investigation or exercise of powers under section 263 or 264 of the Tax Act or any dispute with a Tax Authority in relation to this agreement or the Company or any Retained Group Member in relation to any period up to the end of the income year in which Completion occurs; and

(b)	not, without the written approval of the Sellers (such approval not to be unreasonably withheld or delayed):

(i)	amend, or permit the self amendment by the Company or any Retained Group Member of, any tax return by such company in respect of a period, or part thereof, prior to the Completion Date; or

(ii)	apply for any binding or non-binding advance opinion, determination or ruling in respect of or which in any way relates to an act or omission of, or occurrence affecting, the Company or any Retained Group Member before the opening of business on the Completion Date.

12.13	Dispute resolution

If the Sellers and the Buyer or QR (as the case may be) cannot agree on any amount to be paid under this clause 12 within 15 Business Days of a dispute arising, then either the Sellers (acting together) or the Buyer or QR (as the case may be) may refer the disagreement to an expert with the request that the expert make a decision on the disagreement as soon as practicable after receiving any submissions from the Sellers (acting together) and the Buyer or QR (as the case may be). The expert is to be a person with over ten years experience in Tax agreed by the Sellers and the Buyer or QR (as the case may be), or if they do not agree on the person to be appointed within five Business Days of one party requesting appointment, a person with the same expertise appointed by the President of the Australian Institute of Chartered Accountants at the request of either the Sellers (acting together) or the Buyer or QR (as the case may be).

The decision of the expert is to be conclusive and binding on the parties in the absence of manifest error. The Sellers (together) and the Buyer or QR (as the case may be) agree to each pay one half of the expert’s costs and expenses in connection with the reference. The expert is appointed as an expert and not as an arbitrator. The procedures for determination are to be decided by the expert in its absolute discretion.

13	Buyer’s and QR’s warranties

Each of the Buyer and QR represents and warrants to Wesfarmers, Genesee & Wyoming and the Sellers that each of the following statements is correct and not misleading in any material respect on the date of this agreement and will be correct and not misleading on Completion as if made on and as at Completion:

(a)	it has the power to enter into and perform this agreement and has obtained (or will prior to Completion obtain) all necessary consents and authorisations to enable it to do so;

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(b)	the entry into and performance of this agreement by it does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under, any agreement or undertaking by which it is bound;

(c)	this agreement constitutes valid and binding obligations upon it enforceable in accordance with its terms by appropriate legal remedy;

(d)	this agreement and Completion do not conflict with or result in a breach of or default under any applicable Law, any provision of its constitution or any material term or provision of its constitution or any material term or provision of any agreement or deed or writ, order or injunction, judgment, Law, rule or regulation to which it is a party or is subject or by which it is bound; and

(e)	it is able to pay its debts as and when they fall due.

14	Default

14.1	Failure by a party to Complete

If a party does not Complete, other than as a result of default by the other party and provided that the Conditions Precedent have been satisfied (or waived in accordance with clause 3.4), then the non-defaulting party may give the defaulting party notice requiring it to Complete within five Business Days of receipt of the notice (or such other period agreed between the defaulting party and each non-defaulting party).

14.2	Specific performance or termination

If the defaulting party does not Complete within the period specified in clause 14.1 the non-defaulting party may choose either to proceed for specific performance or terminate this agreement. In either case, the non-defaulting party may seek damages for the default. Where one (but not both) of the Sellers is at fault, this right to damages will operate against the defaulting party for 100% of the damages sought, notwithstanding clause 1.4(d). If the Sellers terminate this agreement under this clause 14.2 the Buyer, QR and the Sellers shall jointly instruct the Stakeholder in writing to pay the Buyer Deposit and the QR Deposit to the Sellers in equal shares together with any net interest earned on those deposits. If the Buyer terminates this agreement under this clause 14.2 the Buyer, QR and the Sellers shall jointly instruct the Stakeholder in writing to:

(a)	pay the Buyer Deposit to the Buyer together with any interest earned on it; and

(b)	pay the QR Deposit to QR together with any interest earned on it.

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14.3	Termination of agreement

If this agreement is terminated then clause 3.7 will apply with the necessary changes. A termination of this agreement under this clause will not affect any other rights the parties have against one another at law or in equity.

15	Confidential Information and Access to Information

15.1	Confidential Information

Subject to clauses 15.2, 15.7 and 15.9 no Confidential Information may be disclosed by the Receiving Party to any person except:

(a)	to Representatives, financiers or advisors of the Receiving Party or its Related Entities requiring the information for the purposes of this agreement;

(b)	if the Receiving Party is QR, to the shareholding ministers of Queensland Rail and their ministerial and departmental aides, officers and advisers;

(c)	with the consent of the Disclosing Party;

(d)	if the Receiving Party is required to do so by law, a stock exchange or any regulatory authority; or

(e)	if the Receiving Party does so in connection with legal proceedings relating to this agreement (provided that, in the case of disclosure prior to Completion, such legal proceedings are between two or more of the parties to this agreement).

15.2	Disclosure of US tax information

Notwithstanding any provision of this agreement to the contrary, including for the avoidance of doubt clauses 15.5 and 15.7, the legal obligations of confidentiality hereunder do not extend to the US federal or state tax structure or the US federal or state tax treatment of the transactions contemplated by this agreement. If any US federal or state tax analyses or materials are provided to any party, such party is free to disclose any such analyses or materials without limitation.

15.3	Disclosure of Confidential Information

If the Receiving Party discloses information as permitted under clause 15.1(a) or (c) the Receiving Party must use all reasonable endeavours to ensure that persons receiving Confidential Information from it do not disclose the Confidential Information except in the circumstances permitted in clause 15.1.

15.4	Use of Confidential Information

Each of the Buyer and QR must not use any Confidential Information except for the purpose of performing its obligations or exercising its rights under this agreement.

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15.5	Excluded Information

Clauses 15.1, 15.3 and 15.4 do not apply to Excluded Information.

15.6	Delivery of materials

The Receiving Party must, on the request of the Disclosing Party, immediately deliver to the Disclosing Party all documents or other materials containing or referring to Confidential Information of the Disclosing Party which are:

(a)	in the Receiving Party’s possession, power or control; or

(b)	in the possession, power or control of persons who have received Confidential Information from the Receiving Party under clause 15.1(a) or (c).

15.7	Use and disclosure of Business related Confidential Information from Completion

(a)	On and from Completion, clauses 15.1 to 15.6 cease to apply to the Buyer or QR (as the case may be) in relation to the Confidential Information contained in the Records.

(b)	On and from Completion, each of the Sellers must not use any Confidential Information except:

(i)	for the purposes of performing its obligations or exercising its rights under this agreement;

(ii)	for the purposes outlined in clause 15.10; or

(iii)	for the purposes of preparation of its financial statements.

15.8	Survival of termination

This clause 15 will survive termination of this agreement.

15.9	Confidentiality Agreement

The provisions of this clause 15 are, prior to Completion, in addition, and without limitation, to the provisions of the Confidentiality Agreement. However, in the event of any inconsistency between the provisions of this clause 15 and the provisions of the Confidentiality Agreement, the provisions of the Confidentiality Agreement will prevail prior to Completion to the extent of the inconsistency. The Confidentiality Agreement shall terminate upon Completion.

15.10	Access to Information

(a)	The Buyer and QR must (and the Buyer must ensure that each of its Related Entities shall) ensure that the Sellers, Wesfarmers and Genesee & Wyoming are provided, following Completion, on request and following reasonable notice, with reasonable assistance and have reasonable access to the personnel of the Buyer, QR, the Company and the Retained Group and to any relevant facility, premises, assets

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and Records within the custody, power, possession or control of those companies to enable Wesfarmers, Genesee & Wyoming and the Sellers to the extent considered by them (acting reasonably) to be necessary to respond to or defend any inquiry, audit or action by a Government Agency of Australia or the United States of America, including without limitation the Securities and Exchange Commission.

(b)	The party requesting assistance or access under paragraph (a) must pay the Buyer’s, QR’s or the relevant Retained Group Member’s (as the case may be) reasonable third party costs and expenses actually incurred in relation to the assistance and access.

16	Guarantee of Sellers’ Obligations

16.1	Consideration

Each of Wesfarmers and Genesee & Wyoming acknowledge that each of the Buyer and QR is acting in reliance on Wesfarmers and Genesee & Wyoming incurring obligations and giving rights under this clause 16.

16.2	Guarantee

(a)	Wesfarmers unconditionally and irrevocably guarantees to the Buyer and QR, WRH’s compliance with its obligations in connection with this agreement, including each obligation to pay money in respect of a breach of Warranty or a Claim under a Tax Indemnity.

(b)	Genesee & Wyoming unconditionally and irrevocably guarantees to the Buyer and QR, GWI’s compliance with its obligations in connection with this agreement, including each obligation to pay money in respect of a breach of Warranty or a Claim under a Tax Indemnity.

(c)	If a Seller does not comply with its obligations on time and in accordance with this agreement then Wesfarmers (in respect of any obligation of WRH) or Genesee & Wyoming (in respect of any obligation of GWI) agrees to comply with those obligations on demand from the Buyer or QR (as the case may be). A demand may be made whether or not the Buyer or QR (as the case may be) has made demand on the respective Seller.

16.3	Nature and extent of guarantee

(a)	The obligations in clause 16.2 are continuing obligations despite any intervening payment, settlement or other thing and extends to all of the relevant Seller’s obligations in connection with this agreement.

(b)	Each of Wesfarmers and Genesee & Wyoming waives any right it has of first requiring the Buyer or QR (as the case may be) to commence proceedings or enforce any other right against a Seller or any other person before exercising its rights under this clause 16.

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16.4	Obligation to pay interest

(a)	Wesfarmers or, as the case may be, Genesee & Wyoming agrees to pay interest on any amount payable under this clause 16 which is not paid on the due date for payment and is not otherwise incurring interest.

(b)	The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 365 days.

(c)	Each of Wesfarmers and Genesee & Wyoming agrees to pay interest under this clause 16.4 on demand from the Buyer or QR (as the case may be).

16.5	Rate of interest

The rate of interest applying to each daily balance is the rate 2% per annum above the 60 day Bank Bill Swap Reference Rate last published on or before that day in The Australian Financial Review (or if that rate has not been published, another rate set by the Buyer or QR (as the case may be) in good faith).

16.6	No merger

The guarantees in this clause 16 do not merge with or adversely affect, and are not adversely affected by, any of the following:

(a)	any other guarantee, indemnity, mortgage, charge or other encumbrance, or other right or remedy to which a Buyer or QR (as the case may be) is entitled; or

(b)	a judgment which a Buyer or QR (as the case may be) obtains against a Seller or any other person in connection with this agreement.

The Buyer or QR (as the case may be) may still exercise its rights under this clause 16 as well as under the judgment, mortgage, charge or other encumbrance or other right or remedy.

16.7	Rights of the Buyer and QR are protected

The rights given to the Buyer or QR (as the case may be) under this clause 16, and the liabilities of Wesfarmers and Genesee & Wyoming under it, are not affected by any act or omission of the Buyer or QR (as the case may be) or any other person. For example, those rights and liabilities are not affected by:

(a)	any act or omission:

(i)	varying or replacing this agreement; or

(ii)	releasing a Seller or giving a Seller a concession (such as more time to pay); or

(b)	acquiescence or delay by the Buyer or QR (as the case may be) or any other person.

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16.8	Guarantor’s rights are suspended

As long as any obligation is required, or may be required, to be complied with in connection with this clause 16, Wesfarmers (in the case of WRH) and Genesee & Wyoming (in the case of GWI) may not, without the Buyer’s or QR’s (as the case may be) consent:

(a)	exercise any legal right to claim to be entitled to the benefit of another guarantee, indemnity, mortgage, charge or other encumbrance given in connection with this agreement or any other amount payable under this clause 16; or

(b)	claim an amount from the relevant Seller, or another guarantor, under a right of indemnity; or

(c)	claim an amount in the liquidation, administration or insolvency of the relevant Seller or of another guarantor of any of the relevant Seller’s obligations.

16.9	Reinstatement of rights

Under law relating to liquidation, administration, insolvency or the protection of creditors, a person may claim that a transaction (including a payment) in connection with this clause 16 or this agreement is void or voidable. If a claim is made and upheld, conceded or compromised, then the Buyer or QR (as the case may be) is immediately entitled to the rights in connection with this clause 16 or this agreement to which it was entitled immediately before the transaction.

16.10	Costs

Wesfarmers or, as the case may be, Genesee & Wyoming agrees to pay or reimburse the Buyer or QR (as the case may be) on demand for:

(a)	the Buyer’s or QR’s (as the case may be) costs, charges and expenses in making, enforcing and doing anything in connection with this clause 16 including legal costs, charges and expenses on a full indemnity basis; and

(b)	all duties, fees, Taxes and charges which are payable in connection with this clause 16 or a payment or receipt or other transaction contemplated by it.

17	Announcements

17.1	Public announcements

Subject to clause 17.2, no party may, before or after Completion, make or send a public announcement, communication or circular concerning the entry into this agreement or the transactions referred to in this agreement unless it has first obtained the written consent of the other parties which consent is not to be unreasonably withheld or delayed.

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17.2	Public announcements required by Law

Clauses 15.1 and 17.1 do not apply to a public announcement, communication or circular required by Law or a regulation of a stock exchange or if the information the subject of the announcement is in the public domain (other than as a result of a breach of this agreement). If a party is required by Law or a regulation of a stock exchange to make a public announcement concerning the entry into this agreement or the transactions referred to in this agreement, that party will, to the extent reasonably practicable, give each other party an opportunity to review and comment on the form and content of such announcement.

18	Costs, Duty and GST

18.1	Legal costs

The parties agree to pay their own legal and other costs and expenses in connection with the negotiation, preparation, execution and completion of this agreement and of other related documentation, except for Duty.

18.2	Duty

(a)	Subject to clauses 18.2(b) and 18.2(d), the Buyer agrees to pay all Duty chargeable, payable or assessed in relation to this agreement and the transactions contemplated by it including the transfer of the Shares to the Buyer.

(b)	If Completion occurs, or if Completion does not occur other than as a result of a Seller’s default, QR agrees to pay all Duty chargeable, payable or assessed at any time in relation to:

(i)	the sale to AWR of the AWR Acquired Assets (as defined in schedule 8) (including, for the avoidance of doubt, any Duty in relation to those transactions which becomes chargeable or payable as a result of the transfer of the Shares to the Buyer or the transactions listed in the other paragraphs of this clause 18.2(b) (including, without limitation, the loss of any exemption or relief and any clawback provisions becoming applicable));

(ii)	the transactions contemplated by clause 4.1(b)(i);

(iii)	the transactions contemplated by clause 4.1(b)(ii) and schedule 15; and

(iv)	the transactions contemplated by clause 6 and schedules 9 to 14, but excluding in relation to the transactions contemplated by schedules 13 and 14 any Duty on any transaction entered into with a party other than QR.

(c)	For the avoidance of doubt, the Buyer and QR will be responsible for and will pay all Duty chargeable, payable or assessed in relation to the Separation Transactions.

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(d)	The Sellers agree to pay all Duty chargeable, payable or assessed in relation to:

(i)	the sale to ASR of the ASR Acquired Assets (as defined in schedule 8) (including, for the avoidance of doubt, any Duty in relation to those transactions which becomes chargeable or payable as a result of the transfer of the SA/NT Sale Shares to the SA/NT Buyer (including, without limitation, the loss of any exemption or relief and any clawback provisions becoming applicable));

(ii)	the transfer of the SA/NT Sale Shares as contemplated by clause 4.2; and

(iii)	if Completion does not occur as a result of a Seller’s default, the transactions referred to in clause 18.2(b),

including, without limitation, the loss of any exemption or relief and any clawback provisions becoming applicable.

18.3	GST

If an amount of GST is payable by any member of the Group in respect of the transactions contemplated by clauses 4 and 6 and effected in accordance with those provisions, QR shall indemnify that member of the Group to the extent that the GST liability exceeds the aggregate of:

(a)	the amount recoverable from the recipient of the supply or any other person (not being a member of the Group) in respect of the GST liability; and

(b)	the entitlement of a member of the Group to an input tax credit in relation to the relevant supply.

19	Restrictive covenant

19.1	Restrictions

Subject to this clause 19, a Covenantor must not, in any capacity including on its own account or as a member, shareholder, unitholder, partner, joint venturer, trustee, beneficiary, principal, agent, adviser, contractor, consultant, manager, associate, representative or financier or in any other way or by any other means:

(a)	during the period specified in clause 19.3 (the “Restraint Period”) and in the area specified in clause 19.4 (the “Restraint Area”) participate in, be interested in, assist with or otherwise be directly or indirectly involved, engaged, concerned or interested in a rail business, activity or operation that is the same as, substantially similar to or competitive with the Above Rail Business or any material part of it (the “Restrained Business”);

(b)	during the Restraint Period, entice away from the Retained Group any person who is at Completion, or was at any time during the 6 month

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period ending on the Completion Date, a supplier of the Above Rail Business or the Retained Group, with any purpose of, or having the effect of, obtaining the services of that person in a Restrained Business and/or causing that person to cease to be a supplier of the Retained Group or the Above Rail Business;

(c)	during the Restraint Period, solicit, canvas, approach or accept an approach from any person who is at Completion, or was at any time during the 6 month period ending on the Completion Date, a customer of the Above Rail Business or the Retained Group (including Manildra Flour Mills Pty Ltd and P&O Ports Limited), with any purpose of, or having the effect of, obtaining the custom of that person in a Restrained Business in the Restraint Area and/or causing that person to cease to be a customer of the Retained Group or the Above Rail Business;

(d)	during the Restraint Period, represent itself as being in any way connected with, interested in or associated with the Above Rail Business or the Retained Group (except as its owner before Completion); or

(e)	during the Restraint Period, solicit, canvas, encourage, or induce, or endeavour to do so, any person (other than any SA Employee (as defined in schedule 8) and any person seconded to the Retained Group by the Sellers or any of their Related Entities) who is at Completion, or was at any time during the 6 month period ending on the Completion Date, a director, employee, agent, associate, contractor or advisor of any member of the Retained Group, to leave the office, employment or agency of, or association with, the Retained Group, provided that this shall not prohibit or restrict any Covenantor from publishing a general or trade publication employment advertisement or from hiring persons who respond to such an advertisement or from hiring persons where the initial approach in relation to the employment of such person is made by that person to the Covenantor or a Related Entity of the Covenantor.

19.2	Payment to Covenantor

In consideration of each Covenantor agreeing to the restrictions in clause 19.1, the Buyer must pay each Covenantor the sum of $1.00 on Completion.

19.3	Restraint Period

The period referred to in clause 19.1 is each of the following periods separately:

(a)	6 months from the Completion Date;

(b)	12 months from the Completion Date;

(c)	18 months from the Completion Date;

(d)	24 months from the Completion Date;

(e)	30 months from the Completion Date;

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(f)	3 years from the Completion Date; and

(g)	5 years from the Completion Date.

19.4	Restraint Area

The area referred to in clause 19.1 is each of the following areas separately:

(a)	the State of Western Australia;

(b)	the Melbourne to Adelaide rail corridor, save that this restriction shall not prevent traffics whose haul lengths are predominantly within South Australia; and

(c)	only in respect of product carried as at the date of this agreement, that part of the State of New South Wales in which the such product is carried by the Above Rail Business as at the date of this agreement.

19.5	Independence of restrictions

Each:

(a)	covenant in the paragraphs of clause 19.1;

(b)	paragraph of the Restraint Period definition in clause 19.3; and

(c)	paragraph of the Restraint Area definition in clause 19.4,

is a separate and independent covenant of each of the Covenantors. They can be combined and each combination is a separate covenant and restriction, although they are cumulative in effect.

19.6	Severability

For the avoidance of any doubt, if any of the separate and independent covenants or restrictions set out in this clause 19 is or becomes invalid or unenforceable for any reason if the covenant or restriction in question would be valid or enforceable if any activity was deleted or the area or time was reduced, then the clause must be read down by deleting that activity, or reducing that period or area, to the minimum extent necessary to achieve that result.

19.7	Reasonableness of restraint

Each Covenantor acknowledges that each of the restrictions imposed by this clause 19:

(a)	is reasonable in its extent (as to duration, geographical area and restrained conduct) having regard to the interests of each party to this Agreement; and

(b)	extends no further, in any respect, than is reasonably necessary and is solely for the protection of QR in respect of the goodwill of the Above Rail Business.

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19.8	Legal advice

Each Covenantor acknowledges that, in relation to this Agreement and in particular this clause 19, that Covenantor has received legal advice or has had the opportunity of obtaining legal advice.

19.9	Injunction

Each Covenantor acknowledges and agrees that monetary damages alone may not be adequate compensation to QR for a breach by that Covenantor of this clause 19 and that QR is entitled to seek injunctive relief from a court of competent jurisdiction if:

(a)	that Covenantor fails to comply with any obligation under this clause 19 or threatens to do so; or

(b)	QR has reason to believe that the Covenantor will not comply with any obligation under this clause 19.

19.10	Obligations extend to SA/NT Subsidiaries

Genesee & Wyoming will procure that each of the SA/NT Subsidiaries will comply with the terms of this clause 19 as if it were a Covenantor.

19.11	Acquisitions

Nothing in this clause 19 operates so as to prohibit any Seller (or any of their Related Entities) from holding (whether directly or indirectly) up to 10% of the shares in a public company listed on the Australian Stock Exchange even though that company is Engaged or Involved in any Restricted Business in the Restraint Area.

19.12	Internal provision of services within the Wesfarmers group

Nothing in this clause 19 operates so as to prohibit Wesfarmers or any of its Related Entities from time to time:

(a)	from holding interests in any joint venture or similar arrangement which undertakes a Restrained Business for the purpose of railing product produced by, or materials intended for use in, the business of such joint venture or arrangement, so long as Wesfarmers (or, as the case may be, its relevant Related Entity) does not have any greater degree of control over such joint venture or similar arrangement’s operation of rail services (a “Permitted JV”); or

(b)	from providing bulk rail freight services to Wesfarmers or any of its Related Entities or any Permitted JV in which Wesfarmers or any of its Related Entities has an interest of at least 20% from time to time in any region, provided that if Wesfarmers or any of its Related Entities or any such Permitted JV from time to time is a customer of the Retained Group at Completion or, as the case may be, upon becoming a Related Entity of Wesfarmers or a Permitted JV, that entity will remain a customer of the Retained Group for the term of its then-existing contract.

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20	Notices

20.1	Form

Unless expressly stated otherwise in this agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this agreement (“Notices”) must be in writing signed by an Authorised Officer and must be marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, marked for attention in the last way notified.

20.2	Delivery

Notices must be:

(a)	left at the address set out or referred to in the Details;

(b)	sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details;

(c)	sent by fax to the fax number set out or referred to in the Details; or

(d)	given in any other way permitted by law.

However, if the intended recipient has notified a changed fax number or address then the Notice must be sent to that number or address.

20.3	When effective

Notices take effect from the time they are received unless a later time is specified.

20.4	Receipt - post

If sent by post, Notices are taken to have been received two Business Days after posting (or five Business Days after posting if posted to or from a place outside Australia).

20.5	Receipt - fax

If sent by fax, Notices are taken to have been received at the time shown in the transmission report as the time that the whole fax was sent.

20.6	Receipt - general

Despite clauses 20.4 and 20.5, if Notices are received after 5.00pm in the place of receipt or on a non-Business Day, they are taken to be received at 9.00am on the next Business Day.

21	Miscellaneous

21.1	Assignment

No party may assign or otherwise deal with its rights under this agreement or allow any interest in them to arise or be varied in each case without the

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consent of the other party, provided that nothing in this clause 21 restricts the provision of security in favour of a financier of the Buyer, QR, AWR and/or the Company, provided that ASR’s ability to receive services as contemplated by clause 6 and schedules 9 to 12 is not adversely affected thereby.

21.2	Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this agreement expressly states otherwise.

21.3	Partial exercising of rights

If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

21.4	Approvals and consents

By giving its approval or consent a party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

21.5	Conflict of interest

The parties’ rights and remedies under this agreement may be exercised even if it involves a conflict of duty or a party has a personal interest in their exercise.

21.6	Remedies cumulative

The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement.

21.7	Rights and obligations are unaffected

Rights given to the parties under this agreement and the parties’ liabilities under it are not affected by anything which might otherwise affect them by law.

21.8	Variation and waiver

A provision of this agreement or a right created under it may not be waived or varied except in writing, signed by the party or parties to be bound.

21.9	No merger

The warranties, undertakings and indemnities in this agreement do not merge and are not extinguished on Completion and will survive after Completion.

21.10	Indemnities

Subject to this agreement, the indemnities in this agreement are continuing obligations, independent from the other obligations of the parties under this agreement and continue after this agreement ends. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this agreement.

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21.11	Further steps

(a)	Each party agrees, at its own expense, to do anything which any other party reasonably asks (such as obtaining consents, signing and producing documents and getting documents completed and signed) which is reasonably required:

(i)	to bind the party and any other person intended to be bound under this agreement;

(ii)	to show whether the party is complying with this agreement; and

(iii)	to give full effect to the objectives and provisions of this agreement and the transactions contemplated by it, including negotiations in good faith with respect to any matters requested by any of the parties to this agreement.

Nothing in this clause 21.11 shall impose an obligation on any party to incur or commit to any material expenditure or any material liability or obligation.

(b)	Without limiting clause 21.11(a), the Sellers will, at their cost (except with respect to external expenses reasonably incurred by a Seller or any Group Member, which will be borne by the Buyer and QR), from the date of this agreement until Completion provide, and will procure any relevant Group Member, and use reasonable endeavours to procure Government Agencies, to provide, all information and assistance reasonably requested by the Buyer or QR in relation to:

(i)	seeking and obtaining the consent of Alcoa of Australia Limited under the Rail Freight Agreement between that company and AWR dated 15 October 2001 to the change in control of AWR;

(ii)	seeking and obtaining the consent of Mount Gibson Mining Ltd and Mount Gibson Iron Ltd under the Transport Agreement between those companies and AWR dated 30 September 2003 to the change in control of AWR;

(iii)	seeking and obtaining the releases and novations of the contracts referred to in clause 5.8;

(iv)	any information, authorities, approvals or accreditations required from Government Agencies or regulators (including the new Accreditations or any variations to the Existing Accreditations as referred to in clauses 3.1(g) and (h)); and

(v)	negotiations with the State of Western Australia with a view to amending the contracts described in paragraph (c) of the definition of “Material Contract” appearing in clause 24.1.

(c)	The Sellers will take reasonable steps to allow each of the Buyer and QR access to Employees for the purpose of communicating to such Employees issues associated with the sale of the Company and any

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post-sale restructure that may occur. Reasonable steps for these purposes include but are not limited to:

(i)	allowing representatives of the Buyer and QR to attend the Company’s premises and enter into discussions with Employees (provided that such discussions do not unreasonably interfere with the operation of the Group’s businesses); and

(ii)	taking such steps as are necessary to facilitate QR offering employment to Employees as agent for Australian Railroad Group Employment Pty Ltd and to facilitate the Buyer offering employment to Employees, provided that any such offers are conditional upon Completion and the completion of the Separation Transactions.

(d)	Subject to the ongoing approval of the individual Secondees (which, for the avoidance of doubt, any Secondee shall be free to withdraw at any time), Wesfarmers will offer the services of the Secondees to the Retained Group for an initial period of six months following Completion, and one further period of six months following expiry of that initial period. The Buyer or QR (as appropriate) shall reimburse Wesfarmers on a full indemnity basis in relation to all wages, entitlements and workers’ compensation claims in relation to Secondees who are seconded to the Retained Group in the period following Completion. Neither Wesfarmers nor any of its Related Entities shall be liable in any respect in relation to any acts or omissions of any Secondees during their period of secondment to the Retained Group following Completion. During the period whilst a Secondee is seconded to the Retained Group, Wesfarmers shall not (and shall procure that none of its Related Entities shall) make an offer to such Secondee to work in the business of Wesfarmers or any of its Related Entities.

(e)	The Sellers will cause AWR to satisfy the additional special condition to its Existing Accreditation set out in the letter to it from the Regulator dated 5 January 2006 by the earlier of (a) Completion and (b) the time required in such letter.

21.12	Entire agreement

This agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

21.13	Construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this agreement or any part of it.

21.14	Knowledge and belief

Subject to clause 10.6, any statement made by a party on the basis of its knowledge, information, belief or awareness, is made on the basis that the

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party has, in order to establish that the statement is accurate and not misleading in any material respect, made all reasonable enquiries of its officers, managers and employees who could reasonably be expected to have information relevant to matters to which the statement relates.

21.15	Severability

If any provision of this agreement is invalid or unenforceable, the invalidity or unenforceability of that provision does not affect the validity, enforceability, operation, construction or interpretation of any other provision of this agreement, with the intent that the invalid or unenforceable provision shall be treated for all purposes as severable from this agreement.

22	Governing law, jurisdiction and service of process

22.1	Governing law

This agreement is governed by the law in force in the place specified in the Details. Each party submits to the non-exclusive jurisdiction of the courts of that place.

22.2	Serving documents

Without preventing any other method of service, any document in an Action may be served on a party by being delivered or left at that party’s address in the Details.

22.3	Process Agent

Genesee & Wyoming irrevocably appoints Mallesons Stephen Jaques, Level 60, Governor Phillip Tower, Sydney (Attention Dave Poddar and Peter Doyle) as its agent for acceptance of service of process in respect of any proceeding by the Buyer or QR in connection with this agreement.

22.4	Forum

Genesee & Wyoming waives any objection, and agrees not to make any objection, to the jurisdiction of the courts referred to in clause 22.1 including on the basis that they are an inconvenient forum.

23	Counterparts

This agreement may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument.

24	Interpretation

24.1	Definitions

These meanings apply unless the contrary intention appears.

Above Rail Business means the businesses of the Separated Companies immediately following completion of the Separation Transactions.

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ACCC means the Australian Competition and Consumer Commission.

Accounting Standards means:

(a)	accounting standards as that term is defined in the Corporations Act; and

(b)	to the extent not inconsistent with paragraph (a), generally accepted Australian accounting principles which are consistently applied.

Accreditation means accreditation as either an Owner or an Operator under Part 2 of the Rail Safety Act (WA) (in the case of AWR and WestNet Rail Pty Ltd) or under Part 2 of the Rail Safety Act (SA) (in the case of AWR and ASR).

Action means an action, dispute, Claim, demand, investigation, inquiry, prosecution, litigation, proceeding, arbitration, mediation or dispute resolution.

Actuary means the actuary of the Group as at the date of this agreement or any other suitably qualified person employed by the same firm as such person.

ARG Consolidated Tax Group means the consolidated group for tax purposes under Part 3-90 of the Tax Act consisting of the Company and its subsidiary members (as defined in the Tax Act).

ARG Tax Sharing & Funding Deed means the Tax Sharing & Funding Deed between the Company and its subsidiary members (as defined in the Tax Act) dated 17 March 2005.

ARGRM means ARG Risk Management Limited.

ARTC means Australian Rail Track Corporation Limited.

ARTC Licence means the Licence for Exclusive Management dated 10 November 2000 between ARTC and ASR.

Asset Sale Completion has the meaning given in schedule 8.

Assets means the assets from time to time included in the accounts and asset registers of the Retained Group which are used wholly or predominantly in the operation of the Business (and for the avoidance of doubt including all right, title and interest of each Retained Group Member in relation to all contracts, arrangements and understandings to which it is a party).

Associate has the same meaning as in Part 1.2, Division 2 of the Corporations Act.

Audited Accounts means:

(a)	the audited balance sheet of the Company and consolidated balance sheet of the Group as at 31 December 2004;

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(b)	the audited profit and loss statement of the Company and consolidated profit and loss statement of the Group for the 12 months ended on 31 December 2004; and

(c)	the audited statement of cash flows of the Company and consolidated statement of cash flows of the Group for the 12 months ended on 31 December 2004; and

(d)	applicable notes to each of those financial statements required by the Accounting Standards,

copies of which are set out in Annexure A.

Auditors means Ernst & Young.

Authorised Officer means a person appointed by a party to act as an Authorised Officer for the purposes of this agreement.

AustralAsia Rail Operation Contract means the AustralAsia Railway Project Rail Operation Contract dated 19 April 2001 between FreightLink Pty Ltd, Australia Northern Railroad Pty Ltd and the Company, as subsequently novated and amended.

Budgets means each of the following documents in the Data Room:

2005 Budget Statement of Profit & Loss (see FIN 002.0001);

WestNet Rail Five Year Management Plan (see FIN 002.0002);

ARG 2005 Budget (see FIN 002.0003);

File note: Reconciliation of Information Memorandum to Management Presentation (see FIN 002.0004);

Transport Budget Detail (see FIN 002.0005);

Key Assumptions for Base Case Plus Strategies (see FIN 002.0008);

New Business Outlook (see FIN 002.0009);

WA SA NSW Operating Plan for Budget (see FIN 002.0010);

Grain Revenues Harvest Haulage 020206 (see FIN 002.0011);

WNR Five Year Forward Capex Plan (see FIN 003.0006); and

New Revenue FIN 002.0009 Update 110106 (see FIN 002.0014).

Business means the above-rail and below-rail businesses of the Retained Group as they are presently being conducted.

Business Day means a day other than a Saturday, Sunday or public holiday in Perth, Sydney or Brisbane.

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Business Trademarks means the logos represented in Annexure E and all derivatives of them used in the Business.

Buyer Deposit means the $70,000,000 deposit paid by the Buyer to the Stakeholder under clause 2.

Buying Party has the meaning given in clause 11.1.

Capex Budget means the capital expenditure programme for the Group for the period to 30 June 2006 and set out in Annexure C.

Certificates means the certificate attaching the consolidated balance sheet, consolidated profit and loss statement and applicable notes comprising part of the Final Accounts, and the certificate attaching the statement of adjustments comprising part of the Final Accounts, each to be issued by the Auditors pursuant to clause 7.2 in the form of Annexure D, each addressed to the Sellers, the Buyer and QR and certifying that the relevant elements of the Final Accounts have been prepared in accordance with clause 7.2(a).

CL/AL Standard Gauge Locomotives means the locomotives described as such in Annexure I.

Claim includes any allegation made in writing, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise (and includes, in the case of a claim against a Seller, a claim for breach of warranty).

Claim Amount means:

(a)	the amount the Company or a Retained Group Member is required to pay in Tax to a Tax Authority as a result of a Tax Claim; or

(b)	the amount of any credit, rebate or refund of Tax lost by the Company or Retained Group Member as a result of a Tax Claim; or

(c)	the amount of Tax that would, if the Company or Retained Group Member had taxable income in the year of income to which the Tax Claim relates, be payable by the Company or Retained Group Member as a result of the loss of any relief, allowance, deduction or loss carried forward, calculated at the rate of tax applicable to companies in the year in which the Tax Claim is made.

Completion means completion of the sale and purchase of the Shares in accordance with clause 5 and Complete has a corresponding meaning.

Completion Date means:

(a)	the first Business Day following the Final Accounts Date; or

(b)	in the event that a party fails to Complete and a party gives notice pursuant to clause 14.1, the date specified in that notice.

Conditions Precedent means the conditions precedent set out in clause 3.1 and clause 3.8.

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Confidentiality Agreement means the confidentiality agreement executed in or about March 2005 between Wesfarmers, Genesee & Wyoming, B&B and QR.

Confidential Information means all Information disclosed to the Receiving Party or any Related Entity or Representative of the Receiving Party, under or in connection with this agreement, including:

(a)	information which, either orally or in writing, is designated or indicated as being the proprietary or confidential information of the Disclosing Party or any of its Related Entities;

(b)	information derived or produced partly or wholly from the Information including any calculation, conclusion, summary or computer modelling; and

(c)	information which is capable of protection at law or equity as confidential information,

whether the Information was disclosed:

(d)	orally, in writing or in electronic or machine readable form;

(e)	before, on or after the date of this agreement;

(f)	as a result of discussions between the parties concerning or arising out of the acquisition of the Business or the Shares; or

(g)	by the Disclosing Party or any of its Representatives, any of its Related Entities, any Representatives of its Related Entities or by any third person.

Constitution means the constitution of the Company.

Controller has the meaning give in the Corporations Act.

Cook Facility means the facility operated by the Group at Cook in South Australia.

Corporations Act means the Corporations Act 2001 (Cth).

Corporate Plan means the Company’s 2005 Corporate Plan.

Covenantor means the Sellers, Wesfarmers, Genesee & Wyoming and ASR.

Cross Border Lease means the Lease-In-Lease-Out cross border lease transaction and associated agreements entered into on 1 December 1998 by Westrail in respect of 59 freight locomotives, 255 freight wagons as well as the various transactions and agreements described in documents FIN 006.0003 “Guide to Cross Border Lease Documents”, FIN.006.0009, FIN.006.0045, FIN.006.0103 and FIN.006.0125 in the Data Room.

Cross Border Lease Operating Agreement means the two agreements between The Western Australian Government Railways Commission, the Treasurer of Western Australia, Australia Western Railroad Pty Ltd, AWR

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Lease Co Pty Ltd, Australian Railroad Group Pty Ltd and other parties, both dated 17 December 2000 (being (i) Data Room document FIN.006.0096 styled Operating Agreement PNC No 2 and (ii) Data Room Document FIN.006.0100 styled Operating Agreement FB No 2).

Data Room means the virtual and physical data rooms established by the Sellers in relation to the Group, the Business and the businesses of the SA/NT Subsidiaries on or before the date of this agreement.

Data Room Documents means the documents and information included in the Data Room, as specified in the data room index prepared by the Sellers and given to the Buying Parties on 10 February 2006.

Deed of Cross Guarantee means the deed so entitled, dated 19 December 2001 between the Company, ARG Financing Pty Ltd and others, executed pursuant to ASIC Class Order 98/1418.

Details means the details about the parties and other matters set out on pages 1 to 3 of this agreement.

Disclosing Party means the party disclosing Confidential Information.

Disclosure Letter means the letter of that name from the Sellers addressed to the Buyer and QR and dated and delivered to them before the date of this agreement and includes all of its schedules and annexures.

Dry Creek North Site means that part of the land outlined on the photograph in Annexure G and marked “Dry Creek North Photograph”.

Dry Creek South Site means that part of the land outlined on the photograph in Annexure H and marked “Dry Creek South Photograph”.

Due Diligence means the enquiries and investigation into the Group and the Business carried out by the Buyer or its Related Entities and QR and their Representatives.

Due Diligence Materials means the materials and other information in relation to the Group and the Business provided in writing to the Buyer or its Related Entities and QR on or before 10 February 2006 (including without limitation the materials and other information contained in the Data Room Documents).

Duty means any stamp, transaction or registration duty or similar charge which is imposed by any Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount which is imposed in that regard.

EDI means EDI Rail Pty Limited.

EDI Contract means the Rolling Stock Maintenance Agreement made in 2005 between the Company, ASR and EDI.

Employees means the employees of the Retained Group at Completion.

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Encumbrance means any security for the payment of money or performance of obligations including a mortgage, lien, charge, pledge, trust, power, preferential right, interest or arrangement, easement, public right of way, restrictive or positive covenant or any agreement to create any of them or allow them to exist and any deposit of money by way of security, but excludes a charge or lien arising in the ordinary course of business or in favour of any Government Authority by operation of Law.

Engaged or Involved includes direct or indirect involvement as a principal, agent, partner, employee, shareholder, unit holder, director, trustee, beneficiary, manager, consultant, adviser or financier.

Equity Value means $802,699,000.

Equity Value Adjustment Amount means the amount calculated in accordance with clause 7.3.

Excluded Information means Confidential Information which:

(a)	is in or becomes part of the public domain other than through breach of this agreement or an obligation of confidence owed to the Disclosing Party or any Related Entity of the Disclosing Party;

(b)	the Receiving Party can prove by contemporaneous written documentation was already known to it at the time of disclosure by the Disclosing Party or its Related Entities or Representatives (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(c)	the Receiving Party acquires from a source other than the Disclosing Party or any Related Entity or Representative of the Disclosing Party where such source is not prohibited from disclosing it.

Existing Accreditations means the accreditations as at the date of this Agreement of AWR and WestNet Rail Pty Ltd under Part 2 of the Rail Safety Act (WA) and of ASR under Part 2 of the Rail Safety Act (SA).

Final Accounts means the:

(a)	consolidated balance sheet of the Group as at the Final Accounts Date;

(b)	consolidated profit and loss statement of the Group for the period from 1 July 2005 to and including the Final Accounts Date;

(c)	applicable notes to each of those financial statements required by the Final Accounts Principles and Policies;

(d)	consolidated statement of changes in equity of the Group for the period from 1 July 2005 to and including the Final Accounts Date;

(e)	consolidated cash flow statement of the Group for the period from 1 July 2005 to and including the Final Accounts Date; and

(f)	statement of adjustments of the Retained Group, as prepared in accordance with clause 7.2.

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Final Accounts Date means 11.59pm on the latter of:

(a)	the last day of the calendar month in which the Conditions Precedent have either been satisfied or waived in accordance with clause 3.4, unless such satisfaction or waiver is within five Business Days of the end of a month, in which case it will be the end of the following month; and

(b)	the earlier of:

(i)	the last day of the calendar month in which the consent of Alcoa of Australia Limited under the Rail Freight Agreement between it and AWR dated 15 October 2001 to the change in control of AWR which will occur upon the completion of the Separation Transactions is obtained, unless such consent is obtained within five Business Days of the end of a month, in which case it will be the end of the following month; and

(ii)	31 May 2006;

(c)	31 March 2006.

Final Accounts Accounting Standards means the Accounting Standards as applied to the preparation of the Last Accounts.

Final Accounts Principles and Policies means the accounting policies and procedures, treatments and assumptions adopted by the Group as set out in the Last Accounts.

Final Net Asset Value means the amount shown as “Net Assets” in the column headed “Retained Group” on the final page of the statement of adjustments of the Retained Group forming part of the Final Accounts.

FreightLink Wagons means the 127 wagons used in the performance of the Melbourne to Adelaide FreightLink task.

Government Agency means any government, governmental, semi-governmental, administrative, fiscal or judicial body department, commission, authority, tribunal, agency or entity.

Government Consents means:

(a)	the waiver by the State of South Australia of any rights it would have to terminate the South Australian Lease by reason of any change of control of ASR; or

(b)	confirmation from the relevant Minister of the State of South Australia or from the Sellers’ legal advisers on terms reasonably satisfactory to the Sellers that the rights referred to in paragraph (a) cannot or will not be enforced; and

(c)	consent by, or on behalf of, the Public Transport Authority of Western Australia under the Cross Border Lease Operating

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Agreement to the change in control, by reason of Completion, of AWR Lease Co Pty Ltd, as evidenced by the execution by the Public Transport Authority of Western Australia, the Minister (as defined in the Cross Border Lease Operating Agreement) and the Treasurer (as defined in the Cross Border Lease Operating Agreement) of a deed of covenant as referred to in clause 20.5(b) of the Cross Border Lease Operating Agreement; or

(d)	written confirmation from the relevant Minister or State Solicitor of the State of Western Australia or QR’s legal advisers on terms reasonably satisfactory to QR that the consent referred to in paragraph (c) is not required.

Group means the Company and the Subsidiaries.

Group Finance Facility Documents means each of the following documents in the Data Room:

Common Terms Deed dated 3 December 2003 (see FIN 004.001.0001);

Amended Security Trust Deed (see FIN 004.001.0004);

Amended Floating Charge WestNet (see FIN 004.001.0005);

Amended Floating Charge ASR Pty Ltd (see FIN 004.001.0006);

ANZ Loan Agreement (see FIN 004.001.0008);

BNP Paribas Loan Agreement (see FIN 004.001.0009);

Mizuho Loan Agreement (see FIN 004.001.0010);

National Loan Agreement (see FIN 004.001.0011); and

Sumitomo Loan Agreement (see FIN 004.001.0012).

Group Member means any member of the Group as at the date of this agreement.

GST has the meaning it has in the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Incoming Officers means the persons nominated by the Buyer to be directors (and/or, as the case may be, company secretaries) of each Retained Group Company from Completion, as notified by the Buyer to the Sellers not less than five Business Days prior to Completion.

Information means all information regardless of its Material Form relating to or developed in connection with:

(a)	the business, technology or other affairs of the Disclosing Party or any Related Entity of the Disclosing Party, or in the case of the Sellers only, the Company or any other Group Member; or

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(b)	any systems, technology, ideas, concepts, know-how, techniques, designs, specifications, blueprints, tracings, diagrams, models, functions, capabilities and designs (including computer software, manufacturing processes or other information embodied in drawings or specifications), intellectual property or any other information which is marked “confidential” or is otherwise indicated to be subject to an obligation of confidence owned or used by or licensed to the Disclosing Party or a Related Entity of the Disclosing Party, or in the case of the Sellers only, the Company or any other Group Member.

Input Tax Credit has the meaning it has in the GST Act.

A person is Insolvent if:

(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(b)	it has had a Controller appointed or is in liquidation, in provisional liquidation, under administration or wound up or has had a Receiver appointed to any part of its property; or

(c)	it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this agreement); or

(d)	an application or order has been made (and in the case of an application, it is not stayed, withdrawn or dismissed within 30 Business Days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of paragraphs (a), (b) or (c) above; or

(e)	it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; or

(f)	it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which another party to this agreement reasonably deduces it is so subject); or

(g)	it is otherwise unable to pay its debts when they fall due; or

(h)	something having a substantially similar effect to the events described in paragraphs (a) to (g) happens in connection with that person under the law of any jurisdiction.

Last Accounts means:

(a)	the audited consolidated balance sheet of the Group as at 30 June 2005;

(b)	the audited consolidated profit and loss statement of the Group for the six months ended on 30 June 2005;

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(c)	the audited consolidated statement of cash flows of the Group for the six months ended on 30 June 2005; and

(d)	applicable notes to each of those financial statements required by the Accounting Standards.

copies of which are set out in Annexure A.

Last Balance Date means 30 June 2005.

Law includes:

(a)	any law, regulation, authorisation, ruling, judgment, order or decree of any Governmental Agency; and

(b)	any statute, regulation, proclamation, ordinance or by-law in:

(i)	Australia; or

(ii)	any other jurisdiction.

Liability means any liability (whether actual, contingent or prospective), including for any Loss irrespective of when the acts, events or things giving rise to the liability occurred.

Loss means all damage, loss, cost, and expense (including legal costs and expenses of whatsoever nature or description).

Material Contract means:

(a)	each of the customer contracts listed in schedule 5; and

(b)	the South Australian Lease;

(c)	the Rail Freight Corridor Land Use Agreement (Standard Gauge) and Railway Infrastructure Lease and Rail Freight Corridor Land Use Agreement (Narrow Gauge) and Railway Infrastructure Lease, both dated 30 October 2000 between the State of Western Australia, the Company and certain Subsidiaries; and

(d)	the Cross Border Lease;

(e)	the ARTC Licence;

(f)	the EDI Contract;

(g)	the Extension and Variation Deed - Infrastructure Maintenance Services Contract between WestNet Rail Pty Ltd, John Holland Pty Ltd and John Holland Group Pty Ltd;

(h)	CBH Grain Transfer Agreement is called the Deed of Amendment, Consolidation and Restatement relating to the Western Australian Export Grain Transport and Handling Agreement between Australia Western Railroad Pty Ltd, Co-operative Bulk Handling Ltd, AWB Services Ltd, AWB Ltd, Grain Pool Pty Ltd, AgraCorp Pty Ltd, Pastoralists and Graziers Association of Western Australia Inc and The Western Australian Farmers Federation Inc.;

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(i)	WMC Land Logistics Joint Venture Agreement between AWR and Brambles Australia Limited; and

(j)	the arrangements for the carriage of goods by ASR between Adelaide and Melbourne for P&O Ports Limited.

Material Form includes any form (whether visible or not) of storage from which reproductions can be made.

Motive Power Centre means the rolling stock maintenance, repair and servicing facilities at Dry Creek South as shown on the photograph in Annexure H.

Notices means any Claims, demands, actions, suits or orders concerning the Environment made by a Government Agency.

Parkeston Property means the freehold land situated on a portion of Hampton Location 33, being the whole of the land comprised in certificate of title volume 2168 folio 752.

Port Augusta Facility means the rail workshops and rest house operated by the Group at Port Augusta in South Australia.

Promissory Note has the meaning given in clause 4.2.

Property means the real property owned or occupied by the Retained Group in connection with the Business but does not include leased railway infrastructure or the land on which such infrastructure is situated used by the Retained Group under the Material Contracts referred to in paragraph (b) of the definition of Material Contracts.

QR Deposit means the $20,000,000 deposit paid by QR to the Stakeholder under clause 2.

Rail Safety Act (SA) means the Rail Safety Act 1996 (SA).

Rail Safety Act (WA) means the Rail Safety Act 1998 (WA).

Receiver includes a receiver or a receiver and manager.

Receiving Party means the recipient of Confidential Information.

Records means originals and copies, in machine readable or printed form, of all books, files, reports, records, correspondence, documents and other material of or relating to or used in connection with the Group, the Business or the businesses of the SA/NT Subsidiaries.

Recovered Sum means the amount recovered as contemplated by clause 11.7.

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Related Body Corporate of a body corporate means another body corporate which is related to the first within the meaning of section 50 of the Corporations Act.

Related Entity has the meaning it has in the Corporations Act.

Related Party has the same meaning as it would have in section 9 of the Corporations Act if all references in section 9 to “public company” were to “public company or proprietary company”.

Representative of a party includes an employee, agent, officer, director or sub-contractor of that party or of a Related Entity of that party.

Respective Proportion of a Seller means the proportions which the Sale Shares of a Seller bear to the Shares, as specified in Schedule 1.

Retained Group means the Group excluding the SA/NT Subsidiaries.

Retained Group Businesses means the businesses, undertakings and assets of the Retained Group Members as at Completion.

Retained Group Member means any member of the Retained Group as at the date of this agreement.

Retiring Officers means the existing directors and officers of each Retained Group Member immediately prior to Completion.

SA/NT Businesses means the businesses, undertakings and assets of the SA/NT Subsidiaries as at Completion.

SA/NT Buyer has the meaning given in clause 4.2(a).

SA/NT Charge means the charge set out in schedule 7.

SA/NT Sale Company means each of Viper Line Pty Limited, GWA Holdings Pty Limited, Australia Southern Railroad Pty Limited and ARG Sell Down Holdings Pty Limited.

SA/NT Sale Shares means all of the issued shares in each of the SA/NT Sale Companies.

SA/NT Subsidiary means each of those companies set out in part B of schedule 2.

Secondees means Murray Vitlich, John Cleland, Stuart Gale, Charlie Perkins, Ben Campbell, Paul Kilgren, Wayne Enriquez, Jason Paolone, Andrea Wright and Kristy Gannon.

Securities means shares, debentures, stocks, bonds, notes, interests in a managed investment scheme, units, warrants, options, derivative instruments or any other securities.

Sellers means each of WRH and GWI individually (but not jointly).

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Separated Company means each of AWR, AWR Lease Co Pty Ltd and Australian Railroad Group Employment Pty Ltd.

Separation Transactions means the transactions described in schedule 6 to be entered into between QR and various Retained Group Members after Completion.

Shares means the issued shares in the capital of the Company agreed to be sold under this agreement and Share means any one of those shares.

South Australian Lease means the Deed of Agreement to Lease and Charge dated 7 November 1997 between the State of South Australia, SA Rail Pty Ltd and ASR.

Stakeholder means Mallesons Stephen Jaques.

Statutory Records of a person means each record that the person is required to maintain under the Corporations Act, other than the financial statements of that person.

Statement of Adjustments means the statement of adjustments and methodology for preparation of the statement of adjustments set out in Annexure B.

Subsidiaries means any subsidiaries of the Company including all of the bodies corporate described in schedule 2 and Subsidiary means any one of those bodies corporate.

Tailem Bend Facility means the facility operated by the Group at Tailem Bend in South Australia.

Tax means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any Tax Authority and includes, but is not limited to, any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of, any of the above, and includes an amount payable under the National Tax Equivalent Regime, but excludes Duty.

Tax Act means the Income Tax Assessment Act 1936 or the Income Tax Assessment Act 1997 (Cth), as the context requires.

Tax Authority means any Government Agency responsible for Tax, wherever situated.

Tax Benefit for a company means a benefit being:

(a)	the amount of an allowable rebate, credit, or refund of Tax for the company or a Related Body Corporate of the company; or

(b)	an amount equal to an allowable deduction (including but not limited to amortisation and depreciation), relief or other allowance, for any income year for the company or a Related Body Corporate of the company, multiplied by the applicable company tax rate at the time the benefit arises; or

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(c)	an amount equal to an amount that is properly excluded from assessable income, for any income year for the company or a Related Body Corporate of the company, multiplied by the applicable company tax rate at the time the benefit arises.

Tax Claim means an assessment notice or amended assessment, demand or other document issued or action taken by or on behalf of a Tax Authority whether before or after the date of this agreement, to the extent to which it relates to an act or omission of, or occurrence affecting, (a) the Company or a Retained Group Member before the Final Accounts Date, as a result of which the Company or Retained Group Member is liable to make a payment for Tax or is deprived of any credit, rebate, refund, relief, allowance or deduction (other than under Division 721 of the Tax Act); or (b) the transaction referred to in clause 4.1(b)(v).

Tax Consolidation Date means 1 January 2004.

Tax Indemnity means a right to payment:

(a)	of the Buyer under clause 12.1(a)(i); and

(b)	of QR under clause 12.1(b),

in each case in respect of a Tax Claim.

Tax Invoice has the meaning it has in the GST Act.

Tax Law means a law of the Commonwealth of Australia or an Australian State governing the imposition, assessment, calculation or collection of Tax.

Tax Provision means, at any time, the sum of:

(a)	the provision and accruals for Tax in the Final Accounts; and

(b)	all amounts already paid or agreed to be paid by the Sellers under clause 12.1 at that time, reduced by all amounts paid to the Sellers under clause 12.11.

Tax Sharing Agreement means an agreement between members of a consolidated tax group which complies with the requirements for tax sharing agreements in Division 721 of the Tax Act.

Term Sheet means each of schedules 9 to 15 which generally identify the terms (but not necessarily the full terms), in relation to the matters set out in those schedules.

Total Claim Limit means $500 million.

Trade Practices Act means the Trade Practices Act 1974 (Cth).

Tripartite Deed means the tripartite deed entered into in December 2000 between the Minister for Transport and Urban Planning, ASR and ANZ Capel Court Limited.

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TS Dispute means:

(a)	any dispute, controversy, difference or claim between the parties (or any of them) as to:

(i)	the failure to reach agreement on formal documentation in accordance with clause 6.2.

(ii)	the construction of or the rights or obligations of any person under a Term Sheet;

(iii)	the agreement, implication, inference, interpretation or incorporation of any terms into a Term Sheet; or

(iv)	any other matter arising out of or relating a Term Sheet, including, without limitation, any question regarding the existence, validity, term or termination of a Term Sheet; and

(b)	all the matters set out in the Dispute Notice and Reply provided for in clause 6.3(b).

TS Expert has the meaning given in clause 6.3(e)(i).

Warranties means the warranties and representations in schedule 4 and Warranty has a corresponding meaning.

24.2	References to certain general terms

Unless the contrary intention appears, a reference in this agreement to:

(a)	(clauses, annexures and schedules) a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this agreement, and an annexure includes a document initialled for the purposes of identification only by or on behalf of each of the parties;

(b)	(variations or replacements) a document (including this agreement) includes any variation or replacement of it;

(c)	(reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)	(singular includes plural) the singular includes the plural and vice versa;

(e)	(person) the word “person” includes an individual, a firm, a body corporate, a partnership, joint venture and an unincorporated body or association;

(f)	(executors, administrators, successors) a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(g)	(two or more persons) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

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(h)	(jointly and individually) an agreement, representation or warranty on the part of two or more persons binds them jointly and each of them individually but an agreement, representation or Warranty of a Seller binds the relevant Seller individually only;

(i)	(dollars) Australian dollars, dollars, $ or A$ is a reference to the lawful currency of Australia;

(j)	(calculation of time) if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(k)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(l)	(accounting terms) an accounting term is a reference to that term as it is used in the Accounting Standards;

(m)	(reference to a group of persons) a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

(n)	(meaning not limited) the words “include”, “including”, “for example” or “such as” are not used as, nor are they to be interpreted as, words of limitation, and when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(o)	(next day) if an act under this agreement to be done by a party on or by a given day is done after 4.30pm on that day, it is taken to be done on the next day;

(p)	(next Business Day) if an event must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day;

(q)	(time of day) time is a reference to Perth, Australia; and

(r)	(reference to anything) anything (including any amount) is a reference to the whole and each part of it.

24.3	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this agreement.

EXECUTED as an agreement

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Share Sale Agreement

Schedule 4 - Warranties

For the avoidance of doubt the provisions of this schedule 4 are subject to clauses 10 and 11 of this agreement.

1	Incorporation and power

1.1	Incorporation

The Company and each Retained Group Member is validly incorporated, organised and subsisting in accordance with all applicable Laws.

1.2	Power

The Company and each Retained Group Member has the power to own its Assets and to carry on the Business as it is now being conducted.

1.3	Compliance with constituent documents

Since 31 December 2000, the Business and affairs of the Company and each Retained Group Member have at all times been and continue to be conducted in accordance with their respective constitutions.

2	Shares

2.1	Proportion of capital

The Shares comprise all of the issued capital of the Company and are fully paid.

2.2	Title

It is the registered and beneficial owner of the Shares set out against its name in schedule 1.

2.3	No Encumbrance

There are no Encumbrances over or third party rights or interests in its Shares.

2.4	No restriction

There is no restriction on transfer of its Shares to the Buyer.

3	Power and authority

3.1	Authority

Each Seller warrants only in respect of itself (and not the other Seller) that it has taken all action which is necessary to authorise the entry into and performance of its obligations under this agreement.

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3.2	Power

Each Seller warrants only in respect of itself (and not the other Seller) that it has the power, without any further consent of any other person, to enter into and perform its obligations under this agreement.

3.3	Binding obligations

Each Seller warrants only in respect of itself (and not the other Seller) that this agreement constitutes legal, valid and binding obligations of it, enforceable against it in accordance with its terms.

3.4	No impediment

Each Seller warrants only in respect of itself (and not the other Seller) that the execution by the Seller of, and performance by the Seller of its obligations under, this agreement does not breach any applicable Law or any Encumbrance or document which is binding on the Seller or its constitution.

3.5	No Breach

The execution and performance of this agreement does not result in:

(a)	any material breach or material default under any material agreement to which the Company or any Retained Group Member is a party;

(b)	an Encumbrance or restriction of any kind being created or imposed on the Company or any Retained Group Member;

(c)	any person being relieved of an obligation to the Company or any Retained Group Member;

(d)	any person having a right to terminate or amend (whether or not subject to any other terms or conditions) any material agreement with or rights of the Company or any Retained Group Member; or

(e)	an obligation of the Company or any Retained Group Member being accelerated.

4	Statutory Records

4.1	Statutory Records complete, accurate and up-to-date

(a)	For the period since 31 December 2000, the Statutory Records of the Company and each Retained Group Member are complete, accurate and up-to-date and have been maintained in accordance with the Corporations Act.

(b)	For the period since 31 December 2000, the Statutory Records:

(i)	are in the possession of the Company and the Retained Group Members; and

(ii)	contain due records of all matters required to be entered by the Corporations Act.

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4.2	Filings required by Law

Since 31 December 2000, as far as the Sellers are aware, each document or filing which is required by Law to be delivered or made to any Government Agency by the Company or any Retained Group Member has been duly delivered and made.

5	Corporate information

5.1	Company Details

The Details section of this agreement contains complete, accurate and up to date details of the Company.

5.2	Share details

Schedule 1 contains complete, accurate and up-to-date details of the Shares.

5.3	Subsidiary details

Schedule 2 contains complete, accurate and up-to-date details of the Subsidiaries.

5.4	Issued shares

All of the issued shares in the capital of the Company and each of the Retained Group Members are validly allotted and issued and were not allotted or issued or transferred in breach of any:

(a)	pre-emptive or similar rights of any person; or

(b)	contract which is binding on the Company or any of the Retained Group Members.

5.5	All shares fully paid

All shares in the capital of the Company and each of the Retained Group Members are fully paid.

5.6	No obligation to issue other Securities

Neither the Company nor any of the Retained Group Members is under any obligation, whether or not subject to any condition, to:

(a)	issue, allot, create, sell, transfer or otherwise dispose of any Securities;

(b)	enter into any agreement in respect of the rights to vote which are conferred in respect of any Securities, nor is it a party to any such agreement; or

(c)	grant any warrant, option or right of first refusal or offer in respect of any Securities.

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5.7	Share option schemes

Neither the Company nor any of the Retained Group Members have any share or option incentive scheme or employee share ownership plan for any of its employees, directors, officers, or consultants.

6	Audited Accounts and Last Accounts

6.1	Audited Accounts and Last Accounts

The Audited Accounts and the Last Accounts:

(a)	were prepared for distribution to the Sellers and in accordance with the Accounting Standards; and

(b)	give a true and fair view of each of the financial position and the performance of the Company and its consolidated entities for the financial periods ended on 31 December 2004 and 30 June 2005 respectively.

6.2	Position since the Last Balance Date

Since the Last Balance Date:

(a)	the Business has been conducted in the ordinary course and on a consistent basis with the conduct of the Business in the 12 months prior to the Last Balance Date; and

(b)	there have been no material changes in the assets and liabilities of the Company and its consolidated entities other than in the ordinary course of business.

7	Solvency and Encumbrances

7.1	Not Insolvent

The Company and the Retained Group Members are not Insolvent.

7.2	Off-balance sheet finance

Other than under the Cross Border Lease, neither the Company nor any of the Retained Group Members have any finance lease, time purchase or title retention agreement, or other financing of a type which is not required to be disclosed in the Last Accounts.

7.3	Guarantee and other obligations

Except as shown in the Last Accounts, neither the Company nor any of the Retained Group Members have given or agreed to give any guarantee, letter of comfort or security interest to secure any material obligations of any person who is not a member of the Retained Group.

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7.4	Encumbrances

There is no material Encumbrance which is binding on the Company or any of the Retained Group Members and no agreement to grant any such Encumbrance.

7.5	No defaults

There are no material outstanding defaults and there have been no written demands or written threats of enforcement under the Group Finance Facility Documents.

8	Business affairs

8.1	Safety Accreditations

All accreditations as an owner or operator under relevant rail safety legislation which are necessary for the conduct of the Business in the States where it is carried on as at the date of this agreement have been obtained and are valid and subsisting. All conditions which apply to any such accreditations, a breach of which could lead to suspension or revocation of the accreditation, have been complied with in all material respects. So far as the Sellers are aware no accreditation is likely to be suspended, cancelled, refused, materially altered, not renewed, or revoked.

8.2	Substantial Suppliers and Substantial Customers

There are no contracts requiring the supply of services and/or goods by or to the Company or any of the Retained Group Members, the aggregate value of which exceeds $10,000,000 per annum and there are no outstanding offers or tenders of that size and there are no outstanding claims, defaults or demands in writing under any such contracts.

9	Assets and Liabilities

The material Assets are:

(a)	subject to the terms of the Cross Border Lease, legally and beneficially owned by the Company or any of the Retained Group Members, and fully paid for;

(b)	in the possession of the Company or any of the Retained Group Members;

(c)	not the subject of any lease or hire purchase agreement or contract for purchase on deferred terms except the Cross Border Lease; and

(d)	not the subject of any order or demand for possession or claim of adverse interest, in each case in writing.

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10	Property

10.1	No arrears

The Company and each of the Retained Group Members has paid all rent, rates and other amounts presently payable in respect of each Property.

10.2	Completeness

The Properties disclosed in the Data Room include all of the freehold and leased premises which are owned or occupied by the Company and the Retained Group Members in their above rail business.

10.3	Occupation

The Company and each of the Retained Group Members holds all easements, rights, interests and privileges in respect of each Property which are necessary or appropriate for the conduct of the Business.

10.4	Property Defects

So far as the Sellers are aware, no Property has any defect or restriction on it which has or may have a material impact on the ability of the Retained Group to carry on the Business.

10.5	Notices

Neither the Company nor any of the Retained Group Members has received a notice (statutory or otherwise) from any person in respect of any Property which has or may have a material impact on the ability of the Retained Group to carry on the Business.

10.6	Actions by Government Authorities

So far as the Sellers are aware no written proposal has been made:

(a)	in respect of compulsory acquisition or resumption or any part of any Property;

(b)	requiring work to be done or expenditure to be made on or in respect of any Property;

(c)	in respect of any contemplated, pending or threatened condemnation of any building on a Property; or

(d)	in respect of any contemplated, pending or threatened change to the planning, zoning or other ordinances,

which has or may have a material impact on the ability of the Retained Group to carry on the Business.

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11	Contracts

11.1	Nature of Contracts

Each Material Contract is on arms length terms and was entered into in the ordinary course of business.

11.2	No change of control provisions

Neither the Company nor any of the Retained Group Members is a party to any agreement under which, upon a change of control of the Company or any of the Retained Group Members, any person is or may be entitled to terminate or vary a Material Contract.

11.3	No default by the Company

So far as the Sellers are aware, neither the Company nor any of the Retained Group Members is in material default of any Material Contract, nor has anything occurred or been omitted which would be a material default under a Material Contract but for the requirement of notice or lapse of time or both.

11.4	No default by a counterparty

So far as the Sellers are aware, no person is in material breach or default under any Material Contract, nor has anything occurred or been omitted which would be a material breach or default but for the requirements of notice or lapse of time or both under any Material Contract where such breach would be materially prejudicial to the Company or any Retained Group Member.

11.5	Notices

Neither the Company nor any of its Subsidiaries has received any notice which does or might adversely affect in a material way any rights or any exercise of any rights of the Company or any Retained Group Member in respect of any Material Contract or Encumbrance.

11.6	Disclosure

All contracts that are material to the Business have been disclosed as part of the Data Room Documents. For these purposes a contract is “material to the Business” if:

(a)	it is necessary or desirable for the ongoing operations of the Retained Group Businesses;

(b)	a member of the Retained Group is a party to it; and

(c)	the actual or potential financial impact in relation to the contract could not be cured by spending $10 million or less.

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12	Industrial disputes and instruments

12.1	Full Details Disclosed

The Sellers have disclosed to the Buyer full details of all state and federal industrial awards and agreements (including unregistered agreements) which apply to the Employees.

12.2	No Disputes

Neither the Company nor any of the Retained Group Members is party to any material dispute with any trade union, association of trade unions, industrial organisation or organisations or body of employees.

12.3	Superannuation

None of the Employees are members of defined benefit superannuation schemes and each Retained Group Member has complied in all material respects (a) with its obligation to pay the superannuation guarantee levy and (b) with all other liabilities and obligations under the constituent documents for all superannuation funds.

12.4	Employee entitlements

The Buyer (or its Related Entities) and QR have been provided with details of:

(a)	the period of service of each Employee, their applicable industrial award or agreement (if any), and accrued annual, long service and sick leave entitlements; and

(b)	the remuneration and other benefits (including commission, bonuses, profit sharing, shares and share options) paid or conferred on each Employee.

12.5	Compliance with Legal Obligations

(a)	The Company and each of the Retained Group Members have complied with their obligations under all federal and state industrial awards, industrial agreements and contracts of employment in respect of the Company’s and each of the Retained Group Members’ employees.

(b)	The Company and each of the Retained Group Members have purchased and maintains a statutory workers’ compensation policy and all statutory workers compensation premiums payable in respect of the Company’s and the Retained Group Members employees have been paid.

12.6	Future payments

Neither the Company nor any Retained Group Member is liable to pay any material allowance, annuity, benefit, lump sum, pension, premium or other payment in respect of the death, disability, retirement, resignation or dismissal of any person other than that specified in a written contract of employment.

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13	Litigation

13.1	Current litigation and investigations

Neither the Company nor any Retained Group Member is:

(a)	a party to or the subject of any Action; or

(b)	the subject of any ruling, judgement, order or decree by any Government Agency or any other person,

which may have a material adverse effect upon the Company or any Retained Group Member or the Business.

13.2	Pending, threatened or anticipated Actions

So far as the Sellers are aware, there is no investigation by any Government Agency, Action, judgment, order or decree pending, threatened or anticipated, against the Company or any of the Retained Group Members which may have a material adverse effect on the Company, any of the Retained Group Members or the Business.

14	Tax and Duty

14.1	Records

Since 31 December 2000, the Company and each Retained Group Member has maintained proper and adequate Records to enable it to comply in all material aspects with its obligations to:

(a)	prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;

(b)	prepare any accounts necessary for the compliance with any Tax Law; and

(c)	retain necessary Records as required by any Tax Law.

14.2	True Copies

All copies of any information, notice or return submitted to any Government Agency by the Company and each Retained Group Member in respect of any Tax which have been supplied by the Sellers, the Company or any Subsidiary (or its advisers) to the Buyer are true and complete copies of the originals.

14.3	Returns etc accurate

Any information, notice, computation and return which has been submitted by the Company and each Retained Group Member to any Government Agency in respect of any Tax:

(a)	discloses all material facts that must be disclosed under any Tax Law; and

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(b)	is not misleading in any material respect.

14.4	Tax returns etc lodged

All Tax returns or any other document required by Law (including, but not limited to, all Laws imposing or relating to income tax, fringe benefits tax, goods and services tax, payroll tax, group tax, land tax, water and municipal rates and stamp and customs duty) to be lodged or filed by the Company and each Retained Group Member prior to the Completion Date have been, or will be, duly lodged or filed.

14.5	Taxes paid

All Taxes (other than those which may be still paid without penalty or interest) for which the Company and each Retained Group Member is liable, including any penalty or interest, have been paid.

14.6	No dispute

There are no disputes between the Company and the Commissioner of Taxation or with any other Government Agency in respect of any Tax or Duty.

14.7	Stamping

All documents and transactions entered into by the Company and each Retained Group Member which are required to be stamped have been duly stamped.

15	Compliance with laws

So far as the Sellers are aware:

(a)	since 31 December 2000, the Company and each Retained Group Member has conducted the Business in all material respects in accordance with applicable Laws non-compliance with which would have a material adverse affect on the Company, the Retained Group Members or the Business;

(b)	no allegation has been made of any material breach of any such applicable Law; and

(c)	there is no outstanding notice or order prohibiting or restricting the conduct of the Business in any material matter.

16	Position since the Last Balance Date

16.1	No dividends

Since the Last Balance Date, no dividend, bonus issue or other distribution or repayment of any loan is in arrears or has been declared, made or paid by the Company or any Retained Group Member, except as provided for in the Last Accounts.

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16.2	No special resolution

Since the Last Balance Date neither the Company nor any of the Retained Group Members has passed any special resolution, except as contemplated by this agreement.

16.3	No insurance claims

Since the Last Balance Date no material insurance claim by the Company or any of the Retained Group Members has been refused or settled below the amount which has been claimed.

17	Shareholdings and memberships

17.1	Shareholdings

Neither the Company nor any of the Retained Group Members is the holder or the beneficial owner of:

(a)	any shares or other capital of another company; or

(b)	any other Securities,

except for the Company’s or, as the case may be, a Retained Group Member’s shareholding in each Retained Group Member.

17.2	Memberships

Neither the Company nor any of the Retained Group Members is or has agreed to become:

(a)	a member of any joint venture, consortium, partnership or unincorporated association (other than a recognised trade association); or

(b)	a party to any contract for participating with others in any business sharing commissions or other income.

18	Permanent establishment

Neither the Company nor any of the Retained Group Members has any permanent establishment (as that expression is defined in any relevant double taxation agreement to which Australia is a party) outside Australia and is not, and is not required to be, registered in any place as a recognised foreign company.

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19	Data Room Documents and Disclosure Letter

(a)	Subject to paragraph 19(c) of this schedule 4, and only in relation to written information provided by the Sellers to the Buyer as Data Room Documents:

(i)	if that information comprised copies of documents, correspondence or other materials, the copies provided were, so far as the Sellers are aware, true and complete;

(ii)	if that information comprised summaries of documents, the summaries were, so far as the Sellers are aware, not misleading; and

(iii)	if that information comprised current or historical data about the Business prepared by or on behalf of the Sellers or the Retained Group, that data was, so far as the Sellers are aware, true and correct in all material respects.

(b)	So far as the Sellers are aware, the Sellers have not omitted information from, nor included information in, the Data Room Documents with the effect that the Data Room Documents are misleading to the Buyer.

(c)	This paragraph 19 does not apply to any forecast or prospective information, including without limitation any forecast or prospective information in the Budgets and Corporate Plans.

(d)	So far as the Sellers are aware, the Disclosure Letter is true and not misleading.

20	Cross Border Lease and Group Finance Facilities

20.1	Copies

Copies of the Cross Border Lease and Group Finance Facility Documents have been available to the Buyer in the Data Room.

20.2	Payments

The Company and each Retained Group Member has made when due payments required by the Cross Border Lease and the Group Finance Facility Documents.

20.3	Breach

So far as the Sellers are aware, there is no subsisting breach or default by the Company or the Retained Group Members under the Cross Border Lease or the Group Finance Facility Documents.

20.4	Powers of Attorney

Except as expressly stated in the Cross Border Lease and the Group Finance Facility Documents, the Company and the Retained Group Members have not

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given any power of attorney or other authority to any person express, implied or ostensible in respect or the Cross Border Lease or Group Finance Facility Documents which is still outstanding or effective to enter into any contract or commitment to do anything on its behalf.

20.5	Breach

So far as the Sellers are aware:

(a)	there is no subsisting breach or default by any party other than the Company and the Retained Group Members under the Cross Border Lease or the Group Finance Facility Documents; and

(b)	there are no grounds for rescission, avoidance, repudiation or termination of the Cross Border Lease or the Group Finance Facility Documents by any party to it, by reason of the sale of the Shares or otherwise.

20.6	Operating Agreement

(a)	The Sellers have no reason to believe that the Cross Border Lease Operating Agreement does not constitute legal valid and binding obligations of the respective parties to it or that it is not enforceable against any party to it in accordance with its terms.

(b)	So far as the Sellers are aware, there is no subsisting breach or default by the Company or any Retained Group Member under the Cross Border Lease Operating Agreement.

20.7	Equipment

The equipment listed in Annexure F is collectively a complete list of all the items of the Cross Border Lease equipment used by the Company or any of the Retained Group Members.

20.8	Claims

There is no claim outstanding by any member of the Retained Group against any supplier of the Cross Border Lease equipment or of maintenance services for Cross Border Lease equipment in connection with any defect in that Cross Border Lease equipment.

20.9	Cross Border Lease documents

The Data Room contains copies of all the transaction documents relating to the Cross Border Lease which were provided to the Company by the State of Western Australia when the Company acquired the Westrail freight business in December 2000.

20.10	Payments

Since 16 December 2000, AWR Lease Co Pty Ltd has made, when due, all payments required by the Cross Border Lease.

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20.11	AWR Lease Co Pty Ltd

Since 16 December 2000, AWR Lease Co Pty Ltd has at all times been a special purpose company and has participated in the Cross Border Lease and nothing else.

20.12	Effective date

The “Effective Date” under the 30 October 2000 Agreement for Sale of Business to which AWR Lease Co Pty Ltd is a party unconditionally occurred on 16 December 2000.

20.13	Changes to Cross Border Lease

Except as disclosed in the Data Room Documents, there have, since the 16 December 2000, been no assignments, novations, releases or amendments to the Cross Border Lease documents, nor, so far as the Sellers are aware, has there been since 16 December 2000 any conduct (including the grant of waivers) or course of dealing inconsistent with the Cross Border Lease documents.

20.14	Claims under Cross Border Lease

The Sellers have not received notice of any actual or threatened Claim by any party to the Cross Border Lease for indemnification and/or reimbursement and/or payment under the Cross Border Lease.

20.15	Purchase option

Since 16 December 2000, so far as the Sellers are aware, no purchase option in respect of the Cross Border Lease equipment has been exercised and no indication or intimation of exercise or non-exercise has been given.

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Schedule 8 - Pre-Completion Asset Transfers

1	Definitions

These meanings apply in this schedule 8 unless the contrary intention appears.

Accepting SA Employees means those SA Employees who accept ASR’s offer of employment made under paragraph 7.1.

Access Arrangements means the arrangements currently used by ASR for access to track owned by third parties for the performance of the P&O Ports Arrangements and the Manildra Contract being part of:

(a)	the ARTC Access Arrangements; and

(b)	the Rail Infrastructure Corporation Access Arrangements.

AFRF / AFCF Wagons means the wagons identifiable as such in Annexure I which are identified in Annexure I to be transferred to AWR, save to the extent that they have been transferred to AWR prior to Asset Sale Completion.

AOPY Wagons means the wagons identifiable as such in Annexure I which are identified in Annexure I to be transferred to AWR, save to the extent that they have been transferred to AWR prior to Asset Sale Completion.

ARTC Access Arrangements means the Track Access Agreement entered into in 2002 between ASR and Australian Rail Track Corporation Limited

ASR Acquired Assets means:

(a)	the Cook Assets;

(b)	the Cook Inventory;

(c)	the benefit of the Cook Receivables;

(d)	the SA Rolling Stock.; and

(e)	such other separately identifiable tangible assets of the Group as are used in South Australia and the Northern Territory in the operations of the businesses of the SA/NT Subsidiaries as at Asset Sale Completion and which are not AWR Acquired Assets.

Asset Sale Completion means completion of the sale and purchase of the ASR Acquired Assets and the AWR Acquired Assets in accordance with the terms set out in this schedule 8.

Assigned Train Paths means the train paths currently used by ASR under the ARTC Access Arrangements for the P&O Ports Arrangements and the Manildra Contract.

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Assumed Cook Payables means all amounts owed by the Retained Group Members as at Asset Sale Completion in respect of trade creditors of ASR’s operations at the Cook Facility.

Assumed P&O Payables means all amounts owed by the SA/NT Subsidiaries in respect of trade creditors for goods and services provided in connection with the performance of the P&O Ports Arrangements as at Asset Sale Completion, being that proportion of all amounts owed by the SA/NT Subsidiaries in respect of trade creditors as at Asset Sale Completion given by the following formula:

x=	y	,
z

where:

“x” is the proportion referred to above;

“y” is the aggregate amount of revenue received by ASR pursuant to the P&O Ports Arrangements during the three month period expiring on the last day of the last calendar month immediately prior to the date of Asset Sale Completion; and

“z” is the aggregate amount of revenue received by ASR during the three month period expiring on the last day of the last calendar month immediately prior to the date of Asset Sale Completion.

AWR Acquired Assets means:

(a)	the AFRF / AFCF Wagons;

(b)	the AOPY Wagons;

(c)	the Manildra Assets;

(d)	the P&O Assets;

(e)	the benefit of the P&O Receivable;

(f)	the Parkeston Assets;

(g)	the WA Rolling Stock;

(h)	the benefit (subject to the burden) of the AWR Assumed Contracts;

(i)	the Assigned Train Paths; and

(j)	such other separately identifiable tangible assets of the Group as are reasonably necessary for the operations of the AWR Acquired Assets referred to in paragraphs (a) to (i) of this definition as those assets are operated as at the date of this Agreement.

AWR Assumed Contracts means the P&O Ports Arrangements, together with the benefit of arrangements for the Melbourne to Adelaide FreightLink task and the benefit of any other arrangements for the haulage of wagons from Melbourne to Adelaide.

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Cook Assets means all of the separately identifiable tangible assets of the Group that are required as at Asset Sale Completion for the operation of the Cook Facility.

Cook Inventory means all inventory at the Cook Facility.

Cook Receivables means all debts owing to each of the Retained Group Members as at Asset Sale Completion in relation to the Cook Facility.

Islington Facility means the facilities operated by ASR at Islington in South Australia as at Asset Sale Completion.

Manildra Assets means all of the separately identifiable tangible assets of the Group which are used as at Asset Sale Completion in respect of the performance of the Manildra Contract, including all of the separately identifiable tangible assets of the Group situated at Clyde, Nowra, Lithgow and Gunnedah, together with the benefit of leases at those premises.

Manildra Contract means the Manildra Flour (Rail Services Agreement) referred to in Schedule 5.

P&O Assets means all of the separately identifiable tangible assets of the Group which are used as at Asset Sale Completion in respect of the performance of the P&O Ports Arrangements.

P&O Ports Arrangements means the benefit of the current business relationship between ASR and P&O Ports Limited, including the current arrangements between ASR and P&O Ports Limited in relation to the provision of rail freight services by ASR.

P&O Receivable means the debts owing to ASR as at Asset Sale Completion by P&O Ports Limited in respect of the P&O Ports Arrangements.

Parkeston Assets means all of the separately identifiable tangible assets of the Group which are situate at the Parkeston Property and are used in the conduct of operations at the Parkeston Property as at Asset Sale Completion

Rail Infrastructure Corporation Access Arrangements means arrangements between the Group and the Rail Infrastructure Corporation of New South Wales or its successor for access to track in connection with the performance of the Manildra Contract

SA Employees means the following persons:

A.J. Lindsay, K.J. Edwards, R.H. Colbran, G.J. Murphy, B.W. Nitschke, M.J. Stigwood, I.F. Hall, P.H. Smedley, M.J. Gurney, P.F. Hollitt, C.J. Martlew and M.J. Martlew.

SA Rolling Stock means the wagons and locomotives identified as such in Annexure I.

WA Rolling Stock means the wagons and locomotives identified as such in Annexure I.

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2	Acquisition of Assets

2.1	Sale and purchase

The Sellers agree to procure:

(a)	each relevant SA/NT Subsidiary to sell and AWR to purchase all of such SA/NT Subsidiary’s right, title and interest in the AWR Acquired Assets and to assign to AWR its interest in any leases relating to the WA Rolling Stock, the AOPY Wagons and the AFRF / AFCF Wagons; and

(b)	each relevant Retained Group Member to sell and ASR to purchase all of such Retained Group Member’s right, title and interest in the ASR Acquired Assets,

in each case with effect from Asset Sale Completion on the terms and conditions of this schedule 8.

2.2	Free from Encumbrances

The AWR Acquired Assets must be transferred to AWR, and the ASR Acquired Assets must be transferred to ASR, free from any Encumbrance.

2.3	Description

Any errors or misdescription of the AWR Acquired Assets or of the ASR Acquired Assets will not annul the sale of those assets or the provisions of this schedule 8 and will not be a ground for any compensation.

3	Completion of sale of Assets

3.1	Time and place of completion

Asset Sale Completion will take place in accordance with clause 4.1 of the agreement at a time and place determined by the Sellers.

3.2	Asset Sale Completion obligations

On Asset Sale Completion the Sellers shall procure that:

(a)	each relevant SA/NT Subsidiary delivers operating control of the AWR Acquired Assets to or at the direction of AWR and permits AWR to take possession of the AWR Acquired Assets, with the intent that, subject to paragraph 3.4, legal and beneficial title to the AWR Acquired Assets shall pass by and upon delivery; and

(b)	each relevant Retained Group Member delivers operating control of the ASR Acquired Assets to or at the direction of ASR and permits ASR to take possession of the ASR Acquired Assets, with the intent that, subject to paragraph 3.4, legal and beneficial title to the ASR Acquired Assets shall pass by and upon delivery.

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3.3	Simultaneous actions at Asset Sale Completion

In respect of Asset Sale Completion:

(a)	the obligations of the parties under this schedule 8 are interdependent; and

(b)	unless otherwise stated, all actions required to be performed by a party at Asset Sale Completion are taken to have occurred simultaneously at Asset Sale Completion.

3.4	Post-completion obligations

(a)	If title to any of the AWR Acquired Assets is not effectively vested in AWR at Asset Sale Completion, the Sellers agree that they will procure that the relevant SA/NT Subsidiary shall sign such documents and do such things as are necessary to effectively transfer to and vest in AWR title to those AWR Acquired Assets and shall account to AWR for any net benefits it receives (on an after Tax basis) in relation to the AWR Acquired Assets until title is effectively vested in AWR.

(b)	If title to any of the ASR Acquired Assets is not effectively vested in ASR at Asset Sale Completion, the Sellers (prior to Completion) and QR (in respect of each Separated Company following Completion), and the Buyer (in respect of each other Retained Group Member following Completion) agree that they will procure that the relevant Separated Company or Retained Group Member, as applicable, shall sign such documents and do such things as are required to effectively transfer to and vest in ASR title to those SA Assets and shall account to ASR for any net benefits it receives (on an after Tax basis) in relation to the ASR Acquired Assets until title is effectively vested in ASR.

4	Risk

4.1	AWR Acquired Assets

The relevant SA/NT Subsidiary remains the owner of, and bears all risks in connection with, the AWR Acquired Assets until Asset Sale Completion. Property in, and the risk in connection with, the AWR Acquired Assets pass to AWR from Asset Sale Completion.

4.2	ASR Acquired Assets

The relevant Retained Group Member remains the owner of, and bears all risks in connection with, the ASR Acquired Assets until Asset Sale Completion. Property in, and the risk in connection with, the ASR Acquired Assets pass to ASR from Asset Sale Completion.

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5	AWR Assumed Contracts

5.1	Assignment of AWR Assumed Contracts

Subject to paragraph 5.2, AWR shall become entitled to the benefits of each relevant SA/NT Subsidiary under the AWR Assumed Contracts, and the provisions of this schedule 8 shall constitute an assignment of the benefit of the AWR Assumed Contracts to AWR, in each case from Asset Sale Completion.

5.2	Restrictions on assignment

The provisions of this schedule 8 shall not constitute an assignment or attempted assignment of any AWR Assumed Contract if the assignment or attempted assignment would constitute a breach of such AWR Assumed Contract.

5.3	Endeavours to procure novation

The Sellers shall procure that each relevant SA/NT Subsidiary shall (prior to Completion) and QR shall (following Completion) procure that AWR shall, each use all reasonable endeavours to procure that the counterparty to each AWR Assumed Contract, as soon as reasonably practicable following Asset Sale Completion, executes a novation agreement in respect of such AWR Assumed Contract such that the benefit and burden of such AWR Assumed Contract are assumed by AWR with effect from Asset Sale Completion.

5.4	Provisions pending novation

After Asset Sale Completion and until a novation agreement has been entered into in respect of any particular AWR Assumed Contract in accordance with this schedule 8 or the relevant AWR Assumed Contract has been terminated, the following provisions shall apply:

(a)	the Sellers shall procure that any benefit under that AWR Assumed Contract received by an SA/NT Subsidiary will be promptly paid over to AWR;

(b)	unless prohibited under the AWR Assumed Contract the Sellers (prior to Completion) and QR (following Completion) shall procure that AWR shall perform on behalf of each relevant SA/NT Subsidiary as that SA/NT Subsidiary’s sub-contractor or agent (but at AWR’s expense), the obligations of that SA/NT Subsidiary under the AWR Assumed Contract arising after Asset Sale Completion or, if the relevant AWR Assumed Contract does prohibit AWR from so acting as sub-contractor or agent, the Sellers shall procure that each relevant SA/NT Subsidiary shall, at the cost of AWR, do all acts and things as AWR may reasonably require to enable due performance of the AWR Assumed Contract and to provide AWR with the benefits, subject to the burdens, of the AWR Assumed Contracts; and

(c)	the Sellers (prior to Completion) and QR (following Completion) shall procure that AWR shall indemnify each SA/NT Subsidiary and the Sellers and any guarantor which is an SA/NT Subsidiary under each AWR Assumed Contract against, or reimburse each SA/NT

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Subsidiary or (as the case may be) the Sellers or such guarantor for, any Loss incurred by it or them in relation to such AWR Assumed Contract in respect of the period after Asset Sale Completion.

6	Assumed payables

6.1	Assumed P&O Payables

(a)	The Sellers (prior to Completion) and QR (following Completion) shall procure that, with effect from Asset Sale Completion, AWR will properly assume and pay and discharge when due, the Assumed P&O Payables.

(b)	The Sellers (prior to Completion) and QR (following Completion) shall procure that, with effect from Asset Sale Completion, AWR indemnifies each SA/NT Subsidiary against all liabilities, losses, charges, costs, claims or demands in respect of the Assumed P&O Payables.

6.2	Assumed Cook Payables

(a)	The Sellers shall procure that, with effect from Asset Sale Completion, ASR will properly assume and pay and discharge when due, the Assumed Cook Payables.

(b)	The Sellers shall procure that, with effect from Asset Sale Completion, ASR indemnifies each Retained Group Member against all liabilities, losses, charges, costs, claims or demands in respect of the Assumed Cook Payables.

7	SA Employees

7.1	Offer of employment

Not less than 14 Business Days before Completion, the Sellers shall procure that ASR makes a written offer of employment to each SA Employee who remains in the employment of a Retained Group Member as at the date of such offer:

(a)	on terms and conditions of employment no less favourable overall than the SA Employee’s terms and conditions of employment as at the date of this agreement;

(b)	on the express basis that the SA Employee’s continuous service with the relevant Retained Group Member up to Completion will be regarded as continuous service with ASR for all purposes, and that entitlements to annual leave and sick leave will be carried over to the SA Employee’s employment with ASR; and

(c)	conditional upon and effective from Completion.

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7.2	Indemnities

(a)	On and from Completion, ASR will be responsible for, and the Sellers shall procure that ASR will indemnify each Retained Group Member for, all wages, salary, commissions, bonuses and leave entitlements which accrue to the Accepting SA Employees after Completion.

(b)	On and from Completion, QR and the Buyer shall procure that the relevant Retained Group Member will indemnify ASR for all wages, salary, commissions and bonuses (but, for the avoidance of doubt, not for amounts in respect of accrued but unpaid annual or long service leave entitlements, or redundancy or severance payments) which accrue to SA Employees on or prior to Completion.

7.3	Retained Group Member’s obligations

(a)	Conditional upon Completion, the Sellers shall procure that the relevant Retained Group Member releases each Accepting SA Employee from their employment with that Retained Group Member to enable the Accepting SA Employee to accept ASR’s offer and commence employment with ASR from Completion.

(b)	As soon as practicable after Completion, QR and the Buyer shall procure that the relevant Retained Group Member pays to each Accepting SA Employee all amounts to which that Accepting SA Employee is entitled for wages, salary, commission and bonuses (but, for the avoidance of doubt, not for amounts in respect of accrued but unpaid annual or long service leave entitlements or redundancy or severance payments) on termination of employment to take employment with ASR at Completion by law or under any award, agreement or arrangement.

8	Warranties and representations

8.1	Warranties and representations

The Sellers represent and warrant to QR (on behalf of AWR) as at the date of this agreement in the terms of paragraphs 2.2 to 2.4 (inclusive) of schedule 4 (with such changes as are necessary to fit the context) in respect of the ownership of the AWR Acquired Assets by the relevant SA/NT Subsidiaries.

8.2	Limitations

The warranties and representations given pursuant to paragraph 8.1 are limited in accordance with clauses 10 and 11 of this Agreement (with such changes as are necessary to fit the context).

9	Book entries

With effect from Asset Sale Completion, the Sellers will effect all necessary entries into the books of account of each member of the Group to reflect the transfers contemplated by this schedule 8, including:

(a)	the tax-effect accounting balances in relation to those transfers;

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(b)	the book entry transfer to the SA/NT Subsidiaries of their relevant allocation (based on the method of allocation determined for the Group by AON Risk Management as at the most recent renewal of the Group’s group-wide insurances) of the amounts appearing in the accounts of the relevant Retained Group Members as at the Last Balance Date in respect of prepayments of premiums for insurance related to the SA/NT Subsidiaries;

(c)	the book entry transfer to ASR of the full value as at the Last Balance Date of the amounts appearing in the accounts of the relevant Retained Group Members in respect of work in progress in relation to re-roofing of properties at the Islington Facility;

(d)	the book entry transfer to ASR of amounts provided for as at the Last Balance Date in the accounts of the relevant Retained Group Member in respect of the Accepting SA Employees; and

(e)	record any liability in respect of Duty and/or GST in respect of the transactions contemplated by this schedule 8 in the books of the relevant Group Member and record in those books a receivable owing by QR or, as the case may be, the Sellers in respect of such amounts pursuant to clauses 18.2 and 18.3 of this Agreement..

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Schedule 9 - Term Sheet for Other South

Australian Arrangements

1	Existing EDI Contract

(a)	In paragraphs 1 and 2 of this Schedule 9 in respect of a benefit conferred on AWR, a reference to AWR is a reference to AWR and its Related Entities and in respect of a benefit conferred on ASR, a reference to ASR is a reference to ASR and its Related Entities. A reference to the Motive Power Centre (except where stated otherwise) includes a reference to the Wagon Maintenance Facility and “Quick Fix” Facility operated by EDI under the EDI Contract at Dry Creek South, but does not include the fuel tank and pumping station.

(b)	The Parties will negotiate, agree and execute an “EDI Contract Relationship Agreement” between the Company, ASR, Genesee & Wyoming, QR and AWR to give effect to the principles and terms set out in this paragraph 1.

(c)	Key principles governing the EDI Contract Relationship Agreement will be:

(i)	the EDI Contract Relationship Agreement will continue until either the EDI Contract is amended to remove the Company as a party to it and for QR and AWR to become parties to it or the EDI Contract is terminated;

(ii)	following Completion, AWR or QR may negotiate arrangements directly with EDI for the maintenance of locomotives and wagons sold to AWR in accordance with schedule 8;

(iii)	the Motive Power Centre is the only facility available to ASR and AWR for the maintenance of their locomotives and wagons. Accordingly:

(A)	ASR will continue to have access to the Motive Power Centre so that its locomotives and wagons as at Completion are at all times maintained at that facility; and

(B)	AWR will have access to the Motive Power Centre so that its locomotives and wagons can at all times be maintained at that facility;

(iv)	the principles and arrangements set out in paragraphs (b) to (e) are intended as interim arrangements to apply until the EDI Contract is either terminated or amended to remove the Company as a party to it and for QR and AWR to become parties to it;

(v)	to the extent that the Company has rights and obligations under the EDI Contract that relate to the business of ASR,

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they will be exercised for the benefit of ASR and Genesee & Wyoming will indemnify the Company from Completion for all liability of the Company to EDI under the EDI Contract in respect of the maintenance of locomotives for ASR. To the extent that the Company and ASR has rights and obligations under the EDI Contract that relate to the business of AWR they will be exercised for the benefit of AWR and QR will indemnify the Company and ASR from Completion for all liability of the Company to EDI under the EDI Contract in respect of the maintenance of locomotives for QR or AWR or any Related Entity of them; and

(vi)	to the extent that the Company has rights and obligations under the EDI Contract that relate to both the business of ASR and AWR, the Company will exercise those rights at the joint direction of ASR and AWR and Genesee & Wyoming and QR will indemnify the Company jointly (on terms agreed between them) for liability of the Company to EDI under the EDI Contract in respect of the exercise of such rights.

(d)	Without limiting the principles set out in paragraph (b) above, the EDI Contract Relationship Agreement will:

(i)	where possible identify specific obligations and rights of the Company and ASR under the EDI Contract and will set out the manner in which the Company and ASR are to exercise such rights and obligations consistent with the principles set out above; and

(ii)	contain provisions and structures of control of locomotives (if QR wishes) to allow for the continued servicing of locomotives for AWR and its Related Entities under the EDI Contract notwithstanding the implementation of the Separation Transactions, but on the basis that all amounts payable to EDI in respect of the maintenance of those locomotives will be passed through to and paid by QR.

(e)	At any time after Completion, ASR and the Company will at the request of QR give notice to EDI that the numbers of locomotives to be maintained under the EDI Contract will be reduced by the locomotives which have been transferred to AWR in accordance with Schedule 8,

(f)	QR and Genesee & Wyoming agree for the benefit of the Company that they will take all reasonable steps as soon as practicable following Completion to obtain the agreement of EDI to such amendments as are necessary to be made to the EDI Contract to remove the Company as a party to the EDI Contract.

(g)	As between Genesee & Wyoming and QR, they agree to take all reasonable steps as soon as practicable following Completion to negotiate such further amendments to the EDI Contract so as to facilitate:

(i)	AWR and QR becoming parties to the EDI Contract;

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(ii)	the provision of locomotive and wagon maintenance services to AWR and QR at the Motive Power Centre under separate maintenance plans and budgets but otherwise on the basis that ASR and AWR and QR will (subject to the differing operational requirements and the composition of their locomotive fleets) get the benefit of substantially similar terms from EDI recognising that to the extent that either ASR or QR is able to negotiate better terms with EDI, these better terms will be extended to the benefit of ASR or AWR ( as the case may be); and

(iii)	allowing in respect of maintenance plans, budgets and operational matters for dealings directly with EDI by AWR and QR in respect of their locomotives and by ASR in respect of its locomotives.

2	Motive Power Centre

2.1	Genesee and Wyoming (on behalf of ASR) and QR (on behalf of AWR) will negotiate, agree and execute a “Motive Power Joint Control Agreement” between ASR and AWR to give effect to the principles and terms set out in this paragraph 2:

(a)	the Motive Power Joint Control Agreement will, subject to the EDI Contract Relationship Agreement, commence on Completion and shall survive for the term of the South Australian Lease;

(b)	no right of termination or exercise of enforcement rights under the EDI Contract will be taken by ASR without the consent of QR, not to be unreasonably withheld or delayed having regard to the principles and terms set out below;

(c)	if requested by QR, ASR will not unreasonably withhold or delay, having regard to the principles and terms set out below, the exercise of a right of termination or exercise of an enforcement right under the EDI Contract (including by direction to the Company under clause 1(c)(v) of this Schedule 9);

(d)	any rent review under the Sub-Lease of the Motive Power Centre granted to EDI will be conducted by ASR strictly in accordance with the terms of the Sub-Lease. ASR will keep QR informed about any rent review and will give QR a reasonable opportunity to comment on the proposed rent review and will not agree to a market rent view unless it has taken advice from an independent valuer as to the market rent and has provided a copy of that advice to QR. The rent following that review must not exceed the market rent as assessed by that independent valuer, but cannot be less than the rent applying immediately before that review;

(e)	if the EDI Contract is terminated and generally during the term of the Motive Power Joint Control Agreement following any termination of any other contract for the maintenance of locomotives and wagons at

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the Motive Power Centre, ASR and QR will negotiate in good faith and agree the terms of appointment of persons (or the re-appointment of EDI) on terms that they consider (acting reasonably) will meet the requirements of both ASR and AWR for the maintenance of locomotives and wagons at the Motive Power Centre for the term of the appointment;

(f)	any contract entered into with a third party (or EDI) as contemplated by paragraph (e) or to replace that contract or any subsequent contract (“Maintenance Contract”) will have both ASR and AWR as parties to it, will provide for the maintenance of locomotives and wagons for both ASR and AWR on substantially similar terms (allowing for differences reflecting the differing operational requirements and the composition of locomotive and wagon fleets) and will provide that termination and enforcement rights will be undertaken jointly by ASR and AWR;

(g)	any Maintenance Contract will also provide:

(i)	that each of ASR and AWR will have their own maintenance programs and budgets negotiated and agreed with the contractor;

(ii)	that each of ASR and AWR will be responsible for the payment of all monies to the contractor (to the extent of the services provided to them) and will have no liability for each other’s obligations;

(iii)	that each of ASR and AWR will be entitled to deal directly with the contractor in respect of the contractor’s compliance with the maintenance programs and budgets and other operational matters;

(iv)	for separate key performance indicators (“KPIs”) to which the contractor will comply for the services to be provided to each of ASR and AWR respectively and in no case will ASR be required to accept KPIs les favourable to it than those currently applying under the EDI Contract;

(v)	that the contractor must take all reasonable steps to comply with the priority referred to in paragraph (h) below and must deal with competing demands of ASR and AWR fairly having regard to their respective operational requirements; and

(vi)	a material and continuing breach of KPIs or the terms of the Maintenance Contract by the contractor in respect of either ASR or AWR will give rise to termination rights (see paragraph (j) below) and several and directly enforceable rights of damages or liquidated damages;

(h)	maintenance plans under the Maintenance Contract will take into account the reasonable operational requirements of both ASR and AWR and will give priority to the current maintenance task for the

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locomotives and wagons currently maintained at the Motive Power Centre that are to be owned by ASR and that are to be owned by AWR after the transactions referred to in Schedule 8 are given effect to;

(i)	ASR and AWR will establish a joint control committee comprising two senior managers of both of them. This committee will be the vehicle by which joint decisions are made in respect of (i) the EDI Contract; (ii) the negotiation of terms of Maintenance Contracts; (iii) the enforcement of termination rights under Maintenance Contracts: (iv) the expansion and allocation of capacity at the Motive Power Centre; and (v) all other matters required to be dealt with between ASR and AWR under the Motive Power Joint Control Agreement;

(j)	either party may require that a Maintenance Contract is terminated for a material breach and if so both parties will take all steps reasonably and lawfully available to them to terminate that Maintenance Contract in its entirety;

(k)	to the extent that there is additional capacity of the contractor at the Motive Power Centre for the maintenance of locomotives and wagons in addition to those currently maintained (including by the working of extra shifts), this capacity will be available to either ASR or AWR on a basis to be reasonably agreed (at the joint control committee) and failing agreement on a first come first served basis. Neither AWR nor ASR will seek to reserve capacity at the Motive Power Centre which is not reasonably foreseeable as being required by it ;

(l)	subject to the priority in paragraph (h), if either party considers that the Motive Power Centre should be developed to expand its capacity they may require that the Motive Power Centre is so expanded. ASR and AWR will then negotiate in good faith a reasonable allocation between themselves of the cost of such expansion taking into account their respective proportions of the expected net incremental benefit to the businesses which flows from such expansion. If agreement cannot be reached the capital costs will be allocated by expert determination, based on the expected net incremental benefit to the respective businesses of AWR and ASR of such expansion;

(m)	ASR and AWR will undertake or procure such works as are necessary to give effect to such expansion on the basis of contracts to be let by them on terms agreed in good faith between them;

(n)	The Motive Power Joint Control Agreement will require ASR and AWR to act in good faith to each other and will contain terms for the resolution of deadlocks requiring referral of the dispute to the respective chief executives for resolution and failing agreement by them referral of the dispute to an independent expert for determination. Both parties will be entitled to suspend the other’s rights under the Motive Power Joint Control Agreement for so long as an Insolvency Event exists in respect of the other party and in that case to step-in to and utilise the capacity of the Motive Power Centre available to that other party; and

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(o)	For the avoidance of doubt rents payable by EDI under the Sub-Lease of the Motive Power Centre will continue to be paid to ASR; and

(p)	ASR must not dispose of any interest in the Motive Power Centre without first complying with the requirements of schedule 13 and requiring the person (if that person is not AWR in exercise of its rights under schedule 13) who is to acquire that interest to enter into a deed with AWR, on terms and conditions satisfactory to AWR, acting reasonably, undertaking to be bound by the Motive Power Joint Control Agreement. Any consideration payable by AWR if it exercises its rights under schedule 13 in respect of the Motive Power Centre will be net of the value of AWR’s interest in the Motive Power Centre and any expansion of the Motive Power Centre.

3	Rights of access - Tailem Bend and Port Augusta Facilities

(a)	ASR shall provide AWR and its Related Entities with banking services at the Tailem Bend Facility from Completion as may be reasonably required by AWR and its Related Entities from time to time.

Such banking services will be provided on commercial terms to be agreed from time to time, provided that the charges for such services shall be no less favourable to AWR and its Related Entities than those applying to other operators requiring banking services at the Tailem Bend Facility.

If QR wishes to provide banking services to AWR and its Related Entities, or AWR and its Related Entities wishes to provide their own banking services, at the Tailem Bend Facility, and provided there is sufficient available space at the Tailem Bend Facility at the relevant time, ASR will give AWR and its Related Entities access to the Tailem Bend Facility, on commercial terms to be agreed from time to time, provided that the charges for such access shall be no less favourable to them than those applying to other operators requiring access at the Tailem Bend Facility, as may be reasonably required to perform such services.

(b)	ASR will provide AWR and its Related Entities access to ASR’s facility at Port Augusta as may reasonably be required in respect of their railway operations on no less favourable terms as access is provided to the Port Augusta facility from time to time to other operators.

4	Refuelling services

ASR will provide refuelling services to AWR and its Related Entities at the Dry Creek South Site (or will allow AWR and its Related Entities to place fuel in the fuel tanks at the Motive Power Centre and to draw fuel at no cost in such quantities from time to time no more than it has placed in those fuel tanks), the Port Augusta Facility and the Cook Facility on terms and conditions including price for fuel no less favourable than that charged from time to time by ASR at those facilities to other operators for fuel.

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5	CL/AL Standard Gauge Locomotives, 422 Locomotives and FreightLink Wagons

(a)	Subject to paragraph (b), ASR agrees that if at any time during the period of 60 months from Completion, it wishes to use any of the CL/AL Standard Gauge Locomotives, 422 Locomotives or FreightLink Wagons outside of South Australia or the Northern Territory (except to the extent of use for carriage of grain destined for ports in South Australia from Victoria, for switching and ancillary services anywhere in Australia), ASR must give 14 days notice of its intention to do so and such notice will constitute an irrevocable offer to sell the relevant locomotives or wagons to AWR for market value. AWR may accept the offer within that 14 day period. Market value is the value that ASR could get from a sale of the relevant locomotive or wagon on arms length terms to a willing but not anxious buyer.

(b)	If the rights of first refusal set out in schedule 13 cease to apply in respect of any CL/AL Standard Gauge Locomotive, 422 Locomotive or FreightLink Wagon, the rights of AWR under paragraph (a) shall cease to apply to the relevant CL/AL Standard Gauge Locomotive, 422 Locomotive or FreightLink Wagon.

(c)	For the purposes of this schedule 9, the “422 Locomotives” are the locomotives and wagons referred to as such in Annexure I.

6	Access to Dry Creek North Site and to Dry Creek South Site

From Completion (and whilst the Dry Creek Sub-Lease contemplated by Schedule 11 is on foot or AWR or a Related Entity of it is the lessee or occupier of the Dry Creek South Site) AWR and QR will grant ASR and its Related Entities access to the Dry Creek South Site for the through running of trains on broad and standard gauge track from or to the Dry Creek North Site to enable access to the ARTC mainline, for no cost, save that the access agreement will contain indemnity and liability provisions usually contained in such access agreements. Other terminal services for ASR not dealt with elsewhere in this Agreement will be provided as agreed from time to time at commercial rates agreed from time to time.

For a period of 12 months from Completion and thereafter until terminated on not less than 6 months notice to ASR, AWR and QR will grant ASR and its Related Entities access to the broad gauge track in the Dry Creek South Site as required by ASR and its Related Entities. Such access will be provided each month to ASR at cost to the extent that AWR and its Related Entities are granted access at cost of an equivalent capacity in the Dry Creek North Site during that month.

The Dry Creek South Sublessee will grant ASR a licence to convert at its cost the two standard gauge railway tracks through the wash down area of the Dry

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Creek South yard to broad gauge for the purpose of storage of broad gauge railway stock. ASR will be responsible for ongoing maintenance of the track and the payment of any other outgoings that the Dry Creek South Sublessee may be liable for based on the amount of land that the broad gauge tracks occupy. The Dry Creek South Sublessee has the right to relocate the broad gauge tracks to another area within the Dry Creek South Sublease provided that there is an equivalent amount of broad gauge track and the Dry Creek South Sublessee meets the cost of such relocation.

From Completion, and in accordance with the terms of the ARTC Licence, ASR will grant AWR and its Related Entities access to the Dry Creek North Site for the following purposes:

(a)	For the through running of trains from or to the Dry Creek South Site to enable access to the ARTC mainline, for no cost, save that the access agreement will contain indemnity and liability provisions usually contained in such access agreements; and

(b)	other terminal services as may be agreed from time to time at commercial rates as agreed from time to time

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Schedule 10 - Term Sheet for Appointment of Operator - Dry Creek South Site

References in this schedule to physical spaces and buildings are as identified on the photographs shown in Annexure H

1

(a)	ASR will be appointed as operator of the Dry Creek South Site from Completion until such time as QR exercises its rights under paragraph (i).

(b)	QR and AWR will appoint a person to be the Transport Co-ordinator for the Dry Creek South Site. The Transport Co-ordinator’s role will be to oversee the performance of ASR as operator, to be the main contact between ASR and QR and AWR in respect of the operation of Dry Creek South Site and to resolve conflicts from time to time in train movements within the Dry Creek South Site. The Transport Co-ordinator will not have a power of direction over employees of ASR and will not be an employee of ASR;

(c)	ASR and QR and AWR will as soon as possible after Completion develop and agree in good faith an interface co-ordination plan for the operations of the Dry Creek South Site in accordance with prudent and efficient railway practices;

(d)	ASR will operate the Dry Creek South Site in accordance with the interface co-ordination plan, applicable safety requirements and the South Australian Lease.

(e)	Without limitation, ASR as operator will control train movements into, out of and within the Dry Creek South Site, and access of goods and services within the site in accordance with AWR’s operating plan and the interface co-ordination plan.

(f)	ASR will indemnify AWR against any liability or loss arising from, and costs incurred in connection with, damage, loss, injury or death to the extent it is caused or contributed to by the act, negligence or default of ASR or any Related Entity of ASR or any of its or their Representatives.

(g)	AWR will release ASR from, will agree that ASR is not liable for and will indemnify ASR against, any liability or loss arising from, and costs incurred in connection with, damage, loss, injury or death except to the extent it is caused or contributed to by the act, negligence or default of ASR or any Related Entity of ASR or any of its or their Representatives.

(h)	AWR and QR will pay ASR commercial fees for services performed on behalf of AWR by ASR as the operator.

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(i)	QR may, on 90 days written notice to ASR and ASR may on 90 days written notice to QR, terminate ASR’s appointment as operator of the Dry Creek South Site, provided that in the case of termination by QR, QR:

(i)	has procured any necessary safety accreditations to operate the Dry Creek South Site; and

(ii)	has the capacity to operate the Dry Creek South Site consistently with the rights reserved to ASR under the sub-lease of the Dry Creek South Site contemplated by schedule 11.

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Schedule 11 - Term sheet for Sub-lease of Part - Dry Creek South Site - Railway Operations

1	Interpretation

(a)	Words used in this schedule 11 which are terms not otherwise defined in this agreement have the meaning attributed to them in the Lease.

(b)	In this Schedule 11 the following meanings apply unless the contrary intention appears:

ASR Contemplated Olympic Dam Facility means a purpose built intermodal terminal and warehouse area to be used by ASR in connection with the Olympic Dam project and includes tracks to accommodate 2x 315m rail tracks and 1x 450m rail track, hardstand area for the loading and unloading and short term storage of containers, approximately a 1000m2 general freight transit warehouse for general freight, lowering the auxiliary mainline to allow double stacking of container wagons and the supply of mobile intermodal handling equipment.

Dry Creek South Sublessee means QR, AWR or any Related Entity of QR that is reasonably satisfactory to ASR.

Lease means the lease granted pursuant to the South Australian Lease.

2	Heads of Terms

In respect of, and to the extent applicable to, the Dry Creek South Site:

(a)	Until such time as a lease is granted as contemplated by clause 6.4 of this Agreement, ASR will grant to the Dry Creek South Sublessee a sublease of the portions of the Dry Creek South Site identified in the photograph in Annexure H and in accordance with clause 8.2 and 8.3 of the Lease, for a term equal to the unexpired term of the Lease less one hour (the “Dry Creek South Sublease”).

The area of the Dry Creek South Site to be subleased to the Dry Creek South Sublessee is identified in Annexure H. This identification is not to survey standard. Accordingly, between execution of this agreement and Completion, the parties will procure the preparation of plans to survey standard to be incorporated as the description of the subleased area.

ASR and the Dry Creek South Sublessee will take all reasonable steps to procure any necessary consent under Town Planning legislation in South Australia for the Dry Creek South Sublease.

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A commercial rent will be payable under the Dry Creek South Sublease as required by the Lease on the basis that that rent is passed through to the State under the Lease. The parties will however consider whether the arrangements contemplated in this Schedule 11 can be achieved to QR’s satisfaction without a sublease being granted or with some modification to the rent otherwise required to be paid and passed through to the State so as to facilitate the further development of the Dry Creek South Site.

For the avoidance of doubt, the subleased area under the Dry Creek South Sublease does not include the Motive Power Centre or the Wagon Maintenance Facility which are currently sub-leased to EDI under the EDI Contract. On termination of the EDI Contract, EDI’s sub-lease will terminate and subject to paragraph (i) below, the Motive Power Centre will continue to be leased by ASR under the South Australian Lease, but the Dry Creek South Sub-Lease will extend to the Wagon Maintenance Facility, provided that the Sub-Lease and any lease granted as contemplated by clause 6.4 of this Agreement secures for the benefit of ASR rights of access to the Wagon Maintenance Facility for a term equal to the term of the South Australian Lease. ASR will facilitate any negotiations which QR may wish to undertake with EDI in relation to modification or relinquishment of EDI’s tenure of the Wagon Maintenance Facility to accommodate further development of the Dry Creek South Site.

During the term of the Dry Creek South Sublease and any lease granted as contemplated by clause 6.4 of this Agreement, QR and AWR will grant ASR access to the Office and the Train Control Centre (and associated facilities such as car parking) so they can be used by ASR in accordance with their current use.

For the avoidance of doubt, but subject to paragraphs (i) and (ii) below, the Dry Creek South Sublessee has the right to develop the land subleased under the Dry Creek South Sublease as it sees fit including the development of an intermodal terminal and warehousing facility.

In relation to the ASR Contemplated Olympic Dam Facility the parties acknowledge and agree that:

(i)	QR proposes to construct facilities (“QR Contemplated Facilities”) which will accommodate, but not be restricted to, the functional requirements of the ASR Contemplated Olympic Dam Facility. ASR and QR will consult with each other in respect of meeting the functional requirements of the ASR Contemplated Olympic Dam Facility, the capital costs of that part of the QR Contemplated Facilities that are to be used by ASR with a view to reaching agreement in relation to the charges (based on reasonable terms and conditions) to be paid to QR in respect of ASR’s use of the QR Contemplated Facilities.

Subject to ASR and QR reaching agreement in relation to ASR’s access to and use of the QR Contemplated Facilities

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for the purpose of the Olympic Dam project QR will proceed to construct and complete sufficient of the QR Contemplated Facilities to meet the agreed requirements of ASR; or

(ii)	if QR and ASR do not reach agreement as contemplated in paragraph (i) above QR will proceed with development of a facility to meet the functional requirements of the ASR Contemplated Olympic Dam Facility subject to ASR entering into a contract for the provision of rail haulage services in respect of the Olympic Dam project within 6 months of Completion. The costs of development of that facility will be borne by QR on an open book basis. The capital costs of development of that part of that facility and the cost of such capital based on QR’s weighted average cost of capital during that period will be recouped by QR over the useful life of that facility through charges for use of that facility. Subject to ASR and QR reaching agreement in relation to ASR’s access to and use of that facility on the basis set out above QR will proceed to construct and complete that facility so as to meet the agreed requirements of ASR;

(iii)	the Dry Creek South Sublessee will have the sole discretion to either operate the facility to be used by ASR for the Olympic Dam project or appoint a party to operate the facility with the exception of the warehouse which will be used and operated by ASR for the purposes of the Olympic Dam project. The Dry Creek South Sublessee will impose an operating charge based on commercial terms for the terminal services.

At any time during the term of the Dry Creek South Sublease and any lease granted as contemplated by clause 6.4 of this Agreement, and upon reasonable notice to ASR, QR may elect to:

(i)	at QR’s cost, cause the construction of office accommodation equivalent to the Office at an agreed site elsewhere; and

(ii)	upon practical completion of such construction require ASR to vacate the Office.

ASR will take all reasonable steps (but not the expenditure of monies) to assist QR in the construction of office accommodation at the Dry Creek South Site.

Thereafter, the Dry Creek South Sublessee may redevelop (including removal of existing facilities) and use the current Office site as it thinks fit, subject to the terms of the South Australian Lease.

(b)	The Dry Creek South Sublessee will in respect of the Dry Creek South Site comply with and assume all obligations contained in the Lease in so far as it relates to the area subleased under the Dry Creek South Sublease as if it were the lessee under the Lease in substitution of ASR. Whilst the Transfield Maintenance Contract is on foot, the railway infrastructure at the Dry Creek South Site will be maintained in accordance with that contract. There after the railway

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infrastructure will be maintained by the Dry Creek South Sublessee. ASR will be responsible for the cost of maintaining the broad gauge railway infrastructure that is made available for its use at the Dry Creek South Site.

(c)	The Dry Creek South Sublessee will not, either directly or indirectly, do anything which may result in:

(i)	ASR being in breach of the Lease;

(ii)	the cost to ASR of complying with the Lease increasing;

(iii)	termination of the Lease; or

(iv)	the disturbance of Railway Operations.

(d)	The Dry Creek South Sublessee will indemnify ASR against any liability or loss arising from, and costs incurred in connection with:

(i)	damage, loss, injury or death to the extent it is caused or contributed to by the act, negligence or default of the Dry Creek South Sublessee or any Related Entity of the Dry Creek South Sublessee or any of its or their Representatives; and

(ii)	ASR doing anything which the Dry Creek South Sublessee must do under the Lease but has not done; and

(iii)	any person exercising, or attempting to exercise, a right or remedy in connection with the Lease after the Dry Creek South Sublessee defaults; and

(iv)	the Lease being terminated as a result of the Dry Creek South Sublessee’s breach, and

The Dry Creek South Sublessee will agree to pay amounts due under this indemnity on demand from ASR.

(e)	ASR will indemnify the Dry Creek South Sublessee, AWR and QR against any liability or loss arising from, and costs incurred in connection with damage, loss, injury or death to the extent it is caused or contributed to by the act, negligence or default of ASR or any Related Entity of ASR or any of its or their Representatives.

(f)	The Dry Creek South Sublessee will release ASR from, and will agree that ASR is not liable for, liability or loss arising from, and costs incurred in connection with:

(i)	damage, loss, injury or death except to the extent it is caused or contributed to by the act, negligence or default of ASR or any Related Entity of ASR or any of its or their Representatives; and

(ii)	anything ASR is permitted or required to do under the Lease; and

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(iii)	anything the Lessor is permitted or required to do under the Lease;

(iv)	anything which prevents the Dry Creek South Sublessee from carrying out the Railway Operations, except to the extent it is caused or contributed to by the act, negligence or default of ASR or any Related Entity of ASR or any of its or their Representatives.

(g)	The Dry Creek South Sublessee will agree to promptly pay or reimburse ASR for ASR’s reasonable costs in connection with:

(i)	obtaining any consents ASR must obtain;

(ii)	considering requests for approvals;

(iii)	ASR’s costs in connection with the Dry Creek South Sublessee’s default, including enforcing rights (or considering doing so);

(iv)	all Duty; and

(v)	everything the Dry Creek South Sublessee must do under the Lease,

The Dry Creek South Sublessee will agree to pay amounts due under this term on demand from ASR.

(h)	The Dry Creek South Sublease will contain usual events of default giving termination rights, such as non-payment of money, actions which result in ASR being in breach of the Lease and insolvency of AWR.

(i)	ASR covenants that it will not directly or indirectly do anything which would result in termination of the Lease and therefore the Dry Creek South Sublease. During the term of the Dry Creek South Sublease ASR must not assign or otherwise dispose of the Lease at least in so far as it relates the Dry Creek South Site or dispose of its interest in the Dry Creek South Site.

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Schedule 13 - Term Sheet for Right of First Refusal – Assets

1.1	Intention to sell

If ASR intends to sell, offer for sale, long-term lease (a “long-term lease” being, for the purposes of this schedule 13, a lease for a term of more than one year), offer for long-term lease or negotiate an offer for sale or long-term lease with a third party in relation to any of:

(a)	the CL/AL Standard Gauge Locomotives; or

(b)	the Motive Power Centre; or

(c)	the 422 Locomotives or

(d)	the FreightLink Wagons; or

(e)	all or any substantial part of the business and assets of the SA/NT Subsidiaries (“Business”); or

(f)	its interest in the Port Augusta Facility

(each an “Available Asset”) at any time after Completion ASR must within 10 Business Days give QR written notice of that intention, such notice to include the consideration (which must be cash consideration) and other proposed terms of such sale or lease (the “Proposed Terms”).

1.2	Third party offer

If other than in response to efforts undertaken in accordance with clause 1.1, ASR receives an offer (which must be for cash consideration or the cash equivalent of which must be specified by ASR) from a third party to purchase or take a long-term lease of an Available Asset (an “Offer”) at any time after Completion which ASR intends to accept, subject to QR agreeing to confidentiality obligations reasonably required by such third party ASR must within 10 Business Days give QR or arrange for QR to receive:

(a)	written notice that it has received and intends to accept the Offer;

(b)	a copy of the Offer or otherwise a statement outlining the material terms and conditions of the Offer; and

(c)	written confirmation from ASR or, if an agent procured the Offer, that agent, to the effect that, to the best of its knowledge, the Offer is genuine and bona fide.

1.3	QR’s right to purchase or take long-term lease

Within 14 days (or 30 days in respect of the Motive Power Centre or the Business or the Port Augusta Facility) of ASR complying with paragraph 1.1 or, as the case may be, 1.2, QR may by written notice to ASR elect to purchase or, as the case may be, take a long-term lease of the Available Asset on identical terms and conditions as the terms and conditions contained in the

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Offer or the Proposed Terms (as the case may be), subject to paragraph 1.4. ASR will during that time provide QR which such information concerning the asset offered for sale or lease as QR reasonably requires to decide whether or not to accept the Offer or the Proposed Terms.

1.4	Contract to purchase or take long-term lease

Upon receipt of written notice from QR under paragraph 1.3, ASR and QR must enter into a contract for the purchase or, as the case may be, long-term lease of the Available Asset by QR. This contract is to be prepared by ASR’s solicitors and is to contain terms and conditions which reflect the terms and conditions of the Offer or the Proposed Terms (as the case may be).

1.5	Failure of QR to give notice

If QR does not provide written notice under paragraph 1.3, ASR may enter into a binding agreement under the Proposed Terms or accept the Offer (as the case may be) on terms and conditions no more favourable to the purchaser or, as the case may be, lessee than the Proposed Terms or, as the case may be, the terms and conditions provided to QR under paragraph 1.2 and, for the avoidance of doubt, the right of first refusal contemplated by this schedule 13 shall cease to apply in respect of any relevant Available Asset that is so sold. An Available Asset that is leased remains subject to the right of first refusal on expiration of the relevant lease.

1.6	Changes in Offer or Proposed Contract

For the avoidance of doubt, any material change to the terms or conditions (including, without limitation a waiver of any condition) of an Offer or the Proposed Terms favourable to the purchaser or, as the case may be, the lessee (but, for the avoidance of doubt, no other change to such terms and conditions) will be deemed to constitute a fresh Offer or fresh intention to sell or lease (as the case may be) for the purposes of this schedule 13 and will oblige ASR to comply with this schedule 13 afresh.

1.7	Exclusions

Notwithstanding anything in this schedule 13, the provisions of this schedule 13 (other than this paragraph 1.7) do not apply to any transaction between WRH or any of its Related Entities on the one hand and GWI or any of its Related Entities, on the other hand, provided that the relevant Related Entity agrees with QR (on terms and conditions satisfactory to QR acting reasonably) to be bound in respect of the relevant asset to the terms of this schedule 13 The provisions of this schedule 13 (other than this paragraph 1.7) shall cease to have effect upon and following a transfer of the Available Shares (as defined in schedule 14) in accordance with schedule 14.

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Schedule 14 - Term Sheet for Right of First Refusal - Shares in SA/NT Buyer

1.1	Intention to sell

If the Sellers intend to sell, offer for sale or negotiate an offer for sale received from a third party in relation to all or a majority of the issued equity share capital of the SA/NT Buyer or any transaction that involves the issue of new equity in excess of 50% of the issued and new equity or that otherwise effects a change of control of the SA/NT Buyer (the “Available Shares”) at any time after Completion, the Sellers must within 10 Business Days give QR written notice of that intention, such notice to include the consideration (which must be cash consideration) and the other proposed terms of such sale (the “Proposed Terms”).

1.2	Third party offer

If the Sellers receive an offer (which must be for cash consideration or the cash equivalent of which must be specified by the Sellers) from a third party to purchase the Available Shares (an “Offer”) at any time after Completion which the Sellers intend to accept, subject to QR agreeing to confidentiality obligations reasonably required by such third party the Sellers must within 10 Business Days give QR or arrange for QR to receive:

(a)	written notice that they have received and intend to accept the Offer;

(b)	a copy of the Offer or otherwise a statement outlining the terms and conditions of the Offer; and

(c)	written confirmation from the Sellers or, if an agent procured the Offer, that agent, to the effect that, to the best of its or their knowledge, the Offer is genuine and bona fide.

1.3	QR’s right to purchase

Within 30 days of the Sellers complying with paragraph 1.1 or, as the case may be, 1.2, QR may by written notice to the Sellers, elect to purchase the Available Shares on identical terms and conditions as the terms and conditions contained in the Offer or the Proposed Terms (as the case may be), subject to paragraph 1.4 except that where the consideration for the Available Shares is not cash, QR may pay cash of equivalent value. ASR will during that time provide QR which such information concerning the sale as QR reasonably requires to decide whether or not to accept the Offer or the Proposed Terms.

1.4	Contract to purchase

Upon receipt of written notice from QR under paragraph 1.3, the Sellers and QR must enter into a contract for the purchase of the Available Shares by QR. This contract is to be prepared by the Sellers’ solicitors and is to contain terms and conditions which reflect the terms and conditions of the Offer or the Proposed Terms (as the case may be).

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1.5	Failure of QR to give notice

If QR does not provide written notice under paragraph 1.3, the Sellers may accept the Offer or sell the Available Shares on terms and conditions no more favourable to the purchaser than the Proposed Terms or, as the case may be, the terms and conditions provided to QR under paragraph 1.2.

1.6	Changes in Offer or Proposed Contract

For the avoidance of doubt, any material change to the terms or conditions (including, without limitation a waiver of any condition) of an Offer or the Proposed Terms favourable to the purchaser (but, for the avoidance of doubt, no other change to such terms and conditions) will be deemed to constitute a fresh Offer or fresh intention to sell (as the case may be) for the purposes of this schedule 14 and will oblige the Sellers to comply with this schedule 14 afresh.

1.7	Timing

The sale of the Available Shares must be fully and unconditionally completed within a period of 180 days after expiry of the period referred to in paragraph 1.3, after which the provisions of this schedule 14 apply afresh.

1.8	Exclusions

Notwithstanding anything in this schedule 14, the provisions of this schedule 14 (other than this paragraph 1.8) do not apply to any transaction between WRH or any of its Related Entities on the one hand and GWI or any of its Related Entities, on the other hand provided that the relevant Related Entity agrees with QR (on terms and conditions satisfactory to QR, acting reasonably) to be bound by the terms of this schedule 14 in relation to the SA/NT Buyer.

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Schedule 15 - Term Sheet for Parkeston lease

Landlord: ASR

Tenant: AWR

Term: 3 years, without option to renew

Rent: $27,000 (plus GST) per annum, payable annually in advance

Rent reviews: none

CPI Adjustment: N/A

Option to purchase: exercisable at any time after the first anniversary of commencement of the lease until expiry of the lease, at an exercise price of $300,000 (plus GST). No fee for grant of option.

Rates, services and other outgoings: AWR liable for all outgoings, rates, taxes and service charges

Insurance: AWR to maintain public liability insurance (in an amount not less than that specified by ASR (acting reasonably)) and other insurances required by law or which, in ASR’s opinion, a prudent tenant would take out. Insurance to be in the names of AWR and ASR

Indemnities: as usual for a lease of this nature, including AWR indemnifying ASR against damage, loss, injury or death to the extent caused or contributed to by AWR’s (or its employees’) acts or omissions

Release: usual for a lease of this nature, including ASR not liable for damage, loss, injury or death except to the extent caused or contributed to by ASR’s negligence or default

Restriction on use – permitted uses are all uses permitted by applicable zoning or town planning laws.

Maintenance obligations: usual maintenance, repair and clean-up obligations (including in relation to plant and equipment at the premises) for a lease of this nature.

Transfer and sub-letting: AWR may not transfer or sub-let, and securities may not be created over, AWR’s interest in the lease without ASR’s approval

Landlord’s rights: rights of entry on reasonable notice, rights to make good if AWR is in default of maintenance, repair or clean-up obligations

Costs: as usual for a lease of this nature, including AWR reimbursing ASR for stamp duty, considering and obtaining approvals, costs of AWR’s default and costs in connection with AWR’s works

Default: ASR may terminate lease for AWR’s breach of an essential term, AWR’s unremedied breach of other terms (in both cases, subject to a suitable cure period), or AWR’s insolvency

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Share Sale Agreement

Signing page

DATED: 14 February 2006

SIGNED by GENE T. TILBROOK as attorney for WESFARMERS LIMITED under power of attorney dated 13 Feb. 2006 in the presence of:
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/s/ Daniel Kirk		/s/ Gene T. Tilbrook
Signature of witness		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

DANIEL KIRK
Name of witness (block letters)

SIGNED by GENE T. TILBROOK as attorney for WESFARMERS RAILROAD HOLDINGS PTY LTD under power of attorney dated 13 February 2006 in the presence of:
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/s/ Daniel Kirk		/s/ Gene T. Tilbrook
Signature of witness		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

DANIEL KIRK
Name of witness (block letters)

EXECUTED by GENESEE & WYOMING, INC. in accordance with its constitution by authority of its directors:	) ) ) ) ) )
	) ) ) ) ) )	/s/ Mark W. Hastings
Signature of director

MARK W. HASTINGS
Name of director (block letters)

© Mallesons Stephen Jaques final ssa agmt- filed schedules	Share Sale Agreement 14 February 2006

SIGNED by MARK W. HASTINGS as attorney for GWI HOLDINGS PTY LTD under power of attorney dated 12 February 2006 in the presence of:
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/s/ Daniel Kirk		/s/ Mark W. Hastings
Signature of witness		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
DANIEL KIRK
Name of witness (block letters)

SIGNED by BERRY TALINTYRE as attorney for BABCOCK & BROWN WA RAIL PTY LTD under power of attorney dated 10 February 2006 in the presence of:
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/s/ W. Napier		/s/ Berry Talintyre
Signature of witness		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
W. NAPIER
Name of witness (block letters)

SIGNED by STEVEN CANTWELL as attorney for QRNATIONAL WEST PTY LTD under power of attorney dated 13 Feb. 2006 in the presence of:
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/s/ Bruce Adkins		/s/ Stephen Cantwell
Signature of witness		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

BRUCE ADKINS
Name of witness (block letters)

© Mallesons Stephen Jaques final ssa agmt- filed schedules	Share Sale Agreement 14 February 2006

SIGNED by MARK W. HASTINGS as attorney for AUSTRALIA SOUTHERN RAILROAD PTY LTD under power of attorney dated 13 Feb. 2006 in the presence of:
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/s/ Daniel Kirk		/s/ Mark W. Hastings
Signature of witness		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

DANIEL KIRK
Name of witness (block letters)

SIGNED by TOM O’LEARY as attorney for AUSTRALIA WESTERN RAILROAD PTY LTD under power of attorney dated 13 Feb. 2006 in the presence of:
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/s/ Daniel Kirk		/s/ Tom O’Leary
Signature of witness		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

DANIEL KIRK
Name of witness (block letters)

SIGNED by GENE T. TILBROOK as attorney for AUSTRALIAN RAILROAD GROUP PTY LTD under power of attorney dated 13 Feb. 2006 in the presence of:
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) ) ) ) ) )
/s/ Daniel Kirk		/s/ Gene T. Tilbrook
Signature of witness		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

DANIEL KIRK
Name of witness (block letters)

© Mallesons Stephen Jaques final ssa agmt- filed schedules	Share Sale Agreement 14 February 2006